Exhibit 10.4

EXECUTION VERSION

SECOND AMENDMENT

SECOND AMENDMENT, dated as of May 17, 2011 (this “Amendment”), to the First Lien Loan Agreement, dated as of November 3, 2010 (as amended by the First Amendment dated as of January 19, 2011, and as may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Fifth Third Processing Solutions, LLC, a Delaware limited liability company (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), Goldman Sachs Lending Partners LLC, as administrative agent and collateral agent (in such capacity, the “Administrative Agent”), and the other agents parties thereto.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrower;

WHEREAS, the Borrower has requested that the Lenders effect certain amendments and modifications to the Credit Agreement as described herein;

WHEREAS, such amendments and modifications shall include the addition of (i) a new term loan facility having the same maturity date as the existing Term B Loans (the “New Term B-1 Loan Facility”; the loans thereunder, the “New Term B-1 Loans”) and (ii) a new term loan facility having a maturity date one year after the maturity date applicable to the New Term B-1 Loans (the “New Term B-2 Loan Facility”; the loans thereunder, the “New Term B-2 Loans”; together with the New Term B-1 Loans, the “New Term Loans”), in each case, pursuant to the final paragraph of Section 10.11(a) of the Credit Agreement, the proceeds of which New Term Loans shall be used in part to replace the outstanding Term B Loans;

WHEREAS, the New Term Loans will have the same terms as the Term B Loans currently outstanding under the Credit Agreement except as otherwise set forth herein;

WHEREAS, each existing Term B Lender (each, an “Existing Term B Lender”; the existing Term B Loans held by it, its “Existing Term B Loan”) that executes and delivers a signature page to this Amendment in the form of Annex I hereto (a “B-1 Lender Addendum”) and in connection therewith agrees to continue all of its outstanding Existing Term B Loans as New Term B-1 Loans (such continued Term B Loans, the “Continued Term B-1 Loans”, and such Lenders, collectively, the “Continuing Term B-1 Lenders”) will thereby (i) agree to the terms of this Amendment and (ii) agree to continue all of its Existing Term B Loans outstanding on the Term Loan Funding Date (as defined below) as New Term B-1 Loans in a principal amount equal to the aggregate principal amount of such Existing Term B Loans so continued;

WHEREAS, each Person (other than a Continuing Term B-1 Lender in its capacity as such) that agrees to make New Term B-1 Loans (collectively, the “Additional Term B-1 Lenders”) will make New Term B-1 Loans to the Borrower on the Term Loan Funding Date (the “Additional Term B-1 Loans”) in such amount (not in excess of any such commitment) as is determined by the Administrative Agent and notified to such Additional Term B-1 Lender;

WHEREAS, the Continuing Term B-1 Lenders and the Additional Term B-1 Lenders (collectively, the “New Term B-1 Lenders”) are severally willing to continue their Existing Term B Loans as New Term B-1 Loans and/or to make New Term B-1 Loans, as the case may be, subject to the terms and conditions set forth in this Amendment;

WHEREAS, each Existing Term B Lender that executes and delivers a signature page to this Amendment in the form provided by the Administrative Agent and in connection therewith agrees to continue all of its outstanding Existing Term B Loans as New Term B-2 Loans (such continued Term B Loans, the “Continued Term B-2 Loans”, and such Lenders, collectively, the “Continuing Term B-2 Lenders”) will thereby (i) agree to the terms of this Amendment and (ii) agree to continue all of its Existing Term B Loans outstanding on the Term Loan Funding Date as New Term B-2 Loans in a principal amount equal to the aggregate principal amount of such Existing Term B Loans so continued;

WHEREAS, each Person (other than a Continuing Term B-2 Lender in its capacity as such) that agrees to make New Term B-2 Loans (collectively, the “Additional Term B-2 Lenders”) will make New Term B-2 Loans to the Borrower on the Term Loan Funding Date (the “Additional Term B-2 Loans”, together with the Additional Term B-1 Loans, the “Additional New Term Loans”) in such amount (not in excess of any such commitment) as is determined by the Administrative Agent and notified to such Additional Term B-2 Lender;

WHEREAS, the Continuing Term B-2 Lenders and the Additional Term B-2 Lenders (collectively, the “New Term B-2 Lenders”) are severally willing to continue their Existing Term B Loans as New Term B-2 Loans and/or to make New Term B-2 Loans, as the case may be, subject to the terms and conditions set forth in this Amendment;

WHEREAS, the proceeds of the Additional New Term Loans will be used by the Borrower to (i) repay in full the outstanding principal amount of (x) the Existing Term B Loans that are not continued as New Term Loans hereunder and (y) the Second Lien Loans issued pursuant to the Second Lien Loan Agreement and (ii) pay accrued interest on any of the foregoing and any related premiums, fees and expenses;

WHEREAS, notwithstanding the foregoing, any Existing Term B Lender that does not become a Continuing Term B-1 Lender as contemplated hereby shall not otherwise be permitted to become an Additional Term B-1 Lender, a Continuing Term B-2 Lender or an Additional Term B-2 Lender, as applicable, unless approved by the Administrative Agent; and

WHEREAS, the Borrower, the Required Lenders, the New Term B-1 Lenders, the New Term B-2 Lenders and the Administrative Agent are willing to agree to this Amendment on the terms set forth herein;

NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

Section 1.                  Definitions.  Unless otherwise defined herein, terms defined in the Credit Agreement (as amended pursuant to Section 2 below) and used herein shall have the meanings given to them in the Credit Agreement.

Section 2.                  Amendments.  The Credit Agreement is hereby amended, effective as of the Term Loan Funding Date, in accordance with Exhibit A hereto: (a) by deleting each term thereof which is reflected in strike-through font and (b) by inserting each term thereof which is reflected in double underlined font, in each case in the place where such term appears therein.  A conformed copy of the Credit Agreement, as amended by this Amendment, is attached hereto as Exhibit A.

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Section 3.                  New Term B-1 Loans.

(a)          Subject to the terms and conditions set forth herein (i) each Continuing Term B-1 Lender agrees to continue all of its Existing Term B Loans as a New Term B-1 Loan on the date requested by the Borrower to be the Term Loan Funding Date in a principal amount equal to such Existing Term B Loans and (ii) each Additional Term B-1 Lender agrees to make a New Term B-1 Loan on such date to the Borrower in a principal amount equal to such Additional Term B-1 Lender’s New Term B-1 Loan Commitment (as defined below).  For purposes hereof, a Person may become a party to the Credit Agreement as amended hereby and a New Term B-1 Lender as of the Second Amendment Effective Date (as defined below) by executing and delivering to the Administrative Agent, on or prior to the Second Amendment Effective Date, a B-1 Lender Addendum in its capacity as a New Term B-1 Lender.  The Borrower shall give notice to the Administrative Agent of the proposed Term Loan Funding Date not later than one Business Day prior thereto, and the Administrative Agent shall notify each New Term B-1 Lender thereof.  For the avoidance of doubt, the Existing Term B Loans of a Continuing Term B-1 Lender must be continued in whole and may not be continued in part unless approved by the Administrative Agent.

(b)         Each Additional Term B-1 Lender will make its New Term B-1 Loan on the Term Loan Funding Date by making available to the Administrative Agent, in the manner contemplated by Section 2.5 of the Credit Agreement, an amount equal to its New Term B-1 Loan Commitment.  The “New Term B-1 Loan Commitment” of any Additional Term B-1 Lender will be such amount (not exceeding any commitment offered by such Additional Term B-1 Lender) allocated to it by the Administrative Agent and notified to it on or prior to the Term Loan Funding Date.  The commitments of the Additional Term B-1 Lenders and the continuation undertakings of the Continuing Term B-1 Lenders are several and no such Lender will be responsible for any other such Lender’s failure to make or acquire by continuation its New Term B-1 Loan.  The New Term B-1 Loans may from time to time be Base Rate Loans or Eurodollar Loans, as determined by the Borrower and notified to the Administrative Agent as contemplated by Section 2.5 of the Credit Agreement.  The New Term B-1 Lenders hereby agree to waive the notice requirements of Section 2.8(a) of the Credit Agreement and any indemnity claim for LIBOR breakage costs under Section 8.1(a) of the Credit Agreement in connection with the prepayment or replacement of Existing Term B Loans contemplated hereby.

(c)          The obligation of each New Term B-1 Lender to make or acquire by continuation New Term B-1 Loans on the Term Loan Funding Date is subject to the satisfaction of the conditions set forth in Section 5 of this Amendment.

(d)         On and after the Term Loan Funding Date, each reference in the Credit Agreement to “Term B Loans” shall be deemed a reference to the New Term Loans contemplated hereby, except as the context may otherwise require.  Notwithstanding the foregoing, the provisions of the Credit Agreement with respect to indemnification, reimbursement of costs and expenses, increased costs and break funding payments shall continue in full force and effect with respect to, and for the benefit of, each Existing Term B Loan Lender in respect of such Lender’s Existing Term B Loans.

(e)          The continuation of Continued Term B-1 Loans may be implemented pursuant to other procedures specified by the Administrative Agent (in consultation with the Borrower), including by repayment of Continued Term B-1 Loans of a Continuing Term B-1 Lender from the proceeds of New Term B-1 Loans followed by a subsequent assignment to it of New Term B-1 Loans in the same amount.

Section 4.                  New Term B-2 Loans.

(a)          Subject to the terms and conditions set forth herein (i) each Continuing Term B-2 Lender agrees to continue all of its Existing Term B Loans as a New Term B-2 Loan on the date requested by the Borrower to be the Term Loan Funding Date in a principal amount equal to such Existing Term B Loans

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and (ii) each Additional Term B-2 Lender agrees to make a New Term B-2 Loan on such date to the Borrower in a principal amount equal to such Additional Term B-2 Lender’s New Term B-2 Loan Commitment (as defined below).  For purposes hereof, a Person may become a party to the Credit Agreement as amended hereby and a New Term B-2 Lender as of the Second Amendment Effective Date by executing and delivering to the Administrative Agent, on or prior to the Second Amendment Effective Date, a signature page in its capacity as a New Term B-2 Lender.  The Borrower shall give notice to the Administrative Agent of the proposed Term Loan Funding Date not later than one Business Day prior thereto, and the Administrative Agent shall notify each New Term B-2 Lender thereof.  For the avoidance of doubt, the Existing Term B Loans of a Continuing Term B-2 Lender must be continued in whole and may not be continued in part unless approved by the Administrative Agent.

(b)         Each Additional Term B-2 Lender will make its New Term B-2 Loan on the Term Loan Funding Date by making available to the Administrative Agent, in the manner contemplated by Section 2.5 of the Credit Agreement, an amount equal to its New Term B-2 Loan Commitment.  The “New Term B-2 Loan Commitment” of any Additional Term B-2 Lender will be such amount (not exceeding any commitment offered by such Additional Term B-2 Lender) allocated to it by the Administrative Agent and notified to it on or prior to the Term Loan Funding Date.  The commitments of the Additional Term B-2 Lenders and the continuation undertakings of the Continuing Term B-2 Lenders are several and no such Lender will be responsible for any other such Lender’s failure to make or acquire by continuation its New Term B-2 Loan.  The New Term B-2 Loans may from time to time be Base Rate Loans or Eurodollar Loans, as determined by the Borrower and notified to the Administrative Agent as contemplated by Section 2.5 of the Credit Agreement.  The New Term B-2 Lenders hereby agree to waive the notice requirements of Section 2.8(a) of the Credit Agreement and any indemnity claim for LIBOR breakage costs under Section 8.1(a) of the Credit Agreement in connection with the prepayment or replacement of Existing Term B Loans contemplated hereby.

(c)          The obligation of each New Term B-2 Lender to make or acquire by continuation New Term B-2 Loans on the Term Loan Funding Date is subject to the satisfaction of the conditions set forth in Section 5 of this Amendment.

(d)         The continuation of Continued Term B-2 Loans may be implemented pursuant to other procedures specified by the Administrative Agent (in consultation with the Borrower), including by repayment of Continued Term B-2 Loans of a Continuing Term B-2 Lender from the proceeds of New Term B-2 Loans followed by a subsequent assignment to it of New Term B-2 Loans in the same amount.

Section 5.                  Effectiveness.

(a)          This Amendment (other than as set forth in Section 5(c) below) shall become effective on the date upon which the following conditions shall have been satisfied (the “Second Amendment Effective Date”):

(1)          The Administrative Agent (or its counsel) shall have received (i) duly executed and completed counterparts hereof (in the form provided and specified by the Administrative Agent) that, when taken together, bear the signatures of each Loan Party and the Administrative Agent and (ii) the following signature pages, which in the aggregate constitute the Required Lenders: (x) B-1 Lender Addenda, executed and delivered by each Continuing Term B-1 Lender and/or (y) a signature page, executed and delivered by each Continuing Term B-2 Lender.

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(b)         Each New Term B-1 Lender shall make or acquire by continuation New Term B-1 Loans, and each New Term B-2 Lender shall make or acquire by continuation New Term B-2 Loans, on the date upon which the following conditions shall have been satisfied (the “Term Loan Funding Date”):

(1)          The Administrative Agent shall have received all fees required to be paid on or before the Term Loan Funding Date;

(2)          The Administrative Agent shall have received such documents and certificates as the Administrative Agent may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the transactions contemplated by this Amendment and any other legal matters relating to the Loan Parties, the Loan Documents or the transactions contemplated by this Amendment, all in form and substance reasonably satisfactory to the Administrative Agent;

(3)          To the extent invoiced at least one (1) Business Day prior to the Term Loan Funding Date, the Administrative Agent shall have received payment or reimbursement of its reasonable out-of-pocket expenses in connection with this Amendment and any other out-of-pocket expenses of the Administrative Agent required to be paid or reimbursed pursuant to the Credit Agreement, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent;

(4)          No Default or Event of Default shall have occurred and be continuing under the Credit Agreement; and

(5)          The Second Amendment Effective Date shall have occurred.

Notwithstanding anything to the contrary herein, the Term Loan Funding Date shall be no earlier than May 16, 2011 and in any event not later than May 20, 2011.

(c)          Notwithstanding any other provisions of this Amendment to the contrary, the Administrative Agent may appoint a fronting lender to act as the sole Additional Term B-1 Lender or the sole Additional Term B-2 Lender, as applicable, for purposes of facilitating funding on the Term Loan Funding Date, which, in the case of any such appointment, shall fulfill the obligations of (i) the Additional Term B-1 Lenders set forth in Section 3 hereof and (ii) the Additional Term B-2 Lenders set forth in Section 4 hereof.  Accordingly, in such case, any commitments submitted by or on behalf of an Additional Term B-1 Lender or an Additional Term B-2 Lender, as applicable, other than such fronting lender will be deemed ineffective unless accepted by the Administrative Agent in its sole discretion.

Section 6.                  Representations and Warranties.  The Borrower represents and warrants to each of the Lenders and the Administrative Agent that as of the Term Loan Funding Date:

(a)          This Amendment has been duly authorized, executed and delivered by it and this Amendment and the Credit Agreement, as amended hereby, constitutes its valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)         Each of the representations and warranties set forth in Section 5 of the Credit Agreement are true and correct in all material respects on and as of the Term Loan Funding Date with the same effect as though made on and as of the Term Loan Funding Date; provided that (i) to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all

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material respects as of such earlier date, and (ii) any representation and warranty that is qualified as to “Material Adverse Effect” or similar language shall be true and correct in all respects on such respective dates.

Section 7.                  Effect of Amendment.

(a)          Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

(b)         Each Loan Party agrees that (a) all of its obligations, liabilities and indebtedness under such Loan Document, including guarantee obligations, shall remain in full force and effect on a continuous basis after giving effect to this Amendment; (b) all of the Liens and security interests created and arising under such Loan Documents remain in full force and effect on a continuous basis, and the perfected status and priority of each such Lien and security interest continues in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, after giving effect to this Amendment as collateral security for its obligations, liabilities and indebtedness under the Credit Agreement and under its guarantees in the Loan Documents; and (c) all Obligations under the Loan Documents are payable or guaranteed, as applicable, by each of the Loan Parties in accordance with the Credit Agreement and the other Loan Documents, and each Loan Party unconditionally and irrevocably waives any claim or defense in respect of the Obligations existing on, or arising out of facts occurring at any time on or prior, to the Term Loan Funding Date, including, without limitation, any claim or defense based on any right of set off or counterclaim and hereby ratifies and affirms each and every waiver of claims and defenses granted under the Loan Documents.

(c)          On and after the Term Loan Funding Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document shall be deemed a reference to the Credit Agreement as amended hereby.  This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

Section 8.                  General.

(a)          GOVERNING LAW.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW.

(b)         Costs and Expenses.  The Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.

(c)          Counterparts.  This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be

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deemed to constitute one and the same instrument.  Delivery of an executed signature page of this Amendment by email or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

(d)         Headings.  The headings of this Amendment are used for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

[remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

FIFTH THIRD PROCESSING SOLUTIONS, LLC
FTPS HOLDING, LLC
CARD MANAGEMENT COMPANY, LLC
NPC GROUP, INC.
NATIONAL PROCESSING COMPANY GROUP, INC.
NATIONAL PROCESSING MANAGEMENT COMPANY
NATIONAL PROCESSING COMPANY
BEST PAYMENT SOLUTIONS, INC.

By:	/s/ Mark Heimbouch
Name:	Mark Heimbouch
Title:	Executive Officer and Chief Financial Officer

[Signature Page — Second Amendment to FTPS 2010 Credit Agreement]

GOLDMAN SACHS LENDING PARTNERS, LLC, as
Administrative Agent

By:	/s/ Elizabeth Fischer
	Name:	Elizabeth Fischer
	Title:	Authorized Signatory

[Signature Page — Second Amendment to FTPS 2010 Credit Agreement]

GS Loan Partners I, L.P., as a New Term B-2 Lender

By:	/s/ Walter A. Jackson
	Name:	Walter A. Jackson
	Title:	Managing Director

[Signature Page — Second Amendment to FTPS 2010 Credit Agreement]

Lender Addenda on file with the Administrative Agent

EXHIBIT A

[Blackline of Conformed Credit Agreement]

EXHIBIT A

~~COMPOSITE CREDIT AGREEMENT COPYINCLUDING~~ TO THE ~~FIRST~~

SECOND AMENDMENT

~~DATED AS OF JANUARY 19, 2011~~

FIRST LIEN LOAN AGREEMENT

AMONG

FIFTH THIRD PROCESSING SOLUTIONS, LLC,
a Delaware limited liability company, as Borrower

VARIOUS LENDERS
FROM TIME TO TIME PARTY HERETO,

BANK OF AMERICA, N.A., CREDIT SUISSE SECURITIES (USA) LLC and MORGAN STANLEY SENIOR FUNDING, INC., as Co-Syndication Agents,

FIFTH THIRD BANK, MORGAN STANLEY SENIOR FUNDING, INC. and SUNTRUST BANK, as Co-Documentation Agents,

and

GOLDMAN SACHS LENDING PARTNERS LLC,
as Administrative Agent and Collateral Agent,

DATED AS OF NOVEMBER 3, 2010

AS AMENDED BY THE FIRST AMENDMENT~~DATED~~ DATED AS OF JANUARY 19, 2011 AND THE SECOND AMENDMENT DATED AS OF MAY 17, 2011

GOLDMAN SACHS LENDING PARTNERS LLC and J.P. MORGAN SECURITIES LLC, as Joint Lead Arrangers,

and

GOLDMAN SACHS LENDING PARTNERS LLC, J.P. MORGAN SECURITIES LLC, CREDIT SUISSE SECURITIES (USA) LLC, MORGAN STANLEY SENIOR FUNDING, INC. and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED (successor-in-interest to Banc of America Securities LLC), as Joint Book Runners.

TABLE OF CONTENTS

SECTION	HEADING	PAGE

SECTION 1.	Definitions; Interpretation	1

Section 1.1.	Definitions	1
Section 1.2.	Interpretation	~~35~~32
Section 1.3.	Change in Accounting Principles	~~36~~32

SECTION 2.	The Loan Facilities	~~36~~33

Section 2.1.	The Term B Loans	~~36~~33
Section 2.2.	Revolving Credit Commitments	~~36~~33
Section 2.3.	Letters of Credit	~~37~~33
Section 2.4.	Applicable Interest Rates	~~40~~36
Section 2.5.	Manner of Borrowing Loans and Designating Applicable Interest Rates	~~41~~37
Section 2.6.	Minimum Borrowing Amounts; Maximum Eurodollar Loans	~~43~~38
Section 2.7.	Maturity of Loans	~~43~~38
Section 2.8.	Prepayments	~~43~~39
Section 2.9.	Place and Application of ~~Payments~~	~~47~~Payment	42
Section 2.10.	Commitment Terminations	~~48~~43
Section 2.11.	Swing Loans	~~48~~44
Section 2.12.	Evidence of Indebtedness	~~50~~45
Section 2.13.	Fees	~~50~~45
Section 2.14.	Incremental Credit Extensions	~~51~~46

SECTION 3.	Conditions Precedent	~~53~~48

Section 3.1.	All Credit Extensions	~~53~~48
Section 3.2.	Initial Credit Extension	~~54~~48

SECTION 4.	The Collateral And the Guaranty	~~58~~52

Section 4.1.	Collateral	~~58~~52
Section 4.2.	Liens on Real Property	~~58~~52
Section 4.3.	Guaranty	~~59~~53
Section 4.4.	Further Assurances	~~59~~53
Section 4.5.	Limitation on Collateral	~~59~~53

SECTION 5.	Representations and Warranties	~~59~~53

Section 5.1.	Financial Statements	~~59~~53
Section 5.2.	Organization and Qualification	~~60~~54
Section 5.3.	Authority and Enforceability	~~60~~54
Section 5.4.	No Material Adverse Change	~~61~~55
Section 5.5.	Litigation and Other Controversies	~~61~~55

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Section 5.6.	True and Complete Disclosure	~~61~~55
Section 5.7.	Use of Proceeds; Margin Stock	~~62~~55
Section 5.8.	Taxes	~~62~~56
Section 5.9.	ERISA	~~62~~56
Section 5.10.	Subsidiaries	~~63~~56
Section 5.11.	Compliance with Laws	~~63~~56
Section 5.12.	Environmental Matters	~~63~~56
Section 5.13.	Investment Company	~~63~~57
Section 5.14.	Intellectual Property	~~63~~57
Section 5.15.	Good Title	~~64~~57
Section 5.16.	Labor Relations	~~64~~57
Section 5.17.	Capitalization	~~64~~57
Section 5.18.	Governmental Authority and Licensing	~~64~~57
Section 5.19.	Approvals	~~64~~58
Section 5.20.	Solvency	~~65~~58
Section 5.21.	Foreign Assets Control Regulations and Anti-Money Laundering	~~65~~58
~~Section 5.22.~~	~~Senior Indebtedness~~	~~65~~

SECTION 6.	Covenants	~~65~~58

Section 6.1.	Information Covenants	~~65~~58
Section 6.2.	Inspections	~~68~~61
Section 6.3.	Maintenance of Property, Insurance, Environmental Matters, etc.	~~69~~61
Section 6.4.	Books and Records	~~69~~62
Section 6.5.	Preservation of Existence	~~69~~62
Section 6.6.	Compliance with Laws	~~70~~62
Section 6.7.	ERISA	~~70~~62
Section 6.8.	Payment of Taxes	~~70~~62
Section 6.9.	Designation of Subsidiaries	~~70~~63
Section 6.10.	Interest Rate Protection	~~71~~63
Section 6.11.	Contracts with Affiliates	~~71~~63
Section 6.12.	No Changes in Fiscal Year	~~72~~64
Section 6.13.	Change in the Nature of Business; Limitations on the Activities of Holdco	~~72~~64
Section 6.14.	Indebtedness	~~73~~65
Section 6.15.	Liens	~~77~~68
Section 6.16.	Consolidation, Merger, Sale of Assets, etc.	~~80~~71
Section 6.17.	Advances, Investments and Loans	~~81~~72
Section 6.18.	Restricted Payments	~~83~~74
Section 6.19.	Limitation on Restrictions	~~85~~76
Section 6.20.	Optional Payments of Certain Indebtedness; Modifications of Certain Indebtedness and Organizational Documents	~~86~~77
Section 6.21.	OFAC	~~87~~77
Section 6.22.	Financial Covenants	~~87~~77
Section 6.23.	Maintenance of Rating	~~88~~78
Section 6.24.	Limitation on Non-Material Subsidiaries	~~88~~78
Section 6.25.	Post-Closing Obligations	~~88~~78

SECTION 7.	Events of Default and Remedies	~~88~~78

Section 7.1.	Events of Default	~~88~~78
Section 7.2.	Non Bankruptcy Defaults	~~90~~80
Section 7.3.	Bankruptcy Defaults	~~91~~81
Section 7.4.	Collateral for Undrawn Letters of Credit	~~91~~81
Section 7.5.	Notice of Default	~~91~~81
Section 7.6.	Equity Cure	~~91~~81

SECTION 8.	Change in Circumstances and Contingencies	~~92~~82

Section 8.1.	Funding Indemnity	~~92~~82
Section 8.2.	Illegality	~~93~~82
Section 8.3.	Reserved	~~93~~83
Section 8.4.	Yield Protection	~~93~~83
Section 8.5.	Substitution of Lenders	~~94~~84
Section 8.6.	Lending Offices	~~95~~84

SECTION 9.	The Administrative Agent	~~95~~85

Section 9.1.	Appointment and Authorization of Administrative Agent	~~95~~85
Section 9.2.	Administrative Agent and its Affiliates	~~96~~85
Section 9.3.	Action by Administrative Agent	~~96~~85
Section 9.4.	Consultation with Experts	~~96~~86
Section 9.5.	Liability of Administrative Agent; Credit Decision; Delegation of Duties	~~97~~86
Section 9.6.	Indemnity	~~99~~87
Section 9.7.	Resignation of Administrative Agent and Successor Administrative Agent	~~99~~88
Section 9.8.	L/C Issuer	~~100~~89
Section 9.9.	Hedging Liability and Funds Transfer Liability and Deposit Account Liability Obligation Arrangements	~~100~~89
Section 9.10.	Designation of Additional Administrative Agents	~~101~~89
Section 9.11.	Authorization to Enter into, and Enforcement of, the Collateral Documents	~~101~~89
Section 9.12.	Authorization to Release Liens and Limit Amount of Certain Claims	~~101~~90

SECTION 10.	Miscellaneous	~~102~~90

Section 10.1.	Withholding Taxes	~~102~~90
Section 10.2.	No Waiver; Cumulative Remedies; Collective Action	~~105~~92
Section 10.3.	Non-Business Days	~~105~~93
Section 10.4.	Documentary Taxes	~~105~~93
Section 10.5.	Survival of Representations	~~105~~93
Section 10.6.	Survival of Indemnities	~~106~~93
Section 10.7.	Sharing of Set-Off	~~106~~93
Section 10.8.	Notices	~~106~~94
Section 10.9.	Counterparts	~~107~~95

Section 10.10.	Successors and Assigns; Assignments and Participations	~~107~~95
Section 10.11.	Amendments	~~112~~99
Section 10.12.	Heading	~~115~~101
Section 10.13.	Costs and Expenses; Indemnification	~~115~~101
Section 10.14.	Set-off	~~116~~102
Section 10.15.	Entire Agreement	~~116~~102
Section 10.16.	Governing Law	~~116~~102
Section 10.17.	Severability of Provisions	~~116~~102
Section 10.18.	Excess Interest	~~116~~102
Section 10.19.	Construction	~~117~~103
Section 10.20.	Lender’s Obligations Several	~~117~~103
Section 10.21.	USA Patriot Act	~~117~~103
Section 10.22.	Submission to Jurisdiction; Waiver of Jury Trial	~~117~~103
Section 10.23.	Treatment of Certain Information; Confidentiality	~~118~~103
~~Section 10.24.~~	~~Conflicts with Intercreditor Agreement.~~	~~119~~

Signature Page		S-1

EXHIBIT A	—	Notice of Payment Request
EXHIBIT B	—	Notice of Borrowing
EXHIBIT C	—	Notice of Continuation/Conversion
EXHIBIT D-1	—	Term B-1 Note
EXHIBIT D-2	—	Term B-2 Note
EXHIBIT D-3	—	Revolving Note
EXHIBIT D-~~3~~4	—	Swing Note
EXHIBIT E	—	Solvency Certificate
EXHIBIT F	—	Compliance Certificate
EXHIBIT G	—	Assignment and Assumption
EXHIBIT H-1	—	Form of Trademark Security Agreement
EXHIBIT H-2	—	Form of Patent Security Agreement
EXHIBIT H-3	—	Form of Copyright Security Agreement
~~EXHIBIT I~~	~~—~~	~~Form of Intercreditor~~
EXHIBIT J	—	Form of Security Agreement
EXHIBIT K	—	Form of Guaranty

SCHEDULE 1	—	Term B Loan Commitments and Revolving Credit Commitments as of the Closing Date
SCHEDULE 5.10	—	Subsidiaries
SCHEDULE 5.17	—	Capitalization
SCHEDULE 6.11	—	Contracts with Affiliates
SCHEDULE 6.14	—	Indebtedness
SCHEDULE 6.15	—	Liens
SCHEDULE 6.17	—	Investments
SCHEDULE 6.25	—	Post-Closing Obligations

FIRST LIEN LOAN AGREEMENT

This First Lien Loan Agreement is entered into as of November 3, 2010, by and among FIFTH THIRD PROCESSING SOLUTIONS, LLC, a Delaware limited liability company (the “Borrower”), the various institutions from time to time party to this Agreement, as Lenders, BANK OF AMERICA, N.A., CREDIT SUISSE SECURITIES (USA) LLC and MORGAN STANLEY SENIOR FUNDING, INC., as Co-Syndication Agents (the “Co-Syndication Agents”), FIFTH THIRD BANK, MORGAN STANLEY SENIOR FUNDING, INC. and SUNTRUST BANK, as Co-Documentation Agents (the “Co-Documentation Agents”) and GOLDMAN SACHS LENDING PARTNERS LLC, as administrative agent and collateral agent (the “Administrative Agent” or “Collateral Agent”).

The Borrower, NPC Group, Inc. (the “Target”), FTPS-BG Acquisition Corp. (“Merger Sub”), and National Processing Holdings, LLC, solely in its capacity as the representative of the Target’s stockholders, have entered into the Agreement and Plan of Merger (the “Acquisition Agreement”), dated September 15, 2010, which provides, subject to the terms and conditions set forth therein, that Merger Sub will merge with and into the Target, with the Target as the surviving corporation (the “NPC Acquisition”).  Immediately following the NPC Acquisition, the Target will be a direct or indirect subsidiary of the Borrower, with 100% of the common stock of the Target owned by the Borrower.

The Borrower has requested, and the Lenders have agreed to extend, certain credit facilities on the terms and conditions of this Agreement.  In consideration of the mutual agreements set forth in this Agreement, the parties to this Agreement agree as follows:

SECTION 1.                           DEFINITIONS; INTERPRETATION.

Section 1.1.                    Definitions.  The following terms when used herein shall have the following meanings:

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person (other than a Person that is a Restricted Subsidiary), or otherwise causing any Person to become a Restricted Subsidiary (other than in connection with the formation or creation of a Restricted Subsidiary), or (c) a merger or consolidation or any other combination with another Person (other than a Person that is already a Restricted Subsidiary), provided that the Borrower or a Restricted Subsidiary is the surviving entity.

“Acquisition Agreement” as defined in the preamble hereof.

“Additional Lender” means any Additional Revolving Lender or any Additional Term Lender, as applicable.

“Additional Revolving Lender” means, at any time, any bank or other financial institution that agrees to provide any portion of any Revolving Credit Commitment Increase pursuant to an Incremental Amendment in accordance with Section 2.14; provided that the relevant Persons under Section 10.10(b) (including those specified in the definition of “Eligible Assignee”) shall have consented to such Additional Revolving Lender’s providing such incremental revolving credit commitments, if such consent would be required under Section 10.10(b) for an assignment of Revolving Credit Commitments to such Additional Lender.

“Additional Term Lender” means, at any time, any bank or other financial institution that agrees to provide any portion of any Term Commitment Increase pursuant to an Incremental Amendment in accordance with Section 2.14; provided that the relevant Persons under Section 10.10(b) (including those specified in the definition of “Eligible Assignee”) shall have consented to such Additional Term Lender’s making such incremental term loans, if such consent would be required under Section 10.10(b) for an assignment of Loans to such Additional Lender.

“Adjusted LIBOR” means, (a) for any Borrowing of Term B-1 Loans that are Eurodollar Loans, a rate per annum equal to the greater of: (i) 1.25% and (ii) the quotient of (A) LIBOR, divided by (B) one minus the Reserve Percentage, (b) for any Borrowing of Term B-2 Loans that are Eurodollar Loans, a rate per annum equal to the greater of (i) 1.50% and (ii) the quotient of (A) LIBOR, divided by (B) one minus the Reserve Percentage and (~~b~~c) for any Borrowing of Revolving Loans that are Eurodollar Loans, a rate per annum equal to the quotient of (x) LIBOR, divided by (y) one minus the Reserve Percentage.

“Administrative Agent” means Goldman Sachs Lending Partners LLC, as contractual representative for itself and the other Lenders and any successor pursuant to Section 9.7 hereof.

“Administrative Questionnaire” means, with respect to each Lender, an Administrative Questionnaire in a form supplied by the Administrative Agent and duly completed by such Lender.

“Advent” means Advent International Corp.

“Affected Lender” is defined in Section 8.5 hereof.

“Affiliate” means any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, another Person.  A Person shall be deemed to control another Person for the purposes of this definition if such Person (i) possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise; or (ii) can vote 15% or more of the securities having ordinary voting power for the election of directors of such Person.

“Affiliated Lender” is defined in Section 10.10(h) hereof.

“Agreement” means this First Lien Loan Agreement, as the same may be amended, modified, restated, amended and restated or supplemented from time to time pursuant to the terms hereof.

“Applicable Laws” means, as to any Person, any law (including common law), statute, regulation, ordinance, rule, order, decree, judgment, consent decree, writ, injunction, settlement agreement or governmental requirement enacted, promulgated or imposed or entered into or agreed by any Governmental Authority, in each case applicable to or binding on such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

“Applicable Margin” means (a) with respect to Term B-1 Loans, (i) for Eurodollar Loans, ~~4.00~~3.25% per annum and (ii) for Base Rate Loans, ~~3.00~~2.25% per annum, (b) with respect to Term B-2 Loans, (i) for Eurodollar Loans, 3.50% per annum and (ii) for Base Rate Loans, 2.50% per annum, (c) with respect to any Swing Loans, the applicable percentage per annum set forth below under the caption “Base Rate Revolving Spread”, (~~c~~d) with respect to any Revolving Loan that is a Eurodollar Loan or a Base Rate Loan, the applicable percentage per annum set forth below under the caption “Eurodollar Revolving Spread” or “Base Rate Revolving Spread” and (~~d~~e) with respect to the Commitment Fee, 0.50% (in the case of clauses (~~b~~c) and (~~c~~d) above, based upon the Leverage Ratio as of the relevant date of determination):

Leverage Ratio	Eurodollar Revolving Spread	Base Rate Revolving Spread
Category 1 Greater than 3.5 to 1.00	3.50%	2.50%
Category 2 Less than or equal to 3.5 to 1.00 but greater than 2.5 to 1.00	3.25%	2.25%
Category 3 Less than or equal to 2.5 to 1.00	3.00%	2.00%

In respect of clauses (~~b~~c) and (~~c~~d) of this definition, each change in the Applicable Margin resulting from a change in the Leverage Ratio shall be effective on and after the date of delivery to the Administrative Agent of the financial statements required to be delivered pursuant to Section 6.1(a) or (b) and a Compliance Certificate indicating such change until and including the date immediately preceding the next date of delivery of such financial statements and the related Compliance Certificate indicating another such change.  Notwithstanding the foregoing, (x) until the Borrower shall have delivered the financial statements and the related Compliance Certificate covering a period that includes the first full fiscal quarter of the Borrower ended after the Closing Date, the Leverage Ratio shall be deemed to be in Category 1 for purposes of determining the Applicable Margin and (y) during the existence of any Event of Default under Section 7.1(a), (j) or (k), the Leverage Ratio shall be deemed to be in Category 1 for purposes of determining the Applicable Margin.  In addition, at the option of the Administrative Agent and the Required Lenders, at any time during which the Borrower has failed to deliver the financial statements or the related Compliance Certificate by the date required thereunder, then the Leverage Ratio shall be deemed to be in the then-existing Category for the purposes of determining the Applicable Margin (but only for so long as such failure continues, after which the Category shall be otherwise as determined as set forth above).

“Application” is defined in Section 2.3(b) hereof.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.10), and accepted by the Administrative Agent, in substantially the form of Exhibit G or any other form approved by the Administrative Agent and the Borrower.

“Audited Financial Statements” is defined in Section 3.2(j) hereof.

“Authorized Representative” means those persons shown on the list of officers provided by the Borrower pursuant to Section 3.2(a)(v) hereof or on any update of any such list provided by the Borrower to the Administrative Agent, or any further or different officers of the Borrower so named by any Authorized Representative of the Borrower in a written notice to the Administrative Agent.

“Available Amount” means, at any time, an amount equal to, without duplication:

(a)           the amount of any capital contributions or other equity issuances (other than any amounts constituting a Cure Amount) received as cash equity by the Borrower or any of its Restricted Subsidiaries, plus the fair market value, as determined in good faith by the Borrower, of marketable securities or other property received by the Borrower or its Restricted Subsidiaries as a capital contribution or in return for issuances of equity, in each case, during the period from and including the Business Day immediately following the Closing Date through and including such time; minus

(b)           the aggregate amount of any investments made by the Borrower or any Restricted Subsidiary pursuant to Section 6.17(l) after the Closing Date and prior to such time.

“Base Rate” means for any day the greatest of:  (i) the Prime Rate in effect on such day, (ii) the sum of (x) the Federal Funds Rate, plus (y) 1/2 of 1% and (iii) the sum of (x) the Adjusted LIBOR that would be applicable to a Eurodollar Loan with a one month Interest Period advanced on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus (y) 1.00%; provided that, for the avoidance of doubt, the Adjusted LIBOR for any day shall be based on the rate determined on such day at approximately 11:00 a.m. (London time) by reference to the British Bankers’ Association Interest Settlement Rates for deposits in dollars (as set forth by any service selected by the Administrative Agent that has been nominated by the British Bankers’ Association as an authorized vendor for the purpose of displaying such rates).  Any change in the Base Rate due to a change in the Federal Funds Rate or the Adjusted LIBOR shall be effective on the effective date of such change in the Federal Funds Rate or the Adjusted LIBOR, as the case may be.

“Base Rate Loan” means a Term B Loan or Revolving Loan bearing interest at a rate specified in Section 2.4(a)  or Section 2.4(c) hereof, as applicable.

“Borrower” is defined in the introductory paragraph of this Agreement.

“Borrowing” means the total of Loans of a single type advanced, continued for an additional Interest Period, or converted from a different type into such type by the Lenders under the applicable Facility on a single date and, in the case of Eurodollar Loans, for a single Interest Period.  Borrowings of Loans are made and maintained ratably from each of the Lenders under the applicable Facility according to their Percentages of such Facility.  A Borrowing of Loans is “advanced” on the day Lenders advance funds comprising such Borrowing to the Borrower, is “continued” on the date a new Interest Period for the same type of Loans commences for such Borrowing, and is “converted” when such Borrowing is changed from one type of Loans to the other, all as requested by the Borrower pursuant to Section 2.5(a) hereof.  Base Rate Loans and Eurodollar Loans are each a “type” of Loans.  Borrowings of Swing Loans are made by the Administrative Agent in accordance with the procedures set forth in Section 2.11 hereof.

“Business” means “Business” as defined in the Master Investment Agreement.

“Business Day” means any day (other than a Saturday or Sunday) on which banks are not authorized or required to close in the State of New York; provided, however, that when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

“Capital Lease” means any lease of Property which in accordance with GAAP is required to be capitalized on the balance sheet of the lessee; provided that, notwithstanding the foregoing, in no event will any lease that would have been categorized as an operating lease as determined in accordance with GAAP as of November 3, 2010 be considered a Capital Lease.

“Capitalized Lease Obligation” means, for any Person, the amount of the liability shown on the balance sheet of such Person in respect of a Capital Lease determined in accordance with GAAP.

“Cash Equivalents” means, as to any Person:  (a) investments in direct obligations of the United States of America or of any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America, provided that any such obligations shall mature within one year of the date of issuance thereof; (b) investments in commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P (or, if at any time neither Moody’s or S&P shall be rating such obligations, an equivalent rating from another nationally recognized rating service) maturing within 90 days from the date of issuance thereof; (c) investments in certificates of deposit or bankers’ acceptances issued by any Lender or by any United States commercial bank having capital and surplus of not less than $500,000,000 which have a maturity of one year or less; (d) investments in repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (c) above, provided that, all such agreements require physical delivery of the securities securing such repurchase agreement, except those delivered through the Federal Reserve Book Entry System; (e) marketable short-term money market or similar securities having a rating of at least P-1 by Moody’s or A-1 by S&P (or, if at any time neither Moody’s or S&P shall be rating such obligations, an equivalent rating from another nationally recognized rating service) and (f) investments in money market funds that invest solely, and which are restricted by their respective charters to invest solely, in investments of the type described in the immediately preceding clauses (a), (b), (c), and (d) above.

“Cash Flow” means, with reference to any period, the difference (if any) of (a) Consolidated Net Income for such period plus the sum of all amounts deducted in arriving at such Consolidated Net Income amount in respect of all charges for (i) depreciation of fixed assets and amortization of intangible assets for such period and (ii) all other non-cash charges or expenses deducted in computing Consolidated Net Income for such period minus (plus) (b) additions (reductions) to non-cash working capital of the Borrower and its Subsidiaries for such period (i.e., the increase or decrease in consolidated non-cash current assets of the Borrower and its Restricted Subsidiaries minus the consolidated current liabilities (excluding the current maturities of long-term debt) of the Borrower and its Restricted Subsidiaries from the beginning to the end of such period) minus (c) all non-cash gains or benefits added in computing Consolidated Net Income for such period.

“Cash Management Services” means treasury, depository, overdraft, credit or debit card, including noncard payables services, purchase card, electronic funds transfer, automated clearing house fund transfer services, other cash management services and all services performed by any of the Lenders or their Affiliates under the Clearing Agreement.

“Class” means (i) with respect to Lenders, each of the following classes of Lenders: (a) Lenders having Term B-1 Loan Exposure, (b) Lenders having Term B-2 Loan Exposure or (~~b~~c) Lenders having Revolving Exposure (including the Swing Line Lender) and (ii) with respect to Loans, each of the following classes of Loans: (a) Term B-1 Loans, (b) Term B-2 Loans and (~~b~~c) Revolving Loans.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§9601 et seq., and any future amendments.

A “Change of Control” shall be deemed to have occurred if (a) the Permitted Investors cease to have the power, directly or indirectly, to vote or direct the voting of the Voting Stock of the Borrower; provided that the occurrence of the foregoing event shall not be deemed a Change of Control if,

(i)            any time prior to the consummation of a Qualified Public Offering, and for any reason whatsoever, (A) the Permitted Investors otherwise have the right, directly or indirectly, to designate (and do so designate) a majority of the board of directors of the Borrower or (B) the Permitted Investors own, directly or indirectly, of record and beneficially an amount of Voting Stock of the Borrower that is equal to or more than 50% of the amount of Voting Stock of the Borrower owned, directly or indirectly, by the Permitted Investors of record and beneficially as of the Closing Date (determined by taking into account any stock splits, stock dividends or other events subsequent to the Closing Date that changed the amount of Voting Stock, but not the percentage of Voting Stock, held by the Permitted Investors) and such ownership by the Permitted Investors represents the largest single block of Voting Stock of the Borrower held by any person or related group for purposes of Section 13(d) of the Securities Exchange Act of 1934, or

(ii)           at any time after the consummation of a Qualified Public Offering, and for any reason whatsoever, (A) no “person” or “group” (as such terms (and each other reference thereto in this clause) are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 as in effect on the date hereof, but excluding any employee benefit plan of such Person and its subsidiaries, and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), excluding the Permitted Investors and any group of which any Permitted Investor holds 51% or more of the outstanding Voting Stock held by such group, shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under such Act), directly or indirectly, of more than the greater of (x) 35% of outstanding Voting Stock of the Borrower and (y) the percentage of the then outstanding Voting Stock of the Borrower owned, directly or indirectly, beneficially and of record by the Permitted Investors, and (B) during each period of 12 consecutive months, a majority of natural persons who are members of the board of directors (or similar governing body) of the Borrower shall consist of the same persons who are members of the board of directors (or similar governing body) of the Borrower on the Closing Date (together with any new or replacement directors (or similar persons) whose initial nomination for election was approved or recommended by either the Permitted Investors or by a majority of the directors (or similar persons) who were either directors (or similar persons) on the Closing Date or previously so approved or recommended), or

(b)           at any time prior to the consummation of a Qualified Public Offering by the Borrower, Holdco shall cease to directly own and control, of record and beneficially, 100% of

Voting Stock of the Borrower free and clear of all Liens (other than Liens permitted or created under the Loan Documents ~~or the Second Lien Loan Documents); or~~).

~~(c)           a “Change of Control” (or any other defined term having a similar purpose) as defined in the Second Lien Loan Agreement, has occurred.~~

“Clearing Agreement” means Clearing, Settlement and Sponsorship Services Agreement by and between the Borrower and Fifth Third Bank dated as of June 30, 2009, as the same may be amended, modified, supplemented, restated or amended and restated from time to time.

“Closing Date” means the date on which the conditions precedent set forth in Section 3.2 shall have been satisfied or waived in accordance with this Agreement.

“Closing Date Material Adverse Effect” means (a) any change, effect, event, occurrence, state of facts or development that, individually or in the aggregate, is, or would reasonably be expected to be, materially adverse to the business, properties, assets, financial condition or results of operations of the Target and its Subsidiaries taken as a whole or (b) a material adverse effect on the ability of the Target to consummate the NPC Acquisition; provided, however, that, for purposes of clause (a) above, none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Closing Date Material Adverse Effect: any adverse change, effect, event, occurrence, state of facts or development attributable to (i) the announcement or consummation of the transactions contemplated by the Acquisition Agreement, (ii) conditions affecting the Industry, except to the extent that the Target or any of its Subsidiaries is disproportionately affected relative to the other participants in the Industry; (iii) the taking of any action required by the Acquisition Agreement; (iv) conditions affecting the U.S. economy as a whole or the capital markets in general or the markets in which the Target and its Subsidiaries operate; (v) any change in, or proposed or potential change in, applicable laws or card association rules or regulations or the interpretation of any of the foregoing, except to the extent that the Target or any of its Subsidiaries is disproportionately affected relative to the other participants in the Industry; (vi) any change in GAAP or other accounting requirements or principles or any change in applicable laws, rules or regulations or the interpretation thereof; (vii) the failure of the Target or any Subsidiary of the Target to meet or achieve the results set forth in any projection or forecast (provided that clause (vii) shall not prevent a determination that any change or effect underlying such failure to meet projections or forecasts has resulted in a Closing Date Material Adverse Effect (to the extent such change or effect is not otherwise excluded from this definition of Closing Date Material Adverse Effect)); (viii) the commencement, continuation or escalation of a war, material armed hostilities or other material international or national calamity or act of terrorism or (ix) any of the matters disclosed on the Taxes Schedule, the Litigation Schedule, the Compliance with Laws Schedule, the Employee Schedule or the Merchants, Merchant Originators and Vendors Schedule (without giving effect to any new or updated matters, facts, circumstances or developments set forth on any Updated Disclosure Schedules) (in each case, as defined in the Acquisition Agreement as of September 15, 2010) as such matters are known to the Joint Lead Arrangers and Joint Book Runners as of September 15, 2010.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto.

“Collateral” means all properties, rights, interests, and privileges of the Loan Parties on which a Lien is required to be granted to the Collateral Agent, or any security trustee therefor, by Section 4.1.

“Collateral Account” is defined in Section 7.4 hereof.

“Collateral Agent” means GS Lending Partners and any successor pursuant to Section 9.7 hereof.

“Collateral Documents” means the Security Agreement, the Intellectual Property Security Agreements and all other mortgages, deeds of trust, security agreements, pledge agreements, assignments, financing statements and other documents pursuant to which Liens are granted to the Collateral Agent or such Liens are perfected, and as shall from time to time secure the Obligations, the Hedging Liability, and the Funds Transfer Liability, Deposit Account Liability and Data Processing Obligations, or any part thereof pursuant to Section 4.

“Commitment Fee” is defined in Section 2.13(a) hereof.

“Commitment Increase” is defined in Section 2.14(a) hereof.

“Compliance Certificate” means the Compliance Certificate to be delivered pursuant to Section 6.1(e) hereof, substantially in the form of Exhibit F hereof.

“Consolidated EBITDA” means, for any period, the Consolidated Net Income for such period, plus:

(a)           without duplication and to the extent already deducted (and not added back) in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i)            interest expense and, to the extent not reflected in such interest expense, unused line fees and letter of credit fees payable hereunder,

(ii)           provision for taxes based on income, profits or capital, including federal, foreign, state, franchise, excise and similar taxes paid or accrued during such period (including in respect of repatriated funds), including Distributions made to Holdco to permit it to make Quarterly Distributions,

(iii)          depreciation and amortization, including amortization of intangible assets established through purchase accounting and amortization of deferred financing fees or costs,

(iv)          any expenses or charges (other than depreciation or amortization expense) related to any equity offering, investment, acquisition, disposition, recapitalization or the incurrence or repayment of Indebtedness (including a refinancing or amendment, waiver or other modification thereof), in each case, permitted under this Agreement (whether or not successful),

(v)           Non-Cash Charges,

(vi)          extraordinary losses in accordance with GAAP,

(vii)         (a) all Stand Alone Costs (including those funded by Fifth Third Bank) incurred on or prior to June 30, 2012 and all other fees or expenses incurred or paid by the Borrower or any of its Restricted Subsidiaries in connection with the performance of the Master Investment Agreement and the Ancillary Agreements (as defined in the Master

Investment Agreement); provided that, amounts under this clause shall not exceed $60,000,000 for any period ending on or prior to September 30, 2011 and $40,000,000 for any period after September 30, 2011 and ending on or prior to June 30, 2012,

(viii)        operating expenses attributable to the implementation of cost savings initiatives, severance, relocation costs, integration and facilities’ opening costs, signing costs, retention or completion bonuses, transition costs and costs related to closure/consolidation/separation of facilities and systems and in an aggregate amount not to exceed $25,000,000 for such period,

(ix)           the amount of any minority interest expense consisting of subsidiary income attributable to minority Equity Interests of third parties in any non-Wholly-Owned Subsidiary, and

(x)            the amount of management, monitoring, consulting, transaction and advisory fees and related expenses paid in such period to the Existing Shareholders to the extent otherwise permitted under Section 6.11(a); less

(b)           without duplication and to the extent included in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i)            extraordinary gains and unusual or non-recurring gains, and

(ii)           non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period); provided, in each case, that if any non-cash gain represents an accrual or asset for future cash items in any future period, the cash payment in respect thereof shall in such future period be added to Consolidated EBITDA for such period to the extent excluded from Consolidated EBITDA in any prior period,

(c)           increased or decreased by (without duplication):

(i)            any net gain or loss resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133 and International Accounting Standards No. 39 and their respective related pronouncements and interpretations; plus or minus, as applicable, and

(ii)           any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of indebtedness (including any net loss or gain resulting from hedge agreements for currency exchange risk), in each case, as determined on a consolidated basis for the Borrower and its Restricted Subsidiaries in accordance with GAAP.

“Consolidated Net Income” means, for any period, the net income (loss) of the Borrower and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding, without duplication, (a) the cumulative effect of a change in accounting principles during such period to the extent included in net income (loss), (b) accruals and reserves that are established or adjusted as a result of the transactions contemplated herein in accordance with GAAP or changes as a result of the adoption or modification of accounting policies during such period, (c) the income (or loss) of any Person (other than a Restricted Subsidiary of Holdco) in which any other Person (other than Holdco or any of its Restricted Subsidiaries) has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to Holdco or any of its Restricted Subsidiaries by such Person during such period, (d) the income of any Restricted Subsidiary of Holdco (other than the Borrower or any other Loan Party) to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that income is subject to an absolute prohibition during such period by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary, (e) the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary of Holdco or is merged into or consolidated with Holdco or any of its Restricted Subsidiaries or that Person’s assets are acquired by Holdco or any of its Subsidiaries (except as provided in the definition of “Pro Forma Basis”), and (f) non-cash, equity-based award compensation expenses (including with respect to any interest relating to membership interests in any partnership or limited liability company).

“Contingent Obligation” means as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.  The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) or of an affiliated service group under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

“Co-Documentation Agents” as defined in the preamble hereto.

“Co-Syndication Agents” as defined in the preamble hereto.

“Credit Extension” means the advancing of any Loan or the issuance of, or increase in the amount of, any Letter of Credit.

“Cure Amount” is defined in Section 7.6 hereof.

“Cure Right” is defined in Section 7.6 hereof.

“Damages” means all damages including, without limitation, punitive damages, liabilities, costs, expenses, losses, judgments, diminutions in value, fines, penalties, demands, claims, cost recovery actions, lawsuits, administrative proceedings, orders, response action, removal and remedial costs, compliance costs, investigation expenses, consultant fees, attorneys’ and paralegals’ fees and litigation expenses.

“Debt Fund Affiliate” means (a) any fund managed by, or under common management with, Advent, and (b) any other affiliate of Holdco that is a bona fide diversified debt fund, in each case with fiduciary obligations with respect to investment decisions independent from any equity fund managed by, or under common management with, Advent or any other Permitted Investor which has a direct or indirect equity investment in Holdco, the Borrower or its Subsidiaries.

“Default” means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

“Default Excess” has the meaning provided in Section 2.8(d) hereof.

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Loans, participations in Reimbursement Obligations or participations in Swing Loans required to be funded by it hereunder within three Business Days of the date required to be funded by it hereunder unless such failure has been cured, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute or unless such failure has been cured, or (c) has been deemed insolvent by any Governmental Authority or become the subject of a receivership, bankruptcy or insolvency proceeding.

“Departing Administrative Agent” is defined in Section 9.7 hereof.

“Disposition” means the sale, lease, conveyance or other disposition of Property pursuant to Section 6.16(g) or Section 6.16(o).

“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (i) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests or as a result of a Change of Control, Qualified Public Offering or asset sale so long as any rights of the holders thereof upon the occurrence of a Change of Control, Qualified Public Offering or asset sale shall be subject to the termination of the Facilities), pursuant to a sinking fund obligation or otherwise, (ii) is redeemable at the option of the holder thereof (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests), in whole or in part, (iii) provides for scheduled payments or dividends in cash, or (iv) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the ~~Term B Termination~~Final Maturity Date.

“Distribution” has the meaning provided in Section 6.18 hereof.

“Dollars” and “$” each means the lawful currency of the United States of America.

“Domestic Holding Company” means any Domestic Subsidiary of Borrower that is treated as a disregarded entity for U.S. federal income tax purposes and all of its assets (other than immaterial assets) consist of the Equity Interests of one or more Foreign Subsidiaries that are controlled foreign corporations within the meaning of Section 957 of the Code.

“Domestic Subsidiary” means each Subsidiary of the Borrower that is organized under the Applicable Laws of the United States, any state thereof, or the District of Columbia.

“Dutch Auction” means an auction (an “Auction”) conducted by Holdco or one of its Subsidiaries in order to purchase one or more Classes of Term B Loans (or any loans funded under a Term Commitment Increase, which for purposes of this definition, shall be deemed to be Term B Loans of the applicable Class (and the holders thereof, Term B Lenders)) in accordance with the following procedures:

(a)                   Notice Procedures.  In connection with an Auction, the Borrower will provide notification to the Administrative Agent (for distribution to the Term B Lenders) of the Term B Loans that will be the subject of the Auction (an “Auction Notice”).  Each Auction Notice shall be in a form reasonably acceptable to the Administrative Agent and shall contain (i) the total cash value of the bid, in a minimum amount of $10,000,000 with minimum increments of $1,000,000 (the “Auction Amount”), and (ii) the discount to par, which shall be a range (the “Discount Range”) of percentages of the par principal amount of the Term B Loans at issue that represents the range of purchase prices that could be paid in the Auction.

(b)                   Reply Procedures.  In connection with any Auction, each Term B Lender may, in its sole discretion, participate in such Auction and may provide the Administrative Agent with a notice of participation (the “Return Bid”) which shall be in a form reasonably acceptable to the Administrative Agent and shall specify (i) a discount to par that must be expressed as a price (the “Reply Discount”), which must be within the Discount Range, and (ii) a principal amount of Term B Loans which must be in increments of $1,000,000 (the “Reply Amount”).  A Term B Lender may avoid the minimum amount condition solely when submitting a Reply Amount equal to the Term B Lender~~’~~’s entire remaining amount of such Term B Loans.  Term B Lenders may only submit one Return Bid per Auction but each Return Bid may contain up to three bids only one of which can result in a Qualifying Bid (as defined below).  In addition to the Return Bid, the participating Term B Lender must execute and deliver, to be held in escrow by the Administrative Agent, an Assignment and Assumption with the dollar amount of the Term B Loan to be left in blank, which amount shall be completed by the Administrative Agent in accordance with the final determination of such Term B Lender’s Qualifying Bid pursuant to subclause (C) below.

(c)                   Acceptance Procedures.  Based on the Reply Discounts and Reply Amounts received by the Administrative Agent, the Administrative Agent, in consultation with the Borrower, will determine the applicable discount (the “Applicable Discount”) for the Auction, which will be the lowest Reply Discount for which Holdco or its Subsidiary, as applicable, can complete the Auction at the Auction Amount; provided that, in the event that the Reply Amounts are insufficient to allow Holdco or its Subsidiary, as applicable, to complete a purchase of the entire Auction Amount (any such Auction, a “Failed Auction”), Holdco or its Subsidiary shall either, at its election, (i) withdraw the Auction or (ii) complete the Auction at an Applicable Discount equal to the highest Reply Discount. Holdco or its Subsidiary, as applicable, shall purchase Term B Loans (or the respective portions thereof) from each Term B Lender with a Reply Discount that is equal to or greater than the Applicable Discount (“Qualifying Bids”) at the Applicable Discount; provided that if the aggregate proceeds required to purchase all Term B Loans subject to Qualifying Bids would exceed the Auction Amount for such Auction, Holdco or its Subsidiary, as applicable, shall purchase such Term B Loans at the Applicable Discount ratably based on the principal amounts of such Qualifying Bids (subject to rounding requirements specified by the Administrative Agent).  If a Term B Lender has submitted a Return Bid containing multiple bids at different Reply Discounts, only the bid with the highest Reply Discount that is equal to or greater than the Applicable Discount will be deemed the Qualifying Bid of such Term B Lender.  Each participating Term B Lender will receive notice of a Qualifying Bid as soon as reasonably practicable but in no case later than five Business Days from the date the Return Bid was due.

(d)                   Additional Procedures.  Once initiated by an Auction Notice, Holdco or its Subsidiary, as applicable, may not withdraw an Auction other than a Failed Auction.  Furthermore, in connection with any Auction, upon submission by a Term B Lender of a Qualifying Bid, such Term B Lender (each, a “Qualifying Lender”) will be obligated to sell the entirety or its allocable portion of the Reply Amount, as the case may be, at the Applicable Discount.

“EFT Business” means “EFT Business” as defined in the Master Investment Agreement.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, (ii) in the case of any assignment of a Revolving Credit Commitment, the L/C Issuer, and (iii) unless (x) an Event of Default has occurred and is continuing under Section 7.1(a), (j) or (k) hereof, or (y) such assignment occurs during the Syndication Period, the Borrower (each such approval not to be unreasonably withheld); provided that, notwithstanding the foregoing, “Eligible Assignee” shall not include (A) any Prohibited Lenders or (B) except to the extent provided in Section 10.10(h), any Affiliated Lender.

“Environmental Claim” means any investigation, written notice, violation, written demand, written allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding or claim (whether administrative, judicial or private in nature) arising (a) pursuant to, or in connection with an actual or alleged violation of, any Environmental Law, (b) from any actual or threatened abatement, removal, remedial, corrective or response action in connection with the Release of Hazardous Material, Environmental Law or order of a Governmental Authority under Environmental Law or (c) from any actual or alleged damage, injury, threat or harm to human health or safety as it relates to exposure to Hazardous Materials, natural resources or the environment.

“Environmental Law” means any current or future Applicable Law pertaining to (a) the protection of the environment, or health and safety as it relates to exposure to Hazardous Materials, (b) the protection of natural resources and wildlife, (c) the protection of surface water or groundwater quality, (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Material or (e) any Release of Hazardous Materials to air, land, surface water or groundwater, and any amendment, rule, regulation, order or directive issued thereunder.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute thereto.

“Equity Interests” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

“Eurodollar Loan” means a Term B Loan or Revolving Loan bearing interest at the rate specified in Section 2.4(b) or Section 2.4(d) hereof, as applicable.

“Event of Default” means any event or condition identified as such in Section 7.1 hereof.

“Event of Loss” means, with respect to any Property, any of the following:  (a) any loss, destruction or damage of such Property or (b) any condemnation, seizure, or taking, by exercise of the power of eminent domain or otherwise, of such Property, or confiscation of such Property.

“Excess Cash Flow” means, with respect to any period, the amount (if any) by which (a) Cash Flow during such period exceeds (b) the sum of (i) the aggregate amount of payments required to be (and actually) made or otherwise paid by the Borrower and its Restricted Subsidiaries during such period in respect of all principal on all Indebtedness (whether at maturity, as a result of mandatory prepayment, acceleration or otherwise, but excluding (x) voluntary prepayments of the Loans and (y) prepayments of the Loans made out of Excess Cash Flow~~, and including any voluntary prepayments of Second Lien Loans pursuant to Section 6.20(a)(x)~~), plus, (ii) to the extent each of the following is not deducted in computing Consolidated Net Income,

(A)          without duplication of amounts deducted pursuant to subclause (D) below in a prior period, capital expenditures of the Borrower and its Restricted Subsidiaries made in cash (except to the extent financed with long-term Indebtedness (other than revolving Indebtedness) or equity contributed for such purpose),

(B)           without duplication of amounts deducted pursuant to subclause (D) below in a prior period, the amount of investments made by the Borrower and its Restricted Subsidiaries pursuant to Section 6.17(f), (l) or (o) (except to the extent financed with long-term Indebtedness (other than revolving Indebtedness) or equity contributed for such purpose),

(C)           cash losses from any sale or disposition outside the ordinary course of business,

(D)          without duplication of amounts deducted from Excess Cash Flow in a prior period, the aggregate consideration required to be paid in cash by the Borrower and its Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to investments permitted pursuant to Section 6.17(f), (l) or (o) or capital expenditures to be consummated or made during the period of four consecutive fiscal quarters of the Borrower following the end of such period (except, in each case, to the extent financed with long-term Indebtedness (other than revolving Indebtedness) or equity contributed for such purpose), and

(E)           the sum of all Distributions made to Holdco for the sole purpose of permitting Holdco to make Quarterly Distributions required to be made by it during such period.

“Excess Interest” is defined in Section 10.18 hereof.

“Excluded Equity Interests” means (a) any capital stock or other Equity Interests of any Person with respect to which the cost or other consequences (including any adverse tax consequences) of pledging such Equity Interests shall be excessive in view of the benefits to be obtained by the Lenders therefrom as reasonably determined by the Administrative Agent and the Borrower, (b) solely in the case of any pledge of Equity Interests of any First-Tier Foreign Subsidiary or Domestic Holding Company to secure the Obligations, any Equity Interests in excess of 65% of the outstanding Equity Interests of such First-Tier Foreign Subsidiary or Domestic Holding Company, (c) any Equity Interests to the extent the pledge thereof would be prohibited by any applicable law or contractual obligation (only to the extent such prohibition is applicable and not rendered ineffective) and (d) the capital stock of any Unrestricted Subsidiary if in connection with any financing to be obtained by such Unrestricted Subsidiary, such capital stock (i) is required to be pledged to the providers of such financing (or any agent or trustee therefor) or (ii) would be subject to a negative pledge in favor of such financing providers (or any agent or trustee therefor).

“Excluded Property” means (a) any Excluded Equity Interests, (b) any property to the extent that the grant of a Lien thereon (i) is prohibited by applicable law or contractual obligation, (ii) requires a consent not obtained of any governmental authority pursuant to such applicable law or any third party pursuant to any contract between the Borrower or any Subsidiary and such third party or (iii) would trigger a termination event pursuant to any “change of control” or similar provision, (c) United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a Lien thereon would impair the validity or enforceability of such intent-to-use trademark applications under applicable United States federal law, (d) local petty cash deposit accounts maintained by the Borrower and its Subsidiaries in proximity to their operations; provided that the total amount on deposit at any one time shall not exceed $10,000,000 in the aggregate, (e) payroll accounts maintained by the Borrower and its Subsidiaries; provided that the total amount on deposit at any time does not exceed the current amount of the Borrower or any Subsidiary’s payroll obligation, as applicable, (f) all vehicles and other assets subject to certificates of title, (g) Property that is subject to a Lien securing a purchase money obligation or Capitalized Lease Obligation permitted to be incurred pursuant to this Agreement, if the contract or other agreement in which such Lien is granted (or the documentation providing for such purchase money obligation or Capitalized Lease Obligation) validly prohibits the creation of any other Lien on such Property, (h) any interest in partnerships, joint ventures and non-Wholly owned Subsidiaries which cannot be pledged without the consent of one or more third parties, (i)(x) any leasehold real property and (y) any fee-owned real property having an individual fair market value not exceeding $2,500,000; provided that the aggregate fair market value of all such fee-owned real property shall not exceed $5,000,000, (j) the Settlement Account, as such term is defined in the Clearing Agreement, and similar accounts pursuant to similar sponsorship, clearinghouse and/or settlement arrangements and all cash in such accounts, (k) any Letter-of-Credit Rights that are not Supporting Obligations (each as defined in the UCC) and (l) any direct proceeds, substitutions or replacements of any of the foregoing, but only to the extent such proceeds, substitutions or replacements would otherwise constitute Excluded Property.

“Excluded Subsidiary” means (a) any Subsidiary that is prohibited by any applicable law, regulation or contractual obligation from guaranteeing or providing collateral for the Obligations (only to the extent such prohibition is applicable and not rendered ineffective) or would require a governmental (including regulatory) consent, approval, license or authorization in order to provide such guarantee, (b) any Domestic Holding Company, (c) any Foreign Subsidiary and any direct or indirect Domestic Subsidiary of such Foreign Subsidiary, (d) any Subsidiary that is not a Material Subsidiary, (e) any special purpose entity used for securitization vehicles, (f) any captive insurance subsidiary, (g) any Subsidiary that is not a Wholly-owned Subsidiary, and (h) any other Subsidiary with respect to which the cost or other consequences (including any adverse tax consequences) of providing Collateral or guaranteeing the Obligations shall be excessive in view of the benefits to be obtained by the Lenders therefrom as reasonably determined by the Administrative Agent and the Borrower.

“Existing Loan Agreement” shall mean that certain Loan Agreement, among Fifth Third Processing Solutions, LLC, as borrower, the various lenders from time to time party thereto and

Fifth Third Bank as administrative agent, dated as of May 29, 2009 (as amended and restated by an Assignment, Assumption, Amendment and Restatement Agreement dated as of June 1, 2009, as further amended and restated by an Amendment and Restatement Agreement and Reaffirmation dated as of June 30, 2009, and as may have been further amended, restated, amended and restated or otherwise modified prior to the date hereof).

“Existing NPC Credit Agreements” shall mean the (i) Amended and Restated Credit Agreement, dated as of October 31, 2006 among National Processing Company Group, Inc., as a borrower, the financial institutions from time to time party thereto as lenders, Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as agent and first lien collateral agent and the other parties thereto and (ii) Amended and Restated Second Lien Credit Agreement, dated as of October 31, 2006 among National Processing Company Group, Inc., as a borrower, the financial institutions from time to time party thereto as lenders, Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as agent and second lien collateral agent and the other parties thereto (in each case, as amended, restated, amended and restated, or otherwise modified prior to the date hereof).

“Existing Shareholders” means Advent and its Affiliates and Fifth Third Bank and its Affiliates.

“Facility” means any of the Revolving Facility, the Term B-1 Facility and the Term B-2 Facility.

“Federal Funds Rate” means for any day, the rate per annum (expressed, as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

“Fifth Third Bank” means Fifth Third Bank, an Ohio banking corporation.

“Fifth Third Bancorp” means Fifth Third Bancorp, an Ohio corporation.

“Final Maturity Date” means, at the time of the issuance of any Disqualified Equity Issuance, the latest maturity date then applicable to any Loan.

“First-Tier Foreign Subsidiary” means a Foreign Subsidiary, the Equity Interests of which are directly owned by the Borrower or a Domestic Subsidiary that is not a Subsidiary of a Foreign Subsidiary.

“Foreign Subsidiary” means each Subsidiary of the Borrower that is not a Domestic Subsidiary.

“FTPS Headquarters” means the property located at 8500-8550 Governor’s Hill Drive, Cincinnati, Ohio 45249.

“Funds Transfer Liability, Deposit Account Liability and Data Processing Obligations” means the liability of the Borrower or any of its Restricted Subsidiaries owing to (i) any entity that was a Lender or an Affiliate of a Lender at the time the relevant transaction was entered into, in the case of clauses (a), (b) or (c) or (ii) Fifth Third Bancorp, in the case of clause (d) below, arising out of (a) the execution or processing of electronic transfers of funds by automatic clearing house transfer, wire transfer or otherwise to or from the deposit accounts of the Borrower and/or any Restricted Subsidiary now or hereafter maintained, (b) the acceptance for deposit or the honoring for payment of any check, draft or other item with respect to any such deposit accounts, (c) any other deposit, disbursement, and Cash Management Services afforded to the Borrower or any such Restricted Subsidiary and (d) the Master Services Agreement between the Borrower and Fifth Third Bancorp, dated June 30, 2009, as amended, modified, supplemented or restated from time to time.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to the United States government.

“Growth Amount” means, at any time an amount equal to, without duplication:

(a)          the sum, without duplication, of:

(i)    at any time when the pro forma Leverage Ratio is equal to or less than the then applicable financial covenant level set forth in Section 6.22, an amount, not less than zero, determined on a cumulative basis equal to the amount of Excess Cash Flow for each fiscal year ending after December 31, 2010 that is not required prior to such date to be applied as a mandatory prepayment under Section 2.8(c)(iii) ~~or Section 2.8(b)(iii) of the Second Lien Loan Agreement~~; plus

(ii)          the Available Amount; minus

(b)   the sum, without duplication, of:

(i)    the aggregate amount of any investments, loans or advances made by the Borrower or any Restricted Subsidiary pursuant to Section 6.17(o) after the Closing Date and prior to such time;

(ii)   the aggregate amount of any Distributions made by the Borrower pursuant to Section 6.18(f) after the Closing Date and prior to such time; and

(iii)    the aggregate amount of any optional or voluntary payments, prepayments, repurchases, redemptions or defeasances made by the Borrower or any Restricted Subsidiary pursuant to Section 6.20(a) after the Closing Date and prior to such time.

“GSLP Funds” means collectively, GSLP I Offshore Holdings Fund A, L.P., GSLP I Offshore Holdings Fund B, L.P., GSLP Holdings Fund C, L.P. and GSLP Onshore Holdings Fund, L.L.C.

“Guarantor” is defined in Section 4.3 hereof.

“Guaranty” is defined in Section 4.3 hereof.

“Hazardous Material” means any (a) asbestos, polychlorinated biphenyls and petroleum (including crude oil or any fraction thereof) and (b) any substance, waste or material classified or regulated as “hazardous,” “toxic,” “contaminant” or “pollutant” or words of like import pursuant to an applicable Environmental Law.

“Hedge Agreement” means any interest rate, currency or commodity swap agreements, cap agreements, collar agreements, floor agreements, exchange agreements, forward contracts, option contracts or similar interest rate or currency or commodity hedging arrangements.

“Hedging Liability” means Hedging Obligations owing to any entity that was a Lender or an Affiliate of a Lender at the time the relevant Hedging Agreement was entered into.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under Hedge Agreements.

“Holdco” means FTPS Holding, LLC, a Delaware limited liability company.

“Holdco LLC Agreement” means the Limited Liability Company Agreement of Holdco, dated as of February 24, 2009, created by Fifth Third Bank, as amended and restated pursuant to that certain Amended and Restated Limited Liability Company Agreement by and among Advent - Kong Blocker Corp., a Delaware corporation, Fifth Third Bank, FTPS Partners, LLC, a Delaware limited liability company, Holdco and each other member of Holdco pursuant to the terms of such agreement, dated as of June 30, 2009.

“Hostile Acquisition” means the acquisition of the capital stock or other Equity Interests of a Person through a tender offer or similar solicitation of the owners of such capital stock or other Equity Interests which has not been approved (prior to such acquisition) by resolutions of the board of directors of such Person or by similar action if such Person is not a corporation, and, if such acquisition has been so approved, as to which such approval has been withdrawn.

“Incremental Amendment” is defined in Section 2.14(a) herein.

“Incremental Facility” is defined in Section 2.14(a) herein.

“Indebtedness” means for any Person (without duplication):

(a)           all indebtedness of such Person for borrowed money, whether current or funded, or secured or unsecured,

(b)           all indebtedness for the deferred purchase price of Property,

(c)           all indebtedness secured by a purchase money mortgage or other Lien to secure all or part of the purchase price of Property subject to such mortgage or Lien,

(d)           all obligations under leases which shall have been or must be, in accordance with GAAP, recorded as Capital Leases in respect of which such Person is liable as lessee,

(e)           any liability in respect of banker’s acceptances or letters of credit,

(f)            any indebtedness, whether or not assumed, of the types described in clauses (a) through (c) above or clauses (g) and (h) below, secured by Liens on Property acquired by such Person at the time of acquisition thereof,

(g)           all obligations under any so-called “synthetic lease” transaction entered into by such Person, and

(h)           all Contingent Obligations in respect of indebtedness of the types described in clauses (a) through (g) hereof,

provided, that the term “Indebtedness” shall not include (i) trade payables arising in the ordinary course of business, (ii) any earn-out obligation until such obligations become a liability on the balance sheet of such Person in accordance with GAAP, (iii) prepaid or deferred revenue arising in the ordinary course of business, and (iv) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy warrants or other unperformed obligations of the seller of such asset.

“Industry” means the merchant acquirer and payment card processing industry in which the Target or any Subsidiary of the Target operates its business, including (1) electronic card and check processing and settlement, (2) merchant underwriting, boarding, setup and training, (3) bankcard association and industry data security standard validation and compliance, (4) point-of-sale equipment sale, leasing, deployment, software and support, (5) risk management, chargeback and dispute resolution services, (6) customer service and technical support and management, (7) delivery of ancillary payment products and solutions, (8) Independent Sales Organizations (“ISOs”), direct sale, alliance partners sales support and residual payment platforms, (9) related support and assistance (e.g., reporting, etc.).

“Information” has the meaning provided in Section 10.23.

“Intellectual Property Security Agreements” means any of the following agreements executed on the Closing Date:  (a) a Trademark Security Agreement substantially in the form of Exhibit H-1, (b) a Patent Security Agreement substantially in the form of Exhibit H-2 or (c) a Copyright Security Agreement substantially in the form of Exhibit H-3.

~~“Intercreditor Agreement” means that Intercreditor Agreement, dated the date hereof, as the same may be amended, modified, restated, amended and restated or supplemented from time to time, among the Borrower, the Administrative Agent and Credit Suisse AG, Cayman Islands Branch as administrative agent under the Second Lien Loan Agreement, substantially in the form of Exhibit I.~~

“Interest Expense” means, with reference to any period, (a) the sum of all interest charges (including imputed interest charges with respect to Capitalized Lease Obligations) of the Borrower and its Restricted Subsidiaries payable in cash for such period determined on a consolidated basis in accordance with GAAP but excluding (i) any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP, amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, and (ii) any expensing of bridge, commitment and other financing fees minus (b) interest income of the Borrower and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

“Interest Period” means, with respect to Eurodollar Loans, the period commencing on the date a Borrowing of Eurodollar Loans is advanced, continued or created by conversion and ending 1, 2, 3, 6, or if available to all affected Lenders, 9 or 12 months thereafter; provided, however, that:

(i)            whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day, provided that, if such extension would cause the last day of an Interest Period for a Borrowing of Eurodollar Loans to occur in the following calendar month, the last day of such Interest Period shall be the immediately preceding Business Day; and

(ii)           for purposes of determining an Interest Period for a Borrowing of Eurodollar Loans, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided, however, that if there is no numerically corresponding day in the month in which such an Interest Period is to end or if such an Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end.

“Joint Lead Arrangers” means Goldman Sachs Lending Partners LLC and J.P. Morgan Securities LLC.

“L/C Backstop” means, in respect of any Letter of Credit, (a) a letter of credit delivered to the L/C Issuer which may be drawn by the L/C Issuer to satisfy any obligations of the Borrower in respect of such Letter of Credit or (b) cash or Cash Equivalents deposited with the L/C Issuer to satisfy any obligation of the Borrower in respect of such Letter of Credit, in each case, in an amount not to exceed 100% of the undrawn face amount and any unpaid Reimbursement Obligations with respect to such Letter of Credit and on terms and pursuant to arrangements (including, if applicable, any appropriate reimbursement agreement) reasonably satisfactory to the respective L/C Issuer.

“L/C Issuer” means Fifth Third Bank.

“L/C Obligations” means the aggregate undrawn face amounts of all outstanding Letters of Credit and all unpaid Reimbursement Obligations.

“L/C Sublimit” means $40,000,000, as reduced pursuant to the terms hereof.

“Lenders” means the several banks and other financial institutions and other lenders from time to time party to this Agreement (excluding Prohibited Lenders), including each assignee Lender pursuant to Section 10.10 hereof.

“Lending Office” is defined in Section 8.6 hereof.

“Letter of Credit” is defined in Section 2.3(a) hereof.

“Letter of Credit Usage” means, as at any date of determination, the sum of (i) the maximum aggregate amount which is, or at any time thereafter may become, available for drawing under all Letters of Credit then outstanding, and (ii) the aggregate amount of all drawings under Letters of Credit honored by the L/C Issuer and not theretofore reimbursed by or on behalf of Borrower.

“Leverage Ratio” means, as of the date of determination thereof, the ratio of Total Funded Debt of the Borrower and its Restricted Subsidiaries as of such date to Consolidated EBITDA for the period of four fiscal quarters then ended.

“LIBOR” shall mean, with respect to any Eurodollar Borrowing, the rate per annum determined by the Administrative Agent, at approximately 11:00 a.m. (London time) on the date which is two Business Days prior to the beginning of the relevant Interest Period (as specified in the applicable Borrowing Request) by reference to the British Bankers’ Association Interest Settlement Rates for deposits in Dollars (as set forth by any service which has been nominated by the British Bankers’ Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period, provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provision of this definition, the “LIBOR” shall be the interest rate per annum, determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date which is two Business Days prior to the beginning of such Interest Period.

“Lien” means any deed of trust, mortgage, lien, security interest, pledge, charge or encumbrance in the nature of security in respect of any Property, including the interests of a vendor or lessor under any conditional sale, Capital Lease or other title retention arrangement.

“Loan” means any Revolving Loan, Term B Loan ~~or Swing Loan~~, Swing Loan, any loan issued under any Incremental Facility, or any loan issued pursuant to the final paragraph of Section 10.11(a) hereof.

“Loan Documents” means this Agreement, the Notes (if any), ~~the Intercreditor Agreement,~~ the Guaranty, and the Collateral Documents.

“Loan Parties” means the Borrower and each Guarantor.

“Master Investment Agreement” means the Master Investment Agreement dated March 27, 2009, among Fifth Third Bank, the Borrower, Holdco and Advent-Kong Blocker Corp., a Delaware corporation.

“Material Adverse Effect” means (a) a material adverse effect upon the business, assets, financial condition or results of operations of the Borrower and its Restricted Subsidiaries taken as a whole, or (b) a material adverse effect upon (i) the rights and remedies of the Administrative Agent and the Lenders under any Loan Document or (ii)  the ability of the Borrower or any Guarantor to perform its payment obligations under any Loan Document.

“Material Plan” is defined in Section 7.1(h) hereof.

“Material Indebtedness” means Indebtedness (other than the Obligations), of any one or more of Holdco, the Borrower and the Restricted Subsidiaries in an aggregate principal amount exceeding $25,000,000.

“Material Subsidiary” shall mean and include (i) each Subsidiary that is a Domestic Subsidiary, except any Subsidiary that is a Domestic Subsidiary and does not have (together with its Subsidiaries) (a) at any time, consolidated total assets the book value of which constitutes more than 5% of the book value of the consolidated total assets of the Borrower and its Restricted

Subsidiaries at such time or (b) net income in accordance with GAAP for any four consecutive fiscal quarters of the Borrower ending on or after December 31, 2010, that constitute more than 5% of the consolidated net income in accordance with GAAP of the Borrower and its Restricted Subsidiaries during such period and (ii) each Domestic Subsidiary that the Borrower has designated to the Administrative Agent in writing as a Material Subsidiary.

“Maximum Rate” is defined in Section 10.18 hereof.

“Merger Sub” as defined in the preamble hereof.

“MNPI” is defined in Section 10.10(h).

“Moody’s” means Moody’s Investors Service, Inc.

“Net Cash Proceeds” means, with respect to any mandatory prepayment event pursuant to Section 2.8(c), (a) the gross cash and cash equivalent proceeds (including payments from time to time in respect of installment obligations, if applicable) received by or on behalf of the Borrower or any of its Restricted Subsidiaries in respect of such prepayment event or issuance, as the case may be, less (b) the sum of:

(i)            the Borrower’s good faith estimate of taxes paid or payable in connection with any such prepayment event,

(ii)           the amount of any reasonable reserve established in accordance with GAAP against any liabilities (other than any taxes deducted pursuant to clause (i) above) (x) associated with the assets that are the subject of such prepayment event and (y) retained by the Borrower (or any of its members or direct or indirect parents) or any of the Restricted Subsidiaries, including, with respect to Net Cash Proceeds from a Disposition, liabilities under any indemnification obligations or purchase price adjustment associated with such Disposition and other liabilities associated with the asset disposed of and retained by the Borrower or any of its Restricted Subsidiaries after such Disposition, including pension and other post-employment benefit liabilities and liabilities related to environmental matters; provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds of such a prepayment event occurring on the date of such reduction,

(iii)          the amount of any Indebtedness secured by a Lien permitted hereunder on the assets that are the subject of such prepayment event that is repaid upon consummation of such prepayment event, and

(iv)          reasonable and customary costs and fees payable in connection therewith.

“Non-Cash Charges” means (a) any impairment charge or asset write-off or write-down related to intangible assets (including goodwill), long-lived assets, and investments in debt and equity securities pursuant to GAAP, (b) all non-cash losses from investments recorded using the equity method, (c) all Non-Cash Compensation Expenses, (d) the non-cash impact of purchase accounting, and (e) all other non-cash charges (provided, in each case, that if any non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period).

“Non-Cash Compensation Expense” means any non-cash expenses and costs that result from the issuance of stock-based awards, limited liability company or partnership interest-based awards and similar incentive-based compensation awards or arrangements.

“Non-Consenting Lender” as defined in Section 10.11(b).

“Non-Debt Fund Affiliate” means any Affiliate of Holdco (including without limitation, Fifth Third Bank) other than (a) any Subsidiary of Holdco, (b) any Debt Fund Affiliate and (c) any natural person.

“Note” and “Notes” means and includes the Revolving Notes, the Term B-1 Notes ~~and~~, the Term B-2 Notes, the Swing Note and any other promissory note evidencing the Loans.

“Notice of Intent to Cure” is defined in Section 7.6 hereof.

“NPC Acquisition” as defined in the preamble hereto.

“Obligations” means all obligations of the Borrower to pay principal and interest on the Loans, all Reimbursement Obligations owing under the Applications, all fees and charges payable hereunder, and all other payment obligations of the Borrower or any of its Restricted Subsidiaries arising under or in relation to any Loan Document, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired.

“OID” is defined in Section 2.14(a) hereof.

“Participant” is defined in Section 10.10(d) hereof.

“Participating Interest” is defined in Section 2.3(d) hereof.

“Participating Lender” is defined in Section 2.3(d) hereof.

“Patriot Act” is defined in Section 5.21(b) hereof.

“PBGC” means the Pension Benefit Guaranty Corporation or any Person succeeding to any or all of its functions under ERISA.

“Percentage” means for any Lender its Revolver Percentage, Term B-1 Loan Percentage or Term B-2 Loan Percentage, as applicable; and where the term “Percentage” is applied on an aggregate basis, such aggregate percentage shall be calculated by aggregating the separate components of the Revolver Percentage, Term B-1 Loan Percentage and Term B-2 Loan Percentage, and expressing such components on a single percentage basis.

“Permitted Acquisition” means any Acquisition with respect to which all of the following conditions shall have been satisfied:

(a)           after giving effect to the Acquisition, the Borrower is in compliance with Section 6.13 hereof;

(b)           the Acquisition is not a Hostile Acquisition;

(c)           the Total Consideration for any acquired business that does not become a Guarantor (or the assets of which are not acquired by the Borrower or a Guarantor), when taken together with the Total Consideration for all such acquired businesses acquired after the Closing Date, does not exceed (i) $100,000,000 plus (ii) the Available Amount at such time;

(d)           if a new Subsidiary (other than an Excluded Subsidiary) is formed or acquired as a result of or in connection with the Acquisition, the Borrower shall have complied with the requirements of Section 4 hereof in connection therewith; and

(e)           immediately prior to, and after giving effect to the Acquisition, (i) no Default or Event of Default shall exist and (ii) the Borrower and its Restricted Subsidiaries shall be in compliance, on a Pro Forma Basis, with the covenants set forth in Section 6.22 recomputed as of the last day of the most recently completed period.

“Permitted Investors” shall mean (a) the Existing Shareholders, their respective limited partners and any Person making an investment in any direct or indirect parent of the Borrower or its Subsidiaries concurrently with the Existing Shareholders and (b) the members of management of any direct or indirect parent of the Borrower and its Subsidiaries who are investors, directly or indirectly, in the Borrower (collectively, the “Management Investors”).

“Permitted Lien” is defined in Section 6.15 hereof.

“Person” means any natural person, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof.

“Plan” means any “employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that either (a) is maintained by a member of the Controlled Group (including the Borrower) for current or former employees of a member of the Controlled Group (including the Borrower) or (b) is maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group (including the Borrower) is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions or under which a member of the Controlled Group (including the Borrower) is reasonably expected to incur liability.

“Post-Acquisition Period” means, with respect to any Specified Transaction, the period beginning on the date such Specified Transaction is consummated and ending on the last day of the fourth full consecutive fiscal quarter immediately following the date on which such Specified Transaction is consummated.

“Prime Rate” means the rate of interest quoted in the print edition of The Wall Street Journal, Money Rates Section as the Prime Rate (currently defined as the base rate on corporate loans posted by at least 75% of the nation’s thirty (30) largest banks), as in effect from time to time.  The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

“Pro Forma Adjustment” means, for any period that includes all or any part of a fiscal quarter included in any Post-Acquisition Period, the pro forma increase or decrease in Consolidated EBITDA pursuant to a Pro Forma Adjustment Certificate of the Borrower, which pro forma increase or decrease shall be based on the Borrower’s good faith projections and reasonable assumptions as a result of (a) actions taken, prior to or during such Post-Acquisition Period, for the purposes of realizing reasonably identifiable and factually supportable cost savings, or (b) any additional costs incurred prior to or during such Post-Acquisition Period to effect operating expense reductions and other operating improvements or synergies reasonably expected to result from a Specified Transaction; provided that (A) so long as such actions are taken prior to or during such Post-Acquisition Period or such costs are incurred prior to or during such Post-Acquisition Period it may be assumed, for purposes of projecting such pro forma increase or decrease to Consolidated EBITDA, that such cost savings will be realizable during the entirety of such period, or such additional costs will be incurred during the entirety of such period, and (B) any such pro forma increase or decrease to Consolidated EBITDA shall be without duplication for cost savings or additional costs already included in Consolidated EBITDA for such period.  Notwithstanding the foregoing, any Pro Forma Adjustment shall not exceed 7.5% of Consolidated EBITDA for any period.

“Pro Forma Adjustment Certificate” means any certificate by the chief financial officer of the Borrower or any other officer of the Borrower reasonably acceptable to the Administrative Agent delivered pursuant to Section 6.1(h).

“Pro Forma Basis,” “Pro Forma Compliance” and “Pro Forma Effect” means, with respect to compliance with any test or covenant hereunder, that (A) to the extent applicable, the Pro Forma Adjustment shall have been made and (B) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a sale, transfer or other disposition of all or substantially all capital stock in any Subsidiary of the Borrower or any division or product line of the Borrower or any of its Subsidiaries, shall be excluded, and (ii) in the case of a Permitted Acquisition or investment described in the definition of the term “Specified Transaction”, shall be included, (b) any retirement or repayment of Indebtedness and (c) any Indebtedness incurred by the Borrower or any of its Subsidiaries in connection therewith and if such indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness at the relevant date of determination; provided that, without limiting the application of the Pro Forma Adjustment pursuant to (A) above (but without duplication thereof or in addition thereto), the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and give effect to events (including operating expense reductions) that are (i) (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Borrower and its Subsidiaries and (z) factually supportable or (ii) otherwise consistent with the definition of the term “Pro Forma Adjustment”.

“Pro Forma Financial Statements” is defined in Section 5.1(c) hereof.

“Prohibited Lender” means any natural person or any Person identified as a “disqualified institution” by the Borrower to the Joint Lead Arrangers on or prior to September 15, 2010.

“Property” means, as to any Person, all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent balance sheet of such Person and its Subsidiaries under GAAP.

“Qualified Public Offering” shall mean the issuance by the Borrower or any direct or indirect parent of the Borrower of its common Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the U.S. Securities and Exchange Commission in accordance with the Securities Act of 1933, as amended.

“Quarterly Distributions” has the meaning assigned to such term in the Holdco LLC Agreement.

“RCRA” means the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§6901 et seq., and any future amendments.

“Refinancing” shall mean the refinancing of that certain Existing Loan Agreement and the Existing NPC Credit Agreements.

“Refinancing Indebtedness” shall have the meaning assigned to such term under Section 6.14(~~t~~s) hereof.

“Register” is defined in Section 10.10(c) hereof.

“Regulatory Event” means, with respect to any Lender, that (i) the Federal Deposit Insurance Corporation or any other Governmental Authority is appointed as conservator or Receiver for such Lender; (ii) such Lender is considered in “troubled condition” for the purposes of 12 U.S.C. § 1831i or any regulation promulgated thereunder; (iii) such Lender qualifies as “Undercapitalized,” “Significantly Undercapitalized,” or “Critically Undercapitalized” as those terms are defined in 12 C.F.R. § 208.43; or (iv) such Lender becomes subject to any formal or informal regulatory action requiring the Lender to materially improve its capital, liquidity or safety and soundness.

“Reimbursement Obligations” is defined in Section 2.3(c) hereof.

“Rejecting Lender” as defined in Section 2.8(c)(v) hereof.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees and agents of such Person and of such Person’s Affiliates.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migration into the environment.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Regulation Section 4043.

“Repricing Transaction” shall mean the prepayment, refinancing, substitution or replacement of all or a portion of the Term B-1 Loans or Term B-2 Loans with the incurrence by the Borrower or any Subsidiary of any debt financing having an effective interest cost or weighted average yield (with the comparative determinations to be made by the Administrative Agent consistent with generally accepted financial practices, after giving effect to, among other factors, margin, interest rate floors, upfront or similar fees or original issue discount shared with all providers of such financing, but excluding the effect of any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared with all providers of such financing, and without taking into account any fluctuations in LIBOR) that is less than the effective interest cost or weighted average yield (as determined by the Administrative Agent on the same basis) of such Term B-1 Loans or Term B-2 Loans, respectively, including without limitation, as may be effected through any amendment to this Agreement relating to the interest rate for, or weighted average yield of, such Term B-1 Loans or Term B-2 Loans, respectively, but excluding any Indebtedness incurred in connection with a Change of Control.

“Required Lenders” means, as of the date of determination thereof, Lenders whose outstanding Loans and interests in Letters of Credit and Unused Revolving Credit Commitments constitute more than 50% of the sum of the total outstanding Loans, interests in Letters of Credit and Unused Revolving Credit Commitments; provided that, the Revolving Credit Commitment of, and the portion of the outstanding Loans, interests in Letters of Credit and Unused Revolving Credit Commitments held or deemed held by, any Defaulting Lender shall, so long as such Lender is a Defaulting Lender, be excluded for purposes of making a determination of Required Lenders.

“Reserve Percentage” means, for any Borrowing of Eurodollar Loans, the daily average for the applicable Interest Period of the maximum rate, expressed as a decimal, at which reserves (including, without limitation, any supplemental, marginal, and emergency reserves) are imposed during such Interest Period by the Board of Governors of the Federal Reserve System (or any successor) on “eurocurrency liabilities,” as defined in such Board’s Regulation D (or in respect of any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Loans is determined or any category of extensions of credit or other assets that include loans by non-United States offices of any Lender to United States residents), subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto.  For purposes of this definition, the Eurodollar Loans shall be deemed to be “eurocurrency liabilities” as defined in Regulation D without benefit or credit for any prorations, exemptions or offsets under Regulation D.

“Restricted Subsidiary” means any Subsidiary other than an Unrestricted Subsidiary.

“Revolver Percentage” means, for each Lender, the percentage of the aggregate Revolving Credit Commitments represented by such Lender’s Revolving Credit Commitment or, if the Revolving Credit Commitments have been terminated, the percentage held by such Lender (including through participation interests in Reimbursement Obligations) of the aggregate principal amount of all Revolving Loans and L/C Obligations then outstanding.

“Revolving Credit Commitment” means, as to any Lender, the obligation of such Lender to make Revolving Loans and to participate in Swing Loans and Letters of Credit issued for the account of the Borrower hereunder in an aggregate principal or face amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1 attached hereto and made a part hereof, as the same may be reduced, increased or otherwise modified at any time or from time to time pursuant to the terms hereof.  The Borrower and the Lenders acknowledge and agree that the Revolving Credit Commitments of the Lenders aggregate $150,000,000 on the date hereof.

“Revolving Credit Commitment Increase” is defined in Section 2.14(a) hereof.

“Revolving Credit Termination Date” means November 3, 2015 or such earlier date on which the Revolving Credit Commitments are terminated in whole pursuant to Sections 2.10, 7.2 or 7.3 hereof.

“Revolving Exposure” means, with respect to any Lender as of any date of determination, (i) prior to the termination of the Revolving Credit Commitments, that Lender’s Revolving Credit Commitment; and (ii) after the termination of the Revolving Credit Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender, (b) in the case of L/C Issuer, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (net of any participations by Lenders in such Letters of Credit), (c) the aggregate amount of all participations by that Lender in any outstanding Letters of Credit or any unreimbursed drawing under any Letter of Credit, (d) in the case of the Swing Line Lender, the aggregate outstanding principal amount of all Swing Loans (net of any participations therein by other Lenders), and (e) the aggregate amount of all participations therein by that Lender in any outstanding Swing Loans.

“Revolving Facility” means the credit facility for making Revolving Loans and Swing Loans and issuing Letters of Credit described in Sections 2.2, 2.3 and 2.11 hereof.

“Revolving Loan” is defined in Section 2.2 hereof and, as so defined, includes a Base Rate Loan or a Eurodollar Loan, each of which is a “type” of Revolving Loan hereunder.

“Revolving Note” is defined in Section 2.12(d) hereof.

“S&P” means Standard & Poor’s Financial Services LLC.

“Second ~~Lien Loan~~Amendment” means the Second Amendment to the Agreement~~” shall mean that Second Lien Loan Agreement, dated the date hereof,~~, dated as of May 17, 2011, among the Borrower, the Lenders, and the Administrative Agent.

“Second Amendment Effective Date” means the date on which the conditions precedent set forth in Section 5(a) of the Second Amendment shall have been satisfied or waived.

“Second Lien Loan Agreement” means the Second Lien Loan Agreement, dated as of November 3, 2010, as the same may be amended, restated, amended and restated or supplemented from time to time ~~in accordance with this Agreement and the Intercreditor Agreement~~, among the Borrower, Credit Suisse AG, Cayman Islands Branch as administrative agent and the other parties thereto.

~~“Second Lien Loan Documents” means the “Loan Documents” as defined in the Second Lien Loan Agreement.~~

~~“Second Lien Loans” means the “Term Loans” as defined in the Second Lien Loan Agreement.~~

“Secured Parties” has the meaning assigned to that term in the Security Agreement.

“Security Agreement” means that certain Security Agreement, substantially in the form of Exhibit J, dated the date hereof by and between the Loan Parties party thereto and the Collateral Agent, as the same may be amended, modified, supplemented, restated or amended and restated from time to time.

“Solvency Certificate” means the Solvency Certificate delivered pursuant to Section 3.2(a)(vii) hereof, substantially in the form of Exhibit E to this Agreement.

“Specified Transaction” means, with respect to any period, (a) the Transactions, (b) any incurrence or repayment of Indebtedness, (c) any Permitted Acquisition or the making of other investment pursuant to which all or substantially all of the assets or stock of a Person (or any line of business or division thereof) are acquired, (d) the disposition of all or substantially all of the assets or stock of a Subsidiary (or any line of business or division thereof) or (e) other event that by the terms of the Loan Documents requires Pro Forma Compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a Pro Forma Basis.

“Stand Alone Costs” means all costs and expenses incurred by the Borrower or any of its Restricted Subsidiaries (except to the extent not reflected as a deduction in arriving at Consolidated Net Income) related to the transition of the Business to a stand alone company, including the cost of establishing separate systems and infrastructure and other carve-out related costs.

“Subsidiary” means, as to any particular parent corporation or organization, any other corporation or organization more than 50% of the outstanding Voting Stock of which is at the time directly or indirectly owned by such parent corporation or organization or by any one or more other entities which are themselves subsidiaries of such parent corporation or organization.  Unless otherwise expressly noted herein, the term “Subsidiary” means a Subsidiary of the Borrower or of any of its direct or indirect Subsidiaries.

“Swing Line” means the credit facility for making one or more Swing Loans described in Section 2.11 hereof.

“Swing Line Lender” means Fifth Third Bank.

“Swing Line Sublimit” means $50,000,000, as reduced pursuant to the terms hereof.

“Swing Loan” and “Swing Loans” each is defined in Section 2.11(a) hereof.

“Swing Note” is defined in Section 2.12(d) hereof.

“Syndication Period” shall mean the period from September 15, 2010 until the earlier to occur of (a) the date that is 60 days after the Closing Date or (b) the date that a successful syndication has been completed.

“Target” as defined in the preamble hereof.

~~“Term B Facility” means the credit facility for the Term B Loans described in Section 2.1 hereof.~~

“Term B Lender” means, collectively, the Term B-1 Lenders and the Term B-2 Lenders.

“Term B Loans” means, the collective reference to the Term B-1 Loans and the Term B-2 Loans, unless the context otherwise requires.

“Term B-1 Facility” means the credit facility for the Term B-1 Loans described in Section 2.1 hereof.

“Term B-1 Lender” means any Lender holding all or a portion of the Term B-1 Facility.

“Term B-1 Loan” is defined in Section 2.1 hereof.

“Term B-1 Loan Commitment” means, as to any Lender, the obligation of such Lender to make Term B ~~Loans hereunder~~-1 Loans hereunder (or its obligation under the Second Amendment to continue its outstanding “Existing Term B Loans” as “Continued Term B-1 Loans” (as such terms are defined in the Second Amendment)) in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 1 attached hereto and made a part hereof, as the same may be reduced pursuant to Section 2.10.  The Borrower and the Lenders acknowledge and agree that the Term B-1 Loan Commitments of the Lenders aggregate $~~1,575,000,000.~~1,621,062,500.

“Term B-1 Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Term B-1 Loans of such Lender; provided, at any time prior to the making of the Term B-1 Loans, the Term B-1 Loan Exposure of any Lender shall be equal to such Lender’s Term B-1 Loan Commitment.

“Term B-1 Loan Percentage” means, for any Lender, the percentage held by such Lender of the aggregate principal amount of all Term B-1 Loans then outstanding.

“Term B-1 Note” is defined in Section 2.12(d) hereof.

“Term B-1 Termination Date” is defined in Section 2.7(a) hereof.

“Term B-2 Facility” means the credit facility for the Term B-2 Loans described in Section 2.1 hereof.

“Term B-2 Lender” means any Lender holding all or a portion of the Term B-2 Facility.

“Term B-2 Loan” is defined in Section 2.1 hereof.

“Term B-2 Loan Commitment” means, as to any Lender, the obligation of such Lender to make Term B-2 Loans hereunder (or its obligation under the Second Amendment to continue its outstanding “Existing Term B Loans” as “Continued Term B-2 Loans” (as such terms are defined in the Second Amendment)) in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 1 attached hereto and made a part hereof, as the same may be reduced pursuant to Section 2.10.  The Borrower and the Lenders acknowledge and agree that the Term B-2 Loan Commitments of the Lenders aggregate $150,000,000.

“Term B-2 Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Term B-2 Loans of such Lender; provided, at any time prior to the making of the Term B-2 Loans, the Term B-2 Loan Exposure of any Lender shall be equal to such Lender’s Term B-2 Loan Commitment.

“Term B-2 Loan Percentage” means, for any Lender, the percentage held by such Lender of the aggregate principal amount of all Term B-2 Loans then outstanding.

“Term B-2 Note” is defined in Section 2.12(d) hereof.

“Term B-2 Termination Date” is defined in Section 2.7(b) hereof.

“Term Commitment Increase” is defined in Section 2.14(a) hereof~~,~~.

“Term Loan Funding Date” means the date on which the conditions precedent set forth in Section 5(b) of the Second Amendment shall have been satisfied or waived.

“Total Consideration” means the total amount (but without duplication) of (a) cash paid in connection with any Acquisition, plus (b) Indebtedness for borrowed money payable to the seller in connection with such Acquisition, plus (c) the fair market value of any equity securities, including any warrants or options therefor, delivered to the seller in connection with any Acquisition, plus (d) the amount of Indebtedness assumed in connection with any Acquisition.

“Total Funded Debt” means, at any time the same is to be determined, (a) the aggregate of all Indebtedness under clauses (a), (c), (d) and (e) (to the extent, in the case of clause (e), that such obligations are funded obligations) of such definition of the Borrower and its Restricted Subsidiaries as determined on a consolidated basis in accordance with GAAP, minus (b) the amount of unrestricted cash and Cash Equivalents held by the Borrower and its Restricted Subsidiaries and cash and Cash Equivalents restricted in favor of the Administrative Agent~~,~~ or the Collateral Agent ~~or the Administrative Agent or Collateral Agent under the Second Lien Loan Agreement~~; provided that in making a calculation of Total Funded Debt, the amount of Revolving Loans and/or Swing Loans included therein shall be deemed to be the sum of the outstanding balance of Revolving Loans and Swing Loans outstanding on each day of the period ending on the date of determination divided by the number of days in such period; provided further that, to the extent any Cure Amount is included in the calculation of Consolidated EBITDA for any period, then such Cure Amount shall be excluded from clause (b) above.

“Transaction Expenses” means any fees, costs or expenses incurred or paid by the Borrower or any of its Restricted Subsidiaries in connection with the Transactions.

“Transactions” means, collectively, (a) the transactions contemplated by this Agreement and the other Loan Documents, (b) the ~~funding of the Second Lien Loans and the other transactions contemplated by the Second Lien Loan Agreement and the other Second Lien Loan Documents, (c) the~~ consummation of the NPC Acquisition, (~~d~~c) the Refinancing and (~~e~~d) the payment of the Transaction Expenses.

“UCC” means the Uniform Commercial Code as in effect from time to time (except as otherwise specified) in any applicable state or jurisdiction.

“Unfunded Vested Liabilities” means, for any Plan at any time, the amount (if any) by which the present value of all vested nonforfeitable accrued benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

“Unrestricted Subsidiary” means (a) any Subsidiary designated by the Borrower as an Unrestricted Subsidiary pursuant to Section 6.9 subsequent to the Closing Date and (b) any Subsidiary of an Unrestricted Subsidiary.

“Unused Revolving Credit Commitments” means, at any time, the difference between the Revolving Credit Commitments then in effect and the aggregate outstanding principal amount of Revolving Loans and L/C Obligations; provided that Swing Loans outstanding from time to time shall not be deemed to reduce the Unused Revolving Credit Commitment of the Lenders for purposes of computing the Commitment Fee under Section 2.13(a) hereof.

“Voting Stock” of any Person means capital stock or other Equity Interests of any class or classes (however designated) having ordinary power for the election of directors or other similar governing body of such Person (including, without limitation, general partners of a partnership), other than stock or other Equity Interests having such power only by reason of the happening of a contingency.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the quotient obtained by dividing:

(a)           the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness multiplied by the amount of such payment; by

(b)           the sum of all such payments.

“Welfare Plan” means a “welfare plan” as defined in Section 3(1) of ERISA.

“Wholly-owned Subsidiary” means, at any time, any Subsidiary of which all of the issued and outstanding shares of capital stock (other than directors’ qualifying shares and shares held by a resident of the jurisdiction, in each case, as required by law) or other Equity Interests are owned by any one or more of the Borrower and the Borrower’s other Wholly-owned Subsidiaries at such time.

Section 1.2.                    Interpretation.  The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined.  The words “hereof,” “herein,” and “hereunder” and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  All references to time of day herein are references to New York City, New York time unless otherwise specifically provided.  Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP, except as otherwise provided herein in the definition of “Capital Lease”.  All terms that are used in this Agreement which are defined in the UCC of the State of New York shall have the same meanings herein as such terms are defined in the New York UCC, unless this Agreement shall otherwise specifically provide.

Section 1.3.                    Change in Accounting Principles.  If, after the date of this Agreement, there shall occur any change in GAAP from those used in the preparation of the financial statements referred to in Section 6.1 hereof and such change shall result in a change in the method of calculation of any financial covenant, standard or term found in this Agreement, either the Borrower or the Required Lenders may by notice to the Lenders and the Borrower, respectively, require that the Lenders and the Borrower negotiate in good faith to amend such covenants, standards, and term so as equitably to reflect such change in accounting principles, with the desired result being that the criteria for evaluating the financial condition of the Borrower and its Restricted Subsidiaries shall be the same as if such change had not been made.  No delay by the Borrower or the Required Lenders in requiring such negotiation shall limit their right to so require such a negotiation at any time after such a change in accounting principles.  Until any such covenant, standard, or term is amended in accordance with this Section 1.3, financial covenants (and all related defined terms) shall be computed and determined in accordance with GAAP in effect prior to such change in accounting principles.  Without limiting the generality of the foregoing, the Borrower shall neither be deemed to be in compliance with any covenant hereunder nor out of compliance with any covenant hereunder if such state of compliance or noncompliance, as the case may be, would not exist but for the occurrence of a change in accounting principles after the date hereof.

SECTION 2.                           THE LOAN FACILITIES.

Section 2.1.                    The Term B Loans.

(a)           ~~.~~  Subject to the terms and conditions set forth ~~herein~~in the Second Amendment, each Term B-1 Lender agrees, severally and not jointly, to make, continue or convert a term loan (each individually a “Term B-1 Loan” and, collectively, the “Term B-1 Loans”) in Dollars to the Borrower on the ~~Closing~~Term Loan Funding Date in a principal amount not to exceed such Term B-1 Lender’s Term B-1 Loan Commitment.

(b)           Subject to the terms and conditions set forth in the Second Amendment, each Term B-2 Lender agrees, severally and not jointly, to make, continue or convert a term loan (each individually a “Term B-2 Loan” and, collectively, the “Term B-2 Loans”) in Dollars to the Borrower on the Term Loan Funding Date in a principal amount not to exceed such Term B-2 Lender’s Term B-2 Loan Commitment.

Section 2.2.                    Revolving Credit Commitments.  Prior to the Revolving Credit Termination Date, each Lender severally and not jointly agrees, subject to the terms and conditions hereof, to make revolving loans (each individually a “Revolving Loan” and, collectively, the “Revolving Loans”) in Dollars to the Borrower from time to time up to the amount of such Lender’s Revolving Credit Commitment in effect at such time; provided, however, the sum of the aggregate principal amount of Revolving Loans, Swing Loans and L/C Obligations at any time outstanding shall not exceed the sum of the total Revolving Credit Commitments in effect at such time.  Each Borrowing of Revolving Loans shall be made ratably by the Lenders in proportion to their respective Revolver Percentages.  As provided in Section 2.5(a), and subject to the terms hereof, the Borrower may elect that each Borrowing of Revolving Loans be either Base Rate Loans or Eurodollar Loans.  Revolving Loans may be repaid and reborrowed before the Revolving Credit Termination Date, subject to the terms and conditions hereof.  Subject to Section 5.7, no more than $50,000,000 of the Revolving Credit Commitments shall be available for borrowings on the Closing Date.

Section 2.3.                    Letters of Credit.

(a)           General Terms.  Subject to the terms and conditions hereof, as part of the Revolving Facility, the L/C Issuer shall issue standby letters of credit (each a “Letter of Credit”) for the Borrower’s and its Subsidiaries’ account in an aggregate undrawn face amount up to the L/C Sublimit; provided, however, the sum of the Revolving Loans, Swing Loans and L/C Obligations at any time outstanding shall not exceed the sum of all Revolving Credit Commitments in effect at such time.  Each Lender shall be obligated to reimburse the L/C Issuer for such Lender’s Revolver Percentage of the amount of each drawing under a Letter of Credit and, accordingly, each Letter of Credit shall constitute usage of the Revolving Credit Commitment of each Lender pro rata in an amount equal to its Revolver Percentage of the L/C Obligations then outstanding.

(b)           Applications.  At any time before the Revolving Credit Termination Date, the L/C Issuer shall, at the request of the Borrower, issue one or more Letters of Credit in Dollars, in form and substance acceptable to the L/C Issuer, with expiration dates no later than the earlier of (i) 12 months from the date of issuance (or which are cancelable not later than 12 months from the date of issuance and each renewal) or (ii) five days prior to the Revolving Credit Termination Date, in an aggregate face amount as requested by the Borrower subject to the limitations set forth in paragraph (a) of this Section 2.3, upon the receipt of a duly executed application for the relevant Letter of Credit in the form then customarily prescribed by the L/C Issuer for the Letter of Credit requested (each an “Application”); provided that any Letter of Credit with a 12-month tenor may provide for the renewal thereof for additional 12-month periods (which shall in no event extend beyond the date referred to in clause (ii) above).  Notwithstanding anything contained in any Application to the contrary:  (i) the Borrower shall pay fees in connection with each Letter of Credit as set forth in Section 2.13(b) hereof, and (ii) if the L/C Issuer is not timely reimbursed for the amount of any drawing under a Letter of Credit as required pursuant to paragraph (c) of this Section 2.3, the Borrower’s obligation to reimburse the L/C Issuer for the amount of such drawing shall bear interest (which the Borrower hereby promises to pay) from and after the date such drawing is paid to but excluding the date of reimbursement by the Borrower at a rate per annum equal to the sum of 2.0% plus the Applicable Margin plus the Base Rate from time to time in effect (computed on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed).  Without limiting the foregoing, the L/C Issuer’s obligation to issue a Letter of Credit or increase the amount of a Letter of Credit is subject to the terms or conditions of this Agreement (including the conditions set forth in Section 3.1 and the other terms of this Section 2.3).

(c)           The Reimbursement Obligations.  Subject to Section 2.3(b) hereof, the obligation of the Borrower to reimburse the L/C Issuer for all drawings under a Letter of Credit (a “Reimbursement Obligation”) shall be governed by the Application related to such Letter of Credit and this Agreement, except that reimbursement shall be paid by no later than 2:00 p.m. (New York City time) on the date which each drawing is to be paid if the Borrower has been informed of such drawing by the L/C Issuer on or before 11:30 a.m. (New York City time) on the date when such drawing is to be paid or, if notice of such drawing is given to the Borrower after 11:30 a.m. (New York City time) reimbursement shall be made on the next Business Day following the date when such drawing is to be paid, by the end of such day, in all instances in immediately available funds at the Administrative Agent’s principal office in New York, New York or such other office as the Administrative Agent may designate in writing to the Borrower, and the Administrative Agent shall thereafter cause to be distributed to the L/C Issuer such amount(s) in like funds.  If the Borrower does not make any such reimbursement payment on the date due and the Participating Lenders fund their participations in the manner set forth in Section 2.3(d) below, then all payments thereafter received by the Administrative Agent in discharge of any of the relevant Reimbursement Obligations shall be distributed in accordance with Section 2.3(d) below.  In addition, for the benefit of the Administrative Agent, the L/C Issuer and each Lender, the Borrower agrees that, notwithstanding any provision of any Application, its obligations under this Section 2.3(c) and each Application shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and the Applications, under all circumstances whatsoever, and irrespective of any claim or defense that the Borrower may otherwise have against the Administrative Agent, the L/C Issuer or any Lender, including without limitation (i) any lack of validity or enforceability of any Loan Document; (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Loan Document; (iii) the existence of any claim of set-off the Borrower may have at any time against a beneficiary of a Letter of Credit (or any Person for whom a beneficiary may be acting), the Administrative Agent, the L/C Issuer, any Lender or any other Person, whether in connection with this Agreement, another Loan Document, the transaction related to the Loan Document or any unrelated transaction; (iv) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (v) payment by the Administrative Agent or a L/C Issuer under a Letter of Credit against presentation to the Administrative Agent or a L/C Issuer of a draft or certificate that does not comply with the terms of the Letter of Credit, provided that the Administrative Agent’s or L/C Issuer’s determination that documents presented under the Letter of Credit complied with the terms thereof did not constitute gross negligence, bad faith or willful misconduct of the Administrative Agent or L/C Issuer; or (vi) any other act or omission to act or delay of any kind by the Administrative Agent or a L/C Issuer, any Lender or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this Section 2.3(c), constitute a legal or equitable discharge of the Borrower’s obligations hereunder or under an Application.

(d)           The Participating Interests.  Each Lender (other than the Lender acting as L/C Issuer) severally and not jointly agrees to purchase from the L/C Issuer, and the L/C Issuer hereby agrees to sell to each such Lender (a “Participating Lender”), an undivided participating interest (a “Participating

Interest”) to the extent of its Revolver Percentage in each Letter of Credit issued by, and each Reimbursement Obligation owed to, the L/C Issuer.  Upon Borrower’s failure to pay any Reimbursement Obligation on the date and at the time required, or if the L/C Issuer is required at any time to return to the Borrower or to a trustee, receiver, liquidator, custodian or other Person any portion of any payment of any Reimbursement Obligation, each Participating Lender shall, not later than the Business Day it receives a certificate in the form of Exhibit A hereto from the L/C Issuer (with a copy to the Administrative Agent) to such effect, if such certificate is received before 12:00 noon (New York City time), or not later than 12:00 noon (New York City time) the following Business Day, if such certificate is received after such time, pay to the Administrative Agent for the account of the L/C Issuer an amount equal to such Participating Lender’s Revolver Percentage of such unpaid Reimbursement Obligation together with interest on such amount accrued from the date the L/C Issuer made the related payment to the date of such payment by such Participating Lender at a rate per annum equal to:  (i) from the date the L/C Issuer made the related payment to the date two Business Days after payment by such Participating Lender is due hereunder, the Federal Funds Rate for each such day and (ii) from the date two Business Days after the date such payment is due from such Participating Lender to the date such payment is made by such Participating Lender, the Base Rate in effect for each such day.  Each such Participating Lender shall, after making its appropriate payment, be entitled to receive its Revolver Percentage of each payment received in respect of the relevant Reimbursement Obligation and of interest paid thereon, with the L/C Issuer retaining its Revolver Percentage thereof as a Lender hereunder.

The several obligations of the Participating Lenders to the L/C Issuer under this Section 2.3 shall be absolute, irrevocable and unconditional under any and all circumstances and shall not be subject to any set-off, counterclaim or defense to payment which any Participating Lender may have or has had against the Borrower, the L/C Issuer, the Administrative Agent, any Lender or any other Person.  Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any reduction or termination of the Revolving Credit Commitment of any Lender, and each payment by a Participating Lender under this Section 2.3 shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)           Indemnification.  The Participating Lenders shall, to the extent of their respective Revolver Percentages, indemnify the L/C Issuer (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the L/C Issuer’s gross negligence or willful misconduct) that the L/C Issuer may suffer or incur in connection with any Letter of Credit issued by it.  The obligations of the Participating Lenders under this Section 2.3(e) and all other parts of this Section 2.3 shall survive termination of this Agreement and of all Applications, Letters of Credit, and all drafts and other documents presented in connection with drawings thereunder.

(f)            Manner of Requesting a Letter of Credit.  The Borrower shall provide at least three Business Days’ advance written notice to the Administrative Agent (or such lesser notice as the Administrative Agent and the L/C Issuer may agree in their sole discretion) of each request for the issuance of a Letter of Credit, each such notice to be accompanied by a properly completed and executed Application for the requested Letter of Credit and, in the case of an extension or amendment or an increase in the amount of a Letter of Credit, a written request therefor, in a form acceptable to the Administrative Agent and the L/C Issuer, in each case, together with the fees called for by this Agreement.  The Administrative Agent shall promptly notify the L/C Issuer of the Administrative Agent’s receipt of each such notice and the L/C Issuer shall promptly notify the Administrative Agent and the Lenders of the issuance of a Letter of Credit.

(g)           Conflict with Application.  In the event of any conflict or inconsistency between this Agreement and the terms of any Application, the terms of the Agreement shall control.

(h)           Letters of credit outstanding under the Existing Loan Agreement or the Existing NPC Credit Agreements on the Closing Date shall be deemed issued under the Revolving Facility to the extent the applicable letter of credit issuer under such facility is an L/C Issuer under the Revolving Facility.

Section 2.4.                    Applicable Interest Rates.

(a)           Term ~~B~~ Base Rate Loans.  Each Term B Loan that is a Base Rate Loan made or maintained by a Lender shall bear interest (computed on the basis of a year of 365 or 366 days, as the case may be, and the actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced or created by conversion from a Eurodollar Loan until, but excluding, the date of repayment thereof at a rate per annum equal to the sum of the Applicable Margin plus the Base Rate from time to time in effect, payable in arrears on the last Business Day of each March, June, September and December and at maturity (whether by acceleration or otherwise).

(b)           Term ~~B~~ Eurodollar Loans.  Each Term B Loan that is a Eurodollar Loan made or maintained by a Lender shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced, continued or created by conversion from a Base Rate Loan until, but excluding, the date of repayment thereof at a rate per annum equal to the sum of the Applicable Margin plus the Adjusted LIBOR applicable for such Interest Period, payable in arrears on the last day of the Interest Period and at maturity (whether by acceleration or otherwise), and, if the applicable Interest Period is longer than three months, on each day occurring every three months after the commencement of such Interest Period.

(c)           Revolving Base Rate Loans.  Each Revolving Loan that is a Base Rate Loan made or maintained by a Lender shall bear interest (computed on the basis of a year of 365 or 366 days, as the case may be, and the actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced or created by conversion from a Eurodollar Loan until, but excluding, the date of repayment thereof at a rate per annum equal to the sum of the Applicable Margin plus the Base Rate from time to time in effect, payable in arrears on the last Business Day of each March, June, September and December and at maturity (whether by acceleration or otherwise).

(d)           Revolving Eurodollar Loans.  Each Revolving Loan that is a Eurodollar Loan made or maintained by a Lender shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced, continued or created by conversion from a Base Rate Loan until, but excluding, the date of repayment thereof at a rate per annum equal to the sum of the Applicable Margin plus the Adjusted LIBOR applicable for such Interest Period, payable in arrears on the last day of the Interest Period and at maturity (whether by acceleration or otherwise), and, if the applicable Interest Period is longer than three months, on each day occurring every three months after the commencement of such Interest Period.

(e)           Default Rate.  While any Event of Default under Section 7.1(a) with respect to the late payment of principal or interest or Section 7.1(j) or (k) exists or after acceleration, the Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the overdue amounts of all Loans, Reimbursement Obligations, interest or other amounts owing hereunder by it at a rate per annum equal to 2.0% per annum plus (i) in the case of Loans, the interest rate otherwise applicable thereto and (ii) otherwise, the Base Rate then in effect.  While any Event of Default exists or after acceleration, interest shall be paid on demand of the Administrative Agent at the request or with the consent of the Required Lenders.

(f)            Rate Determinations.  The Administrative Agent shall determine each interest rate applicable to the Revolving Loans and the Reimbursement Obligations hereunder, and its determination thereof shall be conclusive and binding except in the case of manifest error.

Section 2.5.                    Manner of Borrowing Loans and Designating Applicable Interest Rates.

(a)           Notice to the Administrative Agent.  The Borrower shall give notice to the Administrative Agent by no later than 12:00 noon (New York City time):  (i) at least three Business Days before the date on which the Borrower requests the Lenders to advance a Borrowing of Loans that are Eurodollar Loans and (ii) on the date the Borrower requests the Lenders to advance a Borrowing of Loans that are Base Rate Loans.  The Loans included in each Borrowing of Loans shall bear interest initially at the type of rate specified in such notice.  Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Borrowing of Loans or, subject to Section 2.6 hereof, a portion thereof, as follows:  (i) if such Borrowing of Loans is of Eurodollar Loans, on the last day of the Interest Period applicable thereto, the Borrower may continue part or all of such Borrowing as Eurodollar Loans or convert part or all of such Borrowing into Base Rate Loans or (ii) if such Borrowing of Loans is of Base Rate Loans, on any Business Day, the Borrower may convert all or part of such Borrowing into Eurodollar Loans for an Interest Period or Interest Periods specified by the Borrower.  The Borrower shall give all such notices requesting the advance, continuation or conversion of a Borrowing of Loans to the Administrative Agent by telephone or telecopy (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing), substantially in the form attached hereto as Exhibit B (Notice of Borrowing) or Exhibit C (Notice of Continuation/Conversion), as applicable, or in such other form acceptable to the Administrative Agent.  Notice of the continuation of a Borrowing of Loans that are Eurodollar Loans for an additional Interest Period or of the conversion of part or all of a Borrowing of Loans that are Base Rate Loans into Eurodollar Loans must be given by no later than 12:00 noon (New York City time) at least three Business Days before the date of the requested continuation or conversion.  All notices concerning the advance, continuation or conversion of a Borrowing of Loans shall specify the date of the requested advance, continuation or conversion of a Borrowing of Loans (which shall be a Business Day), the amount of the requested Borrowing to be advanced, continued or converted, the type of Loans (Base Rate Loans or Eurodollar Loans) to comprise such new, continued or converted Borrowing and, if such Borrowing is to be comprised of Eurodollar Loans, the Interest Period applicable thereto.  If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month’s duration.  The Borrower agrees that the Administrative Agent may rely on any such telephonic or telecopy notice given by any person the Administrative Agent in good faith believes is an Authorized Representative without the necessity of independent investigation (the Borrower hereby indemnifies the Administrative Agent from any liability or loss ensuing from such reliance) and, in the event any such notice by telephone conflicts with any written confirmation, such telephonic notice shall govern if the Administrative Agent has acted in reliance thereon.

(b)           Notice to the Lenders.  The Administrative Agent shall give prompt telephonic or telecopy notice to each Lender of any notice from the Borrower received pursuant to Section 2.5(a) above and, if such notice requests the Lenders to make Eurodollar Loans, the Administrative Agent shall give notice to the Borrower and each Lender of the interest rate applicable thereto promptly after the Administrative Agent has made such determination.

(c)           Borrower’s Failure to Notify; Automatic Continuations and Conversions.  If the Borrower fails to give proper notice of the continuation or conversion of any outstanding Borrowing of Loans that are Eurodollar Loans before the last day of its then current Interest Period within the period required by Section 2.5(a) and such Borrowing is not prepaid in accordance with Section 2.8(b), such Borrowing shall, at the end of the Interest Period applicable thereto,  automatically be converted into a Base Rate Borrowing.  In the event the Borrower fails to give notice pursuant to Section 2.5(a) of a Borrowing of Loans equal to the amount of a Reimbursement Obligation and has not notified the Administrative Agent by 1:00 p.m. (New York City time) on the day such Reimbursement Obligation becomes due that it intends to repay such Reimbursement Obligation through funds not borrowed under this Agreement, the Borrower shall be deemed to have requested a Borrowing of Loans that are Base Rate Loans (or, at the option of the Administrative Agent, under the Swing Line) on such day in the amount of the Reimbursement Obligation then due, which Borrowing, if otherwise available hereunder, shall be applied to pay the Reimbursement Obligation then due.

(d)           Disbursement of Loans.  Not later than 2:00 p.m. (New York City time) on the date of any requested advance of a new Borrowing of Loans, subject to Section 3 hereof, each Lender shall make available its Loan comprising part of such Borrowing in funds immediately available at the principal office of the Administrative Agent in New York, New York.  The Administrative Agent shall promptly wire transfer the proceeds of each new Borrowing of Loans to an account designated by the Borrower in the applicable notice of borrowing.

(e)           Administrative Agent Reliance on Lender Funding.  Unless the Administrative Agent shall have been notified by a Lender prior to (or, in the case of a Borrowing of Base Rate Loans, by 1:00 p.m. (New York City time) on such date) the date on which such Lender is scheduled to make payment to the Administrative Agent of the proceeds of a Loan (which notice shall be effective upon receipt) that such Lender does not intend to make such payment, the Administrative Agent may assume that such Lender has made such payment when due and the Administrative Agent, in reliance upon such assumption may (but shall not be required to) make available to the Borrower the proceeds of the Loan to be made by such Lender and, if any Lender has not in fact made such payment to the Administrative Agent, such Lender shall, on demand, pay to the Administrative Agent the amount made available to the Borrower attributable to such Lender together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on (but excluding) the date such Lender pays such amount to the Administrative Agent at a rate per annum equal to:  (i) from the date the related advance was made by the Administrative Agent to the date two Business Days after payment by such Lender is due hereunder, the greater of, for each such day, (x) the Federal Funds Rate and (y) an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any standard administrative or processing fees charged by the Administrative Agent in connection with such Lender’s non-payment and (ii) from the date two Business Days after the date such payment is due from such Lender to the date such payment is made by such Lender, the Base Rate in effect for each such day.  If such amount is not received from such Lender by the Administrative Agent immediately upon demand, the Borrower will, on demand, repay to the Administrative Agent the proceeds of the Loan attributable to such Lender with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan, but without such payment being considered a payment or prepayment of a Loan under Section 8.1 hereof so that the Borrower will have no liability under such Section with respect to such payment.

Section 2.6.                    Minimum Borrowing Amounts; Maximum Eurodollar Loans.  Each Borrowing of Base Rate Loans advanced under the applicable Facility shall be in an amount not less than $1,000,000 or such greater amount that is an integral multiple of $1,000,000.  Each Borrowing of Eurodollar Loans advanced, continued or converted under the applicable Facility shall be in an amount equal to $1,000,000 or such greater amount that is an integral multiple of $1,000,000.  Without the Administrative Agent’s consent, there shall not be more than five Borrowings of Eurodollar Loans outstanding at any one time.

Section 2.7.                    Maturity of Loans.

(a)           Scheduled Payments of Term B-1 Loans.  The Borrower shall make principal payments on the Term B-1 Loans in installments on the last Business Day of each March, June, September and

December in each year, commencing with the calendar quarter ending ~~March 31,~~  June 30, 2011, in an aggregate amount equal to 0.25% of the aggregate principal amount of the Term B-1 Loans advanced, continued or converted on the ~~Closing~~Term Loan Funding Date (which payments in each case shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.8(a), Section 2.8(c) and Section 2.8(e), as applicable); it being further agreed that a final payment comprised of all principal and interest not sooner paid on the Term B-1 Loans, shall be due and payable on November 3, 2016, the final maturity thereof (the “Term B-1 Termination Date”).

(b)           Term B-2 Loans.  The Term B-2 Loans, for both principal and accrued but unpaid interest thereon, shall mature and become due and payable by the Borrower on November 3, 2017 (the “Term B-2 Termination Date”).

(c)           ~~(b)~~ Revolving Loans.  Each Revolving Loan, both for principal and interest, shall mature and become due and payable by the Borrower on the Revolving Credit Termination Date.

Section 2.8.                    Prepayments.

(a)           Voluntary Prepayments of Term B Loans.  (i)  The Borrower may, at its option, upon notice as herein provided, prepay without premium or penalty (subject to the requirements of Section 2.8(a)(ii) below and except as set forth in Section 8.1 below) at any time all, or from time to time any part of, the Term B-1 Loans and the Term B-2 Loans, in each case, in a minimum aggregate amount of $5,000,000 or such greater amount that is an integral multiple of $1,000,000 or, if less, the entire principal amount thereof then outstanding.  The amount of each such optional prepayment shall be applied to the outstanding Term B-1 Loans and Term B-2 Loans, pro rata; provided, however, that the Borrower shall have the ability to prepay the Term B-2 Loans prior to prepaying the Term B-1 Loans in an aggregate amount up to (x) $50,000,000 minus any amount paid pursuant to Section 6.18(f) plus (y) the Growth Amount.  The Borrower will give the Administrative Agent written notice (or telephone notice promptly confirmed by written notice) of each optional prepayment under this Section 2.8(a) prior to 12:00 noon (New York time) at least one Business Day in the case of Base Rate Loans and three Business Days in the case of Eurodollar Loans prior to the date fixed for such prepayment (which notice may be revoked at the Borrower’s option).  Each such notice shall specify the date of such prepayment (which shall be a Business Day), the principal amount of ~~the~~such Term B Loans to be prepaid and the interest to be paid on the prepayment date with respect to such principal amount being repaid.  Any prepayments made pursuant to this Section 2.8(a) shall be applied against the remaining scheduled installments of principal due in respect of such Term B Loans in the manner specified by the Borrower or, if not so specified on or prior to the date of such optional prepayment, in direct order of maturity and may not be reborrowed.

(ii)           Notwithstanding anything to the contrary in this Section 2.8, in the event that, on or prior to the first anniversary of the Second Amendment Effective Date, the Borrower (A) prepays, refinances, substitutes or replaces any Term B Loans in connection with a Repricing Transaction (including, for avoidance of doubt, any prepayment made pursuant to Section 2.8(a)(i) that constitutes a Repricing Transaction), or (B) effects any amendment of this Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders, (x) in the case of clause (A), a prepayment premium of 1.00% of the aggregate principal amount of the Term B Loans so prepaid, refinanced, substituted or replaced and (y) in the case of clause (B), a fee equal to 1.00% of the aggregate principal amount of the applicable Term B Loans outstanding immediately prior to such amendment. Such amounts shall be due and payable on the date of effectiveness of such Repricing Transaction. If in connection with a Repricing Transaction on or prior to such first anniversary of the Second Amendment Effective Date any Lender is replaced as a result of its being a

Non-Consenting Lender in respect of such Repricing Transaction pursuant to Section 10.11(b), such Lender shall be entitled to the fee provided under this Section 2.8(a)(ii).

(b)           Voluntary Prepayments of Revolving Loans and Swing Loans.  The Borrower may prepay without premium or penalty (except as set forth in Section 8.1 below) and in whole or in part any Borrowing of (i) Revolving Loans that are Eurodollar Loans at any time upon at least three Business Days prior notice by the Borrower to the Administrative Agent, (ii) Revolving Loans that are Base Rate Loans at any time upon at least one Business Day’s prior notice by the Borrower to the Administrative Agent (in the case of each of clauses (i) and (ii), such notice must be in writing (or telephone notice promptly confirmed by written notice) and received by the Administrative Agent prior to 2:00 p.m. (New York time) on such date) or (iii) Swing Loans at any time without prior notice, in each case, such prepayment to be made by the payment of the principal amount to be prepaid and, in the case of any Eurodollar Loans, accrued interest thereon to the date fixed for prepayment plus any amounts due the Lenders under Section 8.1; provided, however, the Borrower may not partially repay a Borrowing (other than a Borrowing of Swing Loans) (i) if such Borrowing is of Base Rate Loans, in a principal amount less than $500,000, and (ii) if such Borrowing is of Eurodollar Loans, in a principal amount less than $1,000,000, except, in each case, in such lesser amount of the entire principal amount thereof then outstanding.

(c)           Mandatory Prepayments.  ~~(i)~~

(i)            If the Borrower or any Restricted Subsidiary shall at any time or from time to time incur any Indebtedness (other than with respect to any Indebtedness permitted to be incurred pursuant to Section 6.14), then (x) the Borrower shall promptly notify the Administrative Agent of such Indebtedness (including the amount of the estimated Net Cash Proceeds to be received by the Borrower or such Restricted Subsidiary in respect thereof) and (y) promptly upon receipt by the Borrower or the Restricted Subsidiary of the Net Cash Proceeds from the incurrence of such Indebtedness, the Borrower shall prepay the Obligations in an aggregate amount equal to 100% of the amount of all such Net Cash Proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses.  The amount of each such prepayment shall be applied first to the outstanding Term B-1 Loans until paid in full and then to the Revolving Loans until paid in full and then to the Swing Loans; provided, however, subject to Section 2.9, after the occurrence and during the continuation of an Event of Default, the amount of each such prepayment shall be applied first to the outstanding Term B-1 Loans and Term B-2 Loans, pro rata, until paid in full, and then to the Revolving Loans until paid in full and then to the Swing Loans.

(ii)           If the Borrower or any Restricted Subsidiary shall at any time or from time to time make a Disposition or shall suffer an Event of Loss resulting in Net Cash Proceeds in excess of $5,000,000 in a single transaction or in a series of related transactions or $10,000,000 in the aggregate for all such Dispositions or Events of Loss during such fiscal year, then (x) the Borrower shall promptly notify the Administrative Agent of such Disposition or Event of Loss (including the amount of the estimated Net Cash Proceeds to be received by the Borrower or such Restricted Subsidiary in respect thereof) and (y) promptly upon receipt by the Borrower or the Restricted Subsidiary of the Net Cash Proceeds of such Disposition or such Event of Loss, the Borrower shall prepay the Obligations in an aggregate amount equal to 100% of the amount of all such Net Cash Proceeds in excess of the amount specified above; provided that in the case of each Disposition and Event of Loss, if the Borrower states in its notice of such event that the Borrower or the applicable Restricted Subsidiary intends to invest or reinvest, as applicable, within one year of the applicable Disposition or receipt of Net Cash Proceeds from an Event of Loss, the Net Cash Proceeds thereof (A) in fixed or capital assets used or useful in the business of the Borrower or its Restricted Subsidiaries or (B) to finance Permitted Acquisitions and investments in third party companies or businesses permitted pursuant to Section 6.17, then so long as no Event of Default then exists, the Borrower shall not be required to make a mandatory prepayment under this Section in respect of such Net Cash Proceeds to the extent such Net Cash Proceeds are actually invested or reinvested within such one-year period, or the Borrower or a Restricted Subsidiary has entered into a binding contract to so invest or reinvest such Net Cash Proceeds during such one-year period and such Net Cash Proceeds are so reinvested within 180 days after the expiration of such one-year period; provided, however, that if any Net Cash Proceeds have not been so invested or reinvested prior to the expiration of the applicable period, the Borrower shall promptly prepay the Obligations in the amount of such Net Cash Proceeds in excess of the amount specified above not so invested or reinvested.  The amount of each such prepayment shall be applied first to the outstanding Term B-1 Loans and Term B-2 Loans, pro rata, until paid in full and then to the Revolving Loans until paid in full and then to the Swing Loans.

(iii)          On or before April 10th of each year (beginning with April 10th, 2012), the Borrower shall prepay the then-outstanding Loans by an amount equal to (A) 50% of Excess Cash Flow of Borrower and its Restricted Subsidiaries for the most recently completed fiscal year of the Borrower; provided that the foregoing percentage shall be reduced to 25% when the Leverage Ratio is equal to or less than 3.75:~~1.0~~1.0, and 0% when the Leverage Ratio is equal to or less than 3.25:1.00 minus (B) the principal amount of any Term B Loans and Revolving Loans (to the extent accompanied by a permanent reduction of the Revolving Credit Commitment) voluntarily prepaid pursuant to paragraphs (a) and (b) above made during such fiscal year on or prior to April 10th of the current year; provided that, the amount required to be paid under this Section 2.8(c)(iii) shall not in any event be reduced to less than zero, and no such voluntary prepayments shall reduce the payments required to be made under this Section 2.8(c)(iii) for more than one fiscal year.  The amount of each such prepayment shall be applied first to the outstanding Term B-1 Loans until paid in full and then to the Revolving Loans until paid in full and then to the Swing Loans; provided, however, subject to Section 2.9, after the occurrence and during the continuation of an Event of Default, the amount of each such prepayment shall be applied first to the outstanding Term B-1 Loans and Term B-2 Loans, pro rata, until paid in full, and then to the Revolving Loans until paid in full and then to the Swing Loans.

(iv)          The Borrower shall, on each date the Revolving Credit Commitments are reduced pursuant to Section 2.10, prepay the Revolving Loans and Swing Loans and, if necessary after such Revolving Loans and Swing Loans have been repaid in full, replace or cause to be canceled (or provide an L/C Backstop or make other arrangements reasonably satisfactory to the L/C Issuer) outstanding Letters of Credit by the amount, if any, necessary to reduce the sum of the aggregate principal amount of Revolving Loans, Swing Loans and L/C Obligations then outstanding to the amount to which the Revolving Credit Commitments have been so reduced.

(v)           Notwithstanding the foregoing, each Term B-1 Lender and Term B-2 Lender shall have the right to reject its Term B-1 Loan Percentage or Term B-2 Loan Percentage, as applicable, of any mandatory prepayment of the Term B-1 Loans and Term B-2 Loans pursuant to Section 2.8(c)(i), (ii) and (iii) above (each such Lender, a “Rejecting Lender”), in which case the amounts so rejected may be retained by the Borrower.

(vi)          Unless the Borrower otherwise directs, prepayments of Revolving Loans under this Section 2.8(c) shall be applied first to Borrowings of Base Rate Loans until payment in full thereof with any balance applied to Borrowings of Eurodollar Loans in the order in which their Interest Periods expire.  Each prepayment of Loans under this Section 2.8(c) shall be made by the payment of the principal amount to be prepaid and, in the case of any Term B Loans, Swing Loans or Eurodollar Loans, accrued interest thereon to the date of prepayment together with any amounts due the Lenders under Section 8.1.  Mandatory prepayments of the Term B Loans shall be applied to the installments thereof in the direct order of maturity other than with respect to that portion of any installment held by a Rejecting Lender.  Each prefunding of L/C Obligations that the Borrower chooses to make to the Administrative Agent as a result of the application of Section 2.8(c)(iv) above by the deposit of cash or Cash Equivalents with the Administrative Agent shall be made in accordance with Section 7.4.

(d)           Defaulting Lenders.  Until such time as the Default Excess (as defined below) with respect to any Defaulting Lender has been reduced to zero, (i) any voluntary prepayment of the Revolving Loans pursuant to Section 2.8(b) shall, if the Borrower so directs at the time of making such voluntary prepayment, be applied to the Revolving Loans of other Lenders as if such Defaulting Lender had no loans outstanding and the Revolving Credit Commitments of such Defaulting Lender were zero and (ii) any mandatory prepayment of the Loans pursuant to Section 2.8(c) shall, if the Borrower so directs at the time of making such mandatory prepayment, be applied to the Loans of other Lenders (but not to the Loans of such Defaulting Lender) as if such Defaulting Lender has funded all defaulted Loans of such Defaulting Lender, it being understood and agreed that the Borrower shall be entitled to retain any portion of any mandatory prepayment of the Loans that is not paid to such Defaulting Lender solely as a result of the operation of the provisions of this paragraph (d).  “Default Excess” means, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender’s Percentage of the aggregate outstanding principal amount of the applicable Loans of all the applicable Lenders (calculated as if all Defaulting Lenders (including such Defaulting Lender) had funded all of their respective defaulted Loans) over the aggregate outstanding principal amount of the applicable Loans of such Defaulting Lender.

(e)           The Administrative Agent will promptly advise each Lender of any notice of prepayment it receives from the Borrower, and in the case of any partial prepayment under Section 2.8(a) hereof, such prepayment shall be applied to the remaining amortization payments on the Term B-1 Loans in the manner specified by the Borrower or, if not so specified on or prior to the date of such optional prepayment, in the direct order of maturity.

Section 2.9.                    Place and Application of Payment.  All payments of principal of and interest on the Loans and the Reimbursement Obligations, and of all other Obligations payable by the Borrower under this Agreement and the other Loan Documents, shall be made by the Borrower to the Administrative Agent by no later than 2:00 p.m. (New York City time) on the due date thereof at the office of the Administrative Agent in New York, New York (or such other location as the Administrative Agent may designate to the Borrower in writing) for the benefit of the Lender or Lenders entitled thereto.  Any payments received after such time shall be deemed to have been received by the Administrative Agent on the next Business Day.  All such payments shall be made in Dollars, in immediately available funds at the place of payment, in each case without set-off or counterclaim, except as provided in Section 10.1.  The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest on Loans and on Reimbursement Obligations in which the Lenders have purchased Participating Interests ratably to the Lenders and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement.

Anything contained herein to the contrary notwithstanding, (x) pursuant to the exercise of remedies under Sections 7.2 and 7.3 hereof or (y) after written instruction by the Required Lenders after the occurrence and during the continuation of an Event of Default, all payments and collections received in respect of the Obligations and all proceeds of the Collateral received, in each instance, by the Administrative Agent or any of the Lenders, shall be remitted to the Administrative Agent and distributed as follows:

(a)           first, to the payment of any outstanding costs and expenses incurred by the Administrative Agent, and any security trustee therefor, in monitoring, verifying, protecting, preserving or enforcing the Liens on the Collateral, in protecting, preserving or enforcing rights under the Loan Documents, and in any event all costs and expenses of a character which the Borrower has agreed to pay the Administrative Agent under Section 10.13 hereof (such funds to be retained by the Administrative Agent for its own account unless it has previously been reimbursed for such costs and expenses by the Lenders, in which event such amounts shall be remitted to the Lenders to reimburse them for payments theretofore made to the Administrative Agent);

(b)           second, to the payment of principal and interest on the Swing Loans until paid in full;

(c)           third, to the payment of any outstanding interest and fees due under the Loan Documents to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof;

(d)           fourth, to the payment of principal on the Term B Loans, Revolving Loans, unpaid Reimbursement Obligations, together with amounts to be held by the Administrative Agent as collateral security for any outstanding L/C Obligations pursuant to Section 7.4 hereof (until the Administrative Agent is holding an amount of cash equal to the then outstanding amount of all Letters of Credit, to the extent the same have not been replaced or cancelled or otherwise provided for to the reasonable satisfaction of the L/C Issuer), and Hedging Liability, the aggregate amount paid to, or held as collateral security for, the Lenders and, in the case of Hedging Liability, their Affiliates, to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof;

(e)           fifth, to the payment of all other unpaid Obligations and all other indebtedness, obligations, and liabilities of the Borrower and its Subsidiaries secured by the Collateral Documents (including, without limitation, Funds Transfer Liability, Deposit Account Liability and Data Processing Obligations) to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof; and

(f)            sixth, to the Borrower or whoever else may be lawfully entitled thereto.

Section 2.10.                  Commitment Terminations.  The Term B-1 Loan Commitments and the Term B-2 Loan Commitments shall automatically terminate upon the making, continuing or converting of the Term B-1 Loans and the Term B-2 Loans on the ~~Closing~~Term Loan Funding Date.  The Borrower shall have the right at any time and from time to time, upon three Business Days prior written notice to the Administrative Agent, to terminate the Revolving Credit Commitments in whole or in part, any partial termination to be (i) in an amount not less than $1,000,000 or any greater amount that is an integral multiple of $100,000 and (ii) allocated ratably among the Lenders in proportion to their respective Revolver Percentages, provided that the Revolving Credit Commitments may not be reduced to an amount less than the sum of the aggregate principal amount of Revolving Loans, Swing Loans and of L/C Obligations then outstanding.  Any termination of the Revolving Credit Commitments below the L/C Sublimit then in effect shall reduce the L/C Sublimit by a like amount.  Any termination of the Revolving Credit Commitments below the Swing Line Sublimit then in effect shall reduce the Swing Line Sublimit by a like amount.  The Administrative Agent shall give prompt notice to each Lender of any such termination of the Revolving Credit Commitments.  Any termination of the Revolving Credit Commitments pursuant to this Section 2.10 may not be reinstated.

Section 2.11.                  Swing Loans.

(a)           Generally.  Subject to the terms and conditions hereof, as part of the Revolving Facility, the Swing Line Lender agrees to make loans in Dollars to the Borrower under the Swing Line (individually a “Swing Loan” and collectively the “Swing Loans”) which shall not in the aggregate at any time outstanding exceed the Swing Line Sublimit; provided, however, the sum of the Revolving Loans, Swing Loans and L/C Obligations at any time outstanding shall not exceed the sum of all Revolving Credit Commitments in effect at such time.  The Swing Loans may be availed of by the Borrower from time to time and borrowings thereunder may be repaid and used again during the period ending on the Revolving Credit Termination Date and each Swing Loan not sooner repaid shall mature and be due and payable by the Borrower on such date.  Each Swing Loan shall be in a minimum amount of $250,000 or such greater amount which is an integral multiple of $100,000.

(b)           Interest on Swing Loans.  Each Swing Loan shall bear interest until repaid (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Base Rate plus the Applicable Margin (computed on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days elapsed).  Interest on each Swing Loan shall be due and payable in arrears on the last Business Day of each of March, June, September and December and on the Revolving Credit Termination Date.

(c)           Requests for Swing Loans.  The Borrower shall give the Swing Line Lender prior notice (which may be written or oral), no later than 12:00 p.m. (New York City time) on the date upon which the Borrower requests that any Swing Loan be made or such later time as may be acceptable to the Swing Line Lender, in its reasonable discretion, of the amount and date of such Swing Loan, and the Interest Period requested therefor.  Subject to the terms and conditions hereof, the proceeds of such Swing Loan shall be made available to the Borrower by wire transfer to an account designated by the Borrower.

(d)           Refunding of Swing Loans.  In its sole and absolute discretion, the Swing Line Lender may at any time, on behalf of the Borrower (which the Borrower hereby irrevocably authorizes the Swing Line Lender to act on its behalf for such purpose) and with notice to the Borrower, request each Lender to make a Revolving Loan in the form of a Base Rate Loan in an amount equal to such Lender’s Revolver Percentage of the amount of the Swing Loans outstanding on the date such notice is given.  Unless an Event of Default described in Section 7.1(j) or 7.1(k) exists with respect to the Borrower, regardless of the existence of any other Event of Default, each Lender shall make the proceeds of its requested Revolving Loan available to the Swing Line Lender, in immediately available funds, at the Swing Line Lender’s principal office in New York, New York, before 1:00 p.m. (New York City time) on the Business Day following the day such notice is given.  The proceeds of such Borrowing of Revolving Loans shall be immediately applied to repay the outstanding Swing Loans.

(e)           Participations.  If any Lender refuses or otherwise fails to make a Revolving Loan when requested by the Swing Line Lender pursuant to Section 2.11(d) above (because an Event of Default described in Section 7.1(j) or (k) exists with respect to the Borrower or otherwise), such Lender will, by the time and in the manner such Revolving Loan was to have been funded to the Swing Line Lender, purchase from the Swing Line Lender an undivided participating interest in the outstanding Swing Loans in an amount equal to its Revolver Percentage of the aggregate principal amount of Swing Loans that were to have been repaid with such Revolving Loans; provided that the foregoing purchases shall be deemed made hereunder without any further action by such Lender or the Swing Line Lender.  Each Lender that so purchases a participation in a Swing Loan shall thereafter be entitled to receive its Revolver Percentage of each payment of principal received on the Swing Loan and of interest received thereon accruing from the date such Lender funded to the Swing Line Lender its participation in such Loan.  The several obligations of the Lenders under this Section shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever and shall not be subject to any set-off, counterclaim or defense to payment which any Lender may have or have had against the Borrower, any other Lender or any other Person whatever.  Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any reduction or termination of the Revolving Credit Commitments of any Lender, and each payment made by a Lender under this Section shall be made without any offset, abatement, withholding or reduction whatsoever.

Section 2.12.                             Evidence of Indebtedness.  (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b)                                 The Administrative Agent shall also maintain accounts in which it will record (i) the amount of each Loan made hereunder, with respect to Revolving Loans, the type thereof and, with respect to Eurodollar Loans and Swing Loans, the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.

(c)                                  The entries maintained in the accounts maintained pursuant to paragraphs (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

(d)                                 Any Lender may request that its Loans be evidenced by a promissory note or notes in the forms of Exhibit  D-1 (in the case of its Term B-1 Loan and referred to herein as a “Term B-1 Note”), D-2 (in the case of its ~~Revolving Loans~~Term B-2 Loan and referred to herein as a “~~Revolving Note”) or D-3~~Term B-2 Note”), D-3 (in the case of its Revolving Loans and referred to herein as a “Revolving Note”), D-4 (in the case of its Swing Loans and referred to herein as a “Swing Note”), as applicable (the Term B-1 Notes, Term B-2 Notes, Revolving Notes and Swing Note being hereinafter referred to collectively as the “Notes” and individually as a “Note”).  In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender in the amount of such Lender’s Percentage of the Term B-1 Loan, Term B-2 Loan, Revolving Credit Commitment, or Swing Line Sublimit, as applicable.  Thereafter, the Loans evidenced by such Note or Notes and interest thereon shall at all times (including after any assignment pursuant to Section 10.10) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 10.10, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in subsections (a) and (b) above.

Section 2.13.                             Fees.

(a)                                  Revolving Credit Commitment Fee.  The Borrower shall pay to the Administrative Agent for the ratable account of the Lenders according to their Revolver Percentages a commitment fee at the rate per annum equal to the Applicable Margin (computed on the basis of a year of 360 days and the actual number of days elapsed) on the average daily Unused Revolving Credit Commitments (the “Commitment Fee”); provided, however, that no Commitment Fee shall accrue to the Unused Revolving Credit Commitment of a Defaulting Lender, or be payable for the benefit of such Lender, so long as such Lender shall be a Defaulting Lender.  Such Commitment Fee shall be payable quarterly in arrears on the last day of each March, June, September, and December in each year (commencing on the first such date occurring after the date hereof) and on the Revolving Credit Termination Date, unless the Revolving Credit Commitments are terminated in whole on an earlier date, in which event the Commitment Fee for the period to the date of such termination in whole shall be paid on the date of such termination.

(b)                                 Letter of Credit Fees.  Quarterly in arrears, on the last day of each March, June, September, and December, commencing on the first such date occurring after the date hereof, and on the Revolving Credit Termination Date, the Borrower shall pay to the L/C Issuer for its own account a fronting fee equal to 0.125% of the face amount of (or of the increase in the face amount of) each outstanding Letter of Credit.  Quarterly in arrears, on the last day of each March, June, September, and December, commencing on the first such date occurring after the date hereof, and on the Revolving Credit Termination Date, the Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders according to their Revolver Percentages, a letter of credit fee at a rate per annum equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Facility (computed on the basis of a year of 360 days and the actual number of days elapsed) during each day of such quarter applied to the daily average face amount of Letters of Credit outstanding during such quarter; provided that, while any Event of Default under Section 7.1(a) with respect to the late payment of principal or interest or Section 7.1(j) or Section 7.1(k) exists or after acceleration, such rate with respect to overdue fees shall increase by 2% over the rate otherwise payable and such fee shall be paid on demand of the Administrative Agent at the request or with the consent of the Required Lenders; provided further that, no letter of credit fee shall accrue to the Revolver Percentage of a Defaulting Lender, or be payable for the benefit of such Lender, so long as such Lender shall be a Defaulting Lender.  In addition, the Borrower shall pay to the L/C Issuer for its own account the L/C Issuer’s standard drawing, negotiation, amendment, transfer and other administrative fees for each Letter of Credit.  Such standard fees referred to in the preceding sentence may be established by the L/C Issuer from time to time.

Section 2.14.                             Incremental Credit Extensions.

(a)                                  At any time and from time to time after the Closing Date, subject to the terms and conditions set forth herein, the Borrower may, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly make such notice available to each of the Lenders), pursuant to an Incremental Amendment (“Incremental Amendment”) request to effect (i) one or more additional tranches of term loans hereunder or increases in the aggregate amount of the Term B-1 Loans and/or Term B-2 Loans, as applicable, (each such increase, a “Term Commitment Increase”) from one or more Additional Term Lenders or (ii) increases in the aggregate amount of the Revolving Credit Commitments (each such increase, a “Revolving Credit Commitment Increase” and together with the Term Commitment Increase, a “Commitment Increase”) from Additional Revolving Lenders; provided that at the time of each such request and upon the effectiveness of each Incremental Amendment, (A) no Default or Event Default shall have occurred and be continuing or shall result therefrom, (B) the maturity date of any term loans or revolving loans incurred pursuant to such Term Commitment Increase or Revolving Credit Commitment Increase, as applicable, shall not be earlier than the Term B-1 Termination Date or the Revolving Credit Termination Date, as applicable, (C) the Weighted Average Life to Maturity of any term loans pursuant to such Term Commitment Increase shall not be less than the remaining Weighted Average Life to Maturity of the Term B-1 Loans; (D) the Borrower shall be in compliance on a Pro Forma Basis with the covenants contained in Section 6.22 recomputed as of the last day of the most recently ended fiscal quarter of the Borrower (and assuming full utilization of the Revolving Credit Commitment), (E) the Borrower shall have delivered to the Administrative Agent a certificate of a financial officer certifying to the effect set forth in subclauses (A), (C) and (D) above, together with reasonably detailed calculations demonstrating compliance with subclause (C) above (which calculations shall, if made as of the last day of any fiscal quarter of the Borrower for which the Borrower has not delivered to the Administrative Agent the financial statements and Compliance Certificate required to be delivered by Section 6.1(e), be accompanied by a reasonably detailed calculation of Consolidated EBITDA and Interest Expense for the relevant period), (F) the applicable yield relating to any term loans or revolving loans incurred pursuant to such Term Commitment Increase or Revolving Credit Commitment Increase (each facility thereunder, the “Incremental Facility”), as applicable, shall not be greater than that with respect to the existing Term B-1 Facility, Term B-2 Facility or existing Revolving Facility, as applicable, plus 0.50% per annum unless the yield applicable to the existing Term B-1 Facility, Term B-2 Facility or existing Revolving Facility, as applicable, is increased so that the yield applicable to the applicable Incremental Facility does not exceed the yield applicable to the existing Term B-1 Facility, Term B-2 Facility or existing Revolving Facility, as applicable, by more than 0.50% per annum; provided that in determining the yield applicable to the existing Term B-1 Facility, Term B-2 Facility or existing Revolving Facility, as applicable, and the applicable Incremental Facility, (x) original issue discount (“OID”) or upfront fees or other payments or any duration, ticking or similar fee (which shall be deemed to constitute like amounts of OID) payable by the Borrower to the Term B-1 Lenders, Term B-2 Lenders or Revolving Lenders, as applicable, or the applicable Incremental Facility in the primary syndication thereof shall be included (with OID being equated to interest based on an assumed four-year life to maturity or, if less, the remaining life to maturity of the applicable Incremental Facility), (y) customary arrangement or commitment fees payable to the Joint Lead Arrangers (or its affiliates in connection with the existing Term B-1 Facility, Term B-2 Facility or existing Revolving Facility, as applicable, or to one or more arrangers (or their affiliates) of the applicable Incremental Facility shall be excluded and (z) if the eurodollar rate in respect of such Incremental Facility includes a floor greater than any floor applicable to the analogous existing Facility under the definition of “Adjusted LIBOR,” such increased amount shall be equated to interest margin for purposes of determining any increase to the applicable yield under the analogous Facility, (G) the revolving loans incurred pursuant to such Revolving Credit Commitment Increase will mature no earlier than, and will require no scheduled amortization or mandatory commitment reduction prior to, the Revolving Credit Termination Date and all other terms of any such Incremental Facility (except as set forth in the foregoing clauses) shall be substantially identical to the Revolving Facility or otherwise reasonably acceptable to the Administrative Agent, (H) to the extent the terms of any term loans incurred pursuant to a Term Commitment Increase are different from the terms applicable to the Term B-1 Facility or the Term B-2 Facility (except to the extent permitted by the foregoing clauses), such terms shall be reasonably satisfactory to the Administrative Agent, (I) all fees or other payments owing pursuant to Section 10.13 in respect of such increase to the Administrative Agent and the Lenders shall have been paid, and (J) each of the representations and warranties set forth herein and in the other Loan Documents shall be true and correct in all material respects (or all respects to the extent otherwise qualified by a materiality threshold) as of such date, except to the extent the same expressly relate to an earlier date.  Notwithstanding anything to contrary herein, the ~~sum of (i) the~~ aggregate principal amount of all Commitment Increases ~~and (ii) the aggregate principal amount of all Commitment Increases (as defined under the Second Lien Loan Agreement) under the Second Lien Loan Agreement~~ shall not exceed $350,000,000 (plus, in the case of a Revolving Credit Commitment Increase that serves to effectively extend the maturity of the Revolving Facility, an amount equal to the reduction in the Revolving Facility to be replaced by a Revolving Credit Commitment Increase).  Each Term Commitment Increase shall be in a minimum principal amount of $50,000,000 and integral multiples of $1,000,000 in excess thereof; provided that such amount may be less than $50,000,000 if such amount represents all the remaining availability under the aggregate principal amount of Commitment Increases set forth above.

(b)                                 Each notice from the Borrower pursuant to this Section shall set forth the requested amount of the relevant Revolving Credit Commitment Increase or Term Commitment Increase.

SECTION 3.                                CONDITIONS PRECEDENT.

Section 3.1.                                   All Credit Extensions.  At the time of each Credit Extension (other than the initial Credit Extension on the Closing Date) under the Revolving Facility hereunder:

(a)                each of the representations and warranties set forth herein and in the other Loan Documents shall be and remain true and correct in all material respects (or in all respects, if qualified by a materiality threshold) as of said time, except to the extent the same expressly relate to an earlier date;

(b)              no Default or Event of Default shall have occurred and be continuing or would occur as a result of such Credit Extension;

(c)                after giving effect to any requested extension of credit, the aggregate principal amount of all Revolving Loans, Swing Loans and L/C Obligations under this Agreement shall not exceed the aggregate Revolving Credit Commitments;

(d)               in the case of a Borrowing, the Administrative Agent shall have received the notice required by Section 2.5 hereof, in the case of the issuance of any Letter of Credit the L/C Issuer shall have received a duly completed Application, and, in the case of an extension or increase in the amount of a Letter of Credit, a written request therefor in a form reasonably acceptable to the L/C Issuer; and

(e)                such Credit Extension shall not violate any Applicable Law with respect to the Administrative Agent or any Lender (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System) as then in effect; provided that, any such Applicable Law shall not entitle any Lender that is not affected thereby to not honor its obligation hereunder to advance, continue or convert any Loan or, in the case of the L/C Issuer, to extend the expiration date of or increase the amount of any Letter of Credit hereunder.

Each request for a Borrowing hereunder and each request for the issuance of, increase in the amount of, or extension of the expiration date of, a Letter of Credit shall be deemed to be a representation and warranty by the Borrower on the date of such Credit Extension as to the facts specified in subsections (a) through (d), both inclusive, of this Section.

Section 3.2.                                   Initial Credit Extension.   The obligations of the L/C Issuer and each Lender to make their respective initial Credit Extensions hereunder are subject solely to the satisfaction or waiver of the following conditions precedent:

(a)                subject in all respects to the final paragraph of this Section 3.2, the Administrative Agent shall have received each of the following, each of which shall be originals or facsimiles (or delivered by other electronic transmission, including .pdf) unless otherwise specified:

(i)                                     a counterpart of this Agreement signed on behalf of the Borrower;

(ii)                                  copies of the certificate of formation, certificate of organization, operating agreement, articles of incorporation and bylaws, as applicable (or comparable organizational documents) of each Loan Party and any amendments thereto, certified in each instance by its Secretary, Assistant Secretary or Chief Financial Officer and, with respect to organizational documents filed with a Governmental Authority, by the applicable Governmental Authority;

(iii)                               copies of resolutions of the board of directors (or similar governing body) of each Loan Party approving and authorizing the execution, delivery and performance of the Loan Documents to which it is a party, together with specimen signatures of the persons authorized to execute such documents on each Loan Party’s behalf, all certified as of the Closing Date in each instance by its Secretary, Assistant Secretary or Chief Financial Officer as being in full force and effect without modification or amendment;

(iv)                              copies of the certificates of good standing (if available) for each Loan Party from the office of the secretary of state or other appropriate governmental department or agency of the state of its formation, incorporation or organization, as applicable;

(v)                                 a list of the Borrower’s Authorized Representatives;

(vi)                              (A) a favorable written opinion (addressed to the Administrative Agent and the Lenders) of Weil, Gotshal & Manges LLP, special counsel to the Loan Parties and (B) a favorable written opinion (addressed to the Administrative Agent and the Lenders) of Cunningham, Blackburn, Francis, Brock & Cunningham, local counsel to National Processing Company in the state of Nebraska in each case in form and substance reasonably satisfactory to the Administrative Agent;

(vii)                           an executed Solvency Certificate signed on behalf of the Borrower, dated the date hereof;

~~(viii)                        the Intercreditor Agreement, executed and delivered by the Borrower and Credit Suisse, AG, Cayman Islands Branch;~~

(viii)                        ~~(ix)~~ the Guaranty, duly executed by the Loan Parties;

(ix)                                ~~(x)~~ the Security Agreement, duly executed by each Loan Party, together with:

(A)                           the certificates representing the shares of Equity Interests required to be pledged by any Loan Party pursuant to the Security Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof,

(B)                             each promissory note (if any) required to be pledged to the Collateral Agent by any Loan Party pursuant to the Security Agreement, endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof; and

(C)                             proper financing statements in form appropriate for filing under the UCC of all jurisdictions that the Administrative Agent may deem reasonably necessary in order to perfect the Liens created under the Security Agreement, covering the Collateral of the Loan Parties;

(x)                                   ~~(xi)~~ the Intellectual Property Security Agreements, duly executed by each Loan Party party thereto;

(xi)                                ~~(xii)~~ evidence of the existence of insurance required to be maintained by the Borrower and its Restricted Subsidiaries pursuant to Section 6.3(a), together with certificates of insurance and endorsements naming the Administrative Agent, on behalf of the Lenders, as an additional insured or loss payee, as the case may be, under all such insurance policies maintained with respect to the assets and properties of the Loan Parties that constitute Collateral; provided that with respect to any insurance certificate or endorsement that may not be provided prior to the Closing Date after use of commercially reasonable efforts to do so, then delivery of such certificate or endorsement shall not constitute a condition precedent to the initial Loans on the Closing Date (but shall be required to be delivered as promptly as practicable after the Closing Date and in any event within the period specified therefor in Schedule 6.25 or such later date as the Administrative Agent may reasonably agree); and

(xii)                             ~~(xiii)~~ a true and complete copy of the Acquisition Agreement as in effect on the Closing Date;

(b)               The condition in Section 3.01(a) of the Acquisition Agreement (but only with respect to representations and warranties that are material to the interests of the Lenders,  and only to the extent that the accuracy of such representation or warranty is a condition of the Borrower’s obligation to close under the Acquisition Agreement or  the Borrower has (or the Borrower’s Affiliates have) the right to terminate  the Borrower’s (or its Affiliate’s) obligations under the Acquisition Agreement as a result of a breach of such representations and warranties in the Acquisition Agreement) shall be satisfied;

(c)                the representations and warranties of the Borrower set forth in Sections 5.1(a) and (b), Section 5.2(i), Section 5.3, Section 5.7(b), Section 5.13, Section 5.20, and Section 5.21(b) ~~and Section 5.22~~ shall be true and correct in all material respects on and as of the Closing Date (except for any such representations and warranties expressly relating to an earlier date, which representations and warranties shall be true and correct in all material respects as of such earlier date);

(d)               the NPC Acquisition shall have been or, substantially concurrently with the making of the Borrowings hereunder on the Closing Date shall be, consummated, in accordance with the terms of the Acquisition Agreement (but without giving effect to any alterations, amendments, modifications, supplements, waivers or consents by the Borrower, or updated disclosure schedules delivered to the Borrower, that are, individually or in the aggregate, materially adverse to the Joint Lead Arrangers without their reasonable consent); provided that any updated disclosure schedules delivered to the Borrower shall not be deemed to be materially adverse to the Joint Lead Arrangers unless such updated disclosure schedules, together with all previous alterations, modifications, amendments, supplements, waivers and consents (whether or not consented to by the Joint Lead Arrangers), would result in a termination right under Section 6.06 of the Acquisition Agreement; provided further that (x) any reduction in the acquisition consideration by more than 10% shall be deemed to be materially adverse and (y) any reduction in the acquisition consideration of less than or equal to 10% shall reduce, on a dollar for dollar basis, the aggregate amount of the Facilities under this Agreement ~~and Second Lien Loan Agreement~~ (with allocations across the facilities as agreed by the Joint Lead Arrangers and the Borrower);

(e)                the Borrower shall have repaid, or substantially concurrently with the making of the Borrowings hereunder on the Closing Date shall repay, all amounts outstanding under the Existing Loan Agreement, all commitments thereunder shall have been, or substantially concurrently with the making of the Borrowings hereunder on the Closing Date shall be, terminated and all guarantees thereof and security therefor discharged and released;

(f)                  Target shall have repaid, or substantially concurrently with the making of the Borrowings hereunder on the Closing Date shall repay, all amounts outstanding under the Existing NPC Credit Agreements, all commitments thereunder shall have been, or substantially concurrently with the making of the Borrowings hereunder on the Closing Date shall be, terminated and all guarantees thereof and security therefor discharged and released;

(g)               after giving effect to the NPC Acquisition and the financing contemplated hereby, the Borrower and its Subsidiaries shall have no material Indebtedness for borrowed money other than (a) pursuant to this Agreement and ~~the Second Lien Loan Agreement and~~ (b) Indebtedness listed on Schedule 6.14;

(h)               since June 30, 2010, a Closing Date Material Adverse Effect shall not have occurred;

(i)                   the Administrative Agent shall have received all documentation and other information about the Loan Parties as shall have been reasonably requested in writing at least five Business Days prior to the Closing Date by the Administrative Agent that the Administrative Agent shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act;

(j)                   the Administrative Agent shall have received (a)(i) audited consolidated balance sheets of the Borrower for the two most recently completed fiscal years of the Borrower, (ii) audited consolidated statements of income and cash flows of the Borrower for the three most recently completed fiscal years of the Borrower, (iii) audited consolidated statements of stockholders’ equity of the Borrower for the six months ended December 31, 2009 and the one month ended June 30, 2009 and (iv) audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Target for the three  most recently completed fiscal years of the Target, in each case, ended at least 90 days before the Closing Date (together, the “Audited Financial Statements”), (b) unaudited consolidated balance sheets and related statements of income and cash flows of the Borrower and the Target for each subsequent fiscal quarter ended at least 45 days before the Closing Date and (c) a pro forma consolidated balance sheet and related pro forma consolidated statement of income of the Borrower as of and for the four-fiscal quarter period most recently ended pursuant to paragraph (a) or (b) above, prepared after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such other financial statements);

(k)                the Administrative Agent shall have received all fees, other payments and expenses previously agreed in writing by the Borrower to be due and payable on or prior to the Closing Date, including, to the extent invoiced at least two Business Days prior to the Closing Date (or such later date as the Borrower may reasonably agree), reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party under any Loan Document;

(l)                   subject in all respects to the final paragraph of this Section 3.2, all other actions not identified in paragraph (a) above that are necessary to establish that the Collateral Agent (for the benefit of the Secured Parties) will have a perfected Lien (subject to Permitted Liens ~~and~~

~~Liens (as defined in the Second Lien Loan Agreement) permitted under the Second Lien Loan Agreement, respectively~~) on the Collateral shall have been taken; and

(m)             the Administrative Agent shall have received the results of a recent Lien search in each of the jurisdictions of organization of each Loan Party and each jurisdiction where material assets of the Loan Parties are located; provided that with respect to any searches that may not be completed prior to the Closing Date after use of commercially reasonable efforts to do so, then delivery of such search results shall not constitute a condition precedent to the availability of the initial Loans on the Closing Date (but shall be required to be delivered as promptly as practicable after the Closing Date and in any event within the period specified therefor in Schedule 6.25 or such later date as the Administrative Agent may reasonably agree)~~; and~~

~~(n)                                 the Second Lien Loan Documents shall have been executed or, substantially concurrently with the making of the Borrowings hereunder on the Closing Date shall be consummated, in accordance with the terms and conditions thereof~~.

For purposes of determining compliance with the conditions specified in this Section 3.2, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Notwithstanding anything to the contrary in this Section 3.2, to the extent that any Collateral required to be provided or perfected hereunder is not provided or perfected on the Closing Date after the Borrower’s use of commercially reasonable efforts to do so, then the satisfaction of such requirements (other than the granting of any Lien on Collateral which may be perfected solely by the filing of a UCC financing statement or the pledge of the capital stock of the Borrower and the Guarantors) shall not be a condition precedent to the availability of the initial Loans on the Closing Date (but shall be required to be satisfied as promptly as practicable after the Closing Date and in any event within the period specified therefor in Schedule 6.25 or such later date as the Administrative Agent may reasonably agree).

SECTION 4.                                THE COLLATERAL AND THE GUARANTY.

Section 4.1.                                   Collateral.  The Obligations, Hedging Liability, and Funds Transfer Liability, Deposit Account Liability and Data Processing Obligations shall be secured by (a) valid, perfected, and enforceable Liens on all right, title, and interest of Holdco, the Borrower and each Restricted Subsidiary (other than an Excluded Subsidiary) in all capital stock and other Equity Interests (other than Excluded Equity Interests) held by such Person in each of its Subsidiaries, whether now owned or hereafter formed or acquired, and all proceeds thereof, and (b) valid, perfected, and enforceable Liens on all right, title, and interest of Holdco, the Borrower and each Restricted Subsidiary (other than an Excluded Subsidiary) in all personal property and fixtures, whether now owned or hereafter acquired or arising, and all proceeds thereof (other than Excluded Property).

Section 4.2.                                   Liens on Real Property.  In the event that the Borrower or any Restricted Subsidiary (other than an Excluded Subsidiary) owns or hereafter acquires real property having a fair market value in excess of $5,000,000 in the aggregate (other than any Excluded Property), within 90 days of the Closing Date or the acquisition thereof (or such longer period as to which the Administrative Agent may consent), the Borrower shall, or shall cause such Restricted Subsidiary to, execute and deliver to the Administrative Agent (or a security trustee therefor) a mortgage or deed of trust reasonably acceptable in form and substance to the Administrative Agent for the purpose of granting to the Administrative Agent a Lien on such real property to secure the Obligations, Hedging Liability, and Funds Transfer Liability, Deposit Account Liability and Data Processing Obligations and shall pay all taxes and reasonable costs and expenses incurred by the Administrative Agent in recording such mortgage or deed of trust.

Section 4.3.                                   Guaranty.  The payment and performance of the Obligations, Hedging Liability, and Funds Transfer Liability, Deposit Account Liability and Data Processing Obligations shall at all times be guaranteed by Holdco and each Restricted Subsidiary (other than an Excluded Subsidiary) (each, a “Guarantor” and, collectively, the “Guarantors”) pursuant to a guaranty agreement in substantially the form attached as Exhibit K, as the same may be amended, restated, amended and restated, modified or supplemented from time to time (the “Guaranty”).  If all of the Equity Interests of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions hereof, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Person effective as of the time of such sale or disposal.

Section 4.4.                                   Further Assurances.  The Borrower agrees that it shall, and shall cause each Restricted Subsidiary (other than any Excluded Subsidiary) to, from time to time at the request of the Administrative Agent or the Required Lenders, execute and deliver such documents and do such acts and things as the Administrative Agent or the Required Lenders may reasonably request in order to provide for or perfect or protect such Liens on the Collateral.  In the event the Borrower or any Restricted Subsidiary forms or acquires any other Restricted Subsidiary (other than an Excluded Subsidiary) after the date hereof, on or prior to the later to occur of (a) 30 days following the date of such acquisition or formation and (ii) the date of the required delivery of the Compliance Certificate following the date of such acquisition or formation (or such longer period as to which the Administrative Agent may consent), the Borrower shall cause such newly formed or acquired Restricted Subsidiary to execute such Collateral Documents (or supplements, assumptions or amendments to existing Collateral Documents) as the Administrative Agent may then require, and the Borrower shall also deliver to the Administrative Agent, or cause such Restricted Subsidiary to deliver to the Administrative Agent, at the Borrower’s cost and expense, such other instruments, documents, certificates, and opinions reasonably required by the Administrative Agent in connection therewith; provided that no foreign law security or pledge agreements and no control agreements shall be required.

Section 4.5.                                   Limitation on Collateral.  Notwithstanding anything to the contrary in Sections 4.1 through 4.4 or any other Collateral Document (a) the Administrative Agent shall not require the taking of a Lien on, or require the perfection of any Lien granted in, those assets as to which the cost of obtaining or perfecting such Lien (including any mortgage, stamp, intangibles or other tax or expenses relating to such Lien) is excessive in relation to the benefit to the Lenders of the security afforded thereby as reasonably determined by the Borrower and the Administrative Agent and (b) Liens required to be granted pursuant to Section 4.4 shall be subject to exceptions and limitations consistent with those set forth in the Collateral Documents as in effect on the Closing Date (to the extent appropriate in the applicable jurisdiction).

SECTION 5.                                REPRESENTATIONS AND WARRANTIES.

The Borrower represents and warrants to each Lender and the Administrative Agent that:

Section 5.1.                                   Financial Statements.  (a)     The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and (ii) fairly present in all material respects in accordance with GAAP the financial condition of the Borrower and its Restricted Subsidiaries as of such dates and for such periods and their results of operations for the period covered thereby.

(b)                                 The unaudited consolidated balance sheet and related statements of income and cash flows of the Borrower and the Target (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects in accordance with GAAP the financial condition of the Borrower and its Restricted Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c)                                  The Lenders have been furnished the consolidated pro forma balance sheet of the Borrower and its Restricted Subsidiaries as at June 30, 2010, and the related consolidated pro forma statement of income of the Borrower as of and for the twelve-month period then ended (such pro forma balance sheet and statement of income, the “Pro Forma Financial Statements”), which have been prepared giving effect to the Transactions (excluding the impact of purchase accounting effects required by GAAP) as if such transactions had occurred on such date or at the beginning of such period, as the case may be.  The Pro Forma Financial Statements have been prepared in good faith, based on assumptions believed by the Borrower to be reasonable as of the date of delivery thereof, and present fairly in all material respects on a pro forma basis and in accordance with GAAP the estimated financial position of the Borrower and its Restricted Subsidiaries as at June 30, 2010, and their estimated results of operations for the periods covered thereby, assuming that the Transactions had actually occurred at such date or at the beginning of such period (excluding the impact of purchase accounting effects required by GAAP), it being understood that the projections and estimates contained in such Pro Forma Financial Statements are subject to uncertainties and contingencies, many of which are beyond the control of the Borrower, that actual results may vary from projected results and such variances may be material and that the Borrower makes no representation as to the attainability of such projections or as to whether such projections will be achieved or will materialize.

Section 5.2.                                   Organization and Qualification.  The Borrower and each of its Restricted Subsidiaries (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the power and authority to own its property and to transact the business in which it is engaged and proposes to engage, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, and (iii) is duly qualified and in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification, except, in each case, under this clause (iii) where the same could not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect.

Section 5.3.                                   Authority and Enforceability.  The Borrower has the power and authority to enter into this Agreement and the other Loan Documents executed by it, to make the borrowings herein provided for, to issue its Notes (if any), to grant to the Administrative Agent the Liens described in the Collateral Documents executed by the Borrower, and to perform all of its obligations hereunder and under the other Loan Documents executed by it.  Each other Loan Party has the power and authority to enter into the Loan Documents executed by it, to grant to the Administrative Agent the Liens described in the Collateral Documents executed by such Person, and to perform all of its obligations under the Loan Documents executed by it.  The Loan Documents delivered by the Loan Parties have been duly authorized by proper corporate and/or other organizational proceedings, executed, and delivered by such Person and constitute valid and binding obligations of such Person enforceable against it in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law); and this Agreement and the other Loan Documents do not, nor does the performance or observance by any Loan Party, if any, of any of the matters and things herein or therein provided for, (a) violate any provision of law or any judgment, injunction, order or decree binding upon any Loan Party, (b) contravene or constitute a default under any provision of the organizational documents (e.g., charter, articles of incorporation, by-laws, articles of association, operating agreement, partnership agreement or other similar document) of any Loan Party, (c) contravene or constitute a default under any covenant, indenture or agreement of or affecting any Loan Party or any of its Property, or (d) result in the creation or imposition of any Lien on any Property of any Loan Party other than the Liens granted in favor of the Administrative Agent pursuant to the Collateral Documents and Permitted Liens, except with respect to paragraphs (a), (c) or (d), to the extent, individually or in the aggregate, that such violation, contravention, breach, conflict, default or creation or imposition of any Lien could not reasonably be expected to result in a Material Adverse Effect.

Section 5.4.                                   No Material Adverse Change.  Since the Closing Date, there has been no event or circumstance which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

Section 5.5.                                   Litigation and Other Controversies.  There is no litigation, arbitration or governmental proceeding pending or, to the knowledge of the Borrower and its Subsidiaries, threatened against the Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

Section 5.6.                                   True and Complete Disclosure.  As of the Closing Date, all information (other than projections or any other forward-looking information and any information of a general economic or industry-specific nature) furnished by or on behalf of the Borrower or any of its Restricted Subsidiaries in writing to the Administrative Agent, the L/C Issuer or any Lender for purposes of or in connection with this Agreement, or any transaction contemplated herein, is true and accurate in all material respects and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in light of the circumstances under which such information was provided; provided that, with respect to projected financial information furnished by or on behalf of the Borrower or any of its Restricted Subsidiaries, the Borrower only represents and warrants that such information is prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood that such projections are subject to uncertainties and contingencies, many of which are beyond the control of the Borrower, that actual results may vary from projected results and such variances may be material and that the Borrower makes no representation as to the attainability of such projections or as to whether such projections will be achieved or will materialize).

Section 5.7.                                   Use of Proceeds; Margin Stock.  (a)   No proceeds of the Term B Loans have been used for any purpose other than ~~to finance a portion of the NPC Acquisition, to consummate the Refinancing, to refinance certain indebtedness and hedging obligations of the Target and its subsidiaries or to pay fees, other payments and expenses related to the Transactions and related transactions (including any funding of discount and upfront fees and other payments)~~(i) to make, continue, convert or replace the outstanding principal amount of the existing term loans outstanding immediately prior to the Second Amendment Effective Date, (ii) to repay the existing term loans under the Second Lien Loan Agreement and (iii) to pay accrued interest on any of the foregoing and any related premiums, fees and expenses.  No proceeds of the Revolving Loans and Swing Loans have been used for any purpose other than (~~i~~x) on the Closing Date, in an aggregate principal amount of up to $50 million, to consummate the Refinancing, to refinance certain indebtedness and hedging obligations of the Target and its subsidiaries, to pay fees, other payments and expenses related to the Transactions and related transactions (including any funding of discount and upfront fees and other payments) or for seasonal working capital and variations from projected working capital at the closing of the NPC Acquisition and (~~ii~~y) after the Closing Date, to finance the working capital needs and other general corporate purposes of the Borrower and its Subsidiaries, or for any other purpose (other than the making of “non ordinary course dividends,” which term shall be deemed to exclude, without limitation, dividends and other Distributions permitted under Sections 6.18(a), (b), (c), (d), (e), (g) and (h)) not prohibited by the Loan Documents.

(b)                                 No part of the proceeds of any Loan or other extension of credit hereunder will be used by the Borrower or any Restricted Subsidiary thereof to purchase or carry any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, “Margin Stock”) or to extend credit to others for the purpose of purchasing or carrying any margin stock.  Neither the making of any Loan or other extension of credit hereunder nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System and any successor to all or any portion of such regulations.  Margin Stock constitutes less than 25% of the value of those assets of the Borrower and its Restricted Subsidiaries that are subject to any limitation on sale, pledge or other restriction hereunder.

Section 5.8.                                   Taxes.  The Borrower and each of its Subsidiaries has filed or caused to be filed all tax returns required to be filed by the Borrower and/or any of its Subsidiaries, except where failure to so file could not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect.  The Borrower and each of its Subsidiaries has paid all taxes, assessments and other governmental charges payable by them (other than taxes, assessments and other governmental charges which are not delinquent), except those (a) not overdue by more than thirty (30) days or (b) if more than 30 days overdue, (i) those that are being contested in good faith and by proper legal proceedings and as to which appropriate reserves have been provided for in accordance with GAAP or (ii) those the non-payment of which could not be reasonably expected to result in a Material Adverse Effect.

Section 5.9.                                   ERISA.  The Borrower and each other member of its Controlled Group has fulfilled its obligations under the minimum funding standards of, and is in compliance in all material respects with, ERISA and the Code to the extent applicable to it and, other than a liability for premiums under Section 4007 of ERISA, has not incurred any liability to the PBGC or a Plan, except where the failure, noncompliance or incurrence of such could not be reasonably expected, individually or in the aggregate,  to have a Material Adverse Effect.  The Borrower and its Subsidiaries have no contingent liabilities with respect to any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in article 6 of Title 1 of ERISA, and except as could not be reasonably expected to have a Material Adverse Effect.

Section 5.10.                             Subsidiaries.  Schedule 5.10 correctly sets forth, as of the Closing Date, each Subsidiary of the Borrower, its respective jurisdiction of organization and the percentage ownership (whether directly or indirectly) of the Borrower in each class of capital stock or other Equity Interests of each of its Subsidiaries and also identifies the direct owner thereof.  As of the Closing Date, all of the Subsidiaries of the Borrower will be Restricted Subsidiaries.

Section 5.11.                             Compliance with Laws.  The Borrower and each of its Restricted Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authority in respect of the conduct of their businesses and the ownership of their property, except such noncompliances as could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Section 5.12.                             Environmental Matters.  The Borrower and each of its Subsidiaries is in compliance with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws, except to the extent that the aggregate effect of all noncompliances could not reasonably be expected to have a Material Adverse Effect.  There are no pending or, to the knowledge of the Borrower and its Subsidiaries, threatened Environmental Claims, including any such claims (regardless of materiality) for liabilities under CERCLA relating to the disposal of Hazardous Materials, against the

Borrower or any of its Subsidiaries or any real property, including leaseholds, owned or operated by the Borrower or any of its Subsidiaries, except such claims as could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.  Except as could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, there are no facts, circumstances, conditions or occurrences on any real property, including leaseholds, owned or operated by the Borrower or any of its Subsidiaries that, to the knowledge of the Borrower and its Subsidiaries, could reasonably be expected (i) to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any such real property, or (ii) to cause any such real property to be subject to any restrictions on the ownership, occupancy, use or transferability of such real property by the Borrower or any of its Subsidiaries under any applicable Environmental Law.  To the knowledge of the Borrower, Hazardous Materials have not been Released on or from any real property, including leaseholds, owned or operated by the Borrower or any of its Subsidiaries where such Release, individually, or when combined with other Releases, in the aggregate, may reasonably be expected to have a Material Adverse Effect.

Section 5.13.                             Investment Company.  Neither the Borrower nor any Restricted Subsidiary is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 5.14.                             Intellectual Property.  The Borrower and each of its Restricted Subsidiaries own all the patents, trademarks, service marks, trade names, copyrights, trade secrets, know-how or other intellectual property rights, or each has obtained licenses or other rights of whatever nature necessary for the present conduct of its businesses, in each case without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, could reasonably be expected to result in a Material Adverse Effect.

Section 5.15.                             Good Title.  The Borrower and its Restricted Subsidiaries have good and indefeasible title, or valid leasehold interests, to their material properties and assets as reflected on the Borrower’s most recent consolidated balance sheet provided to the Administrative Agent (except for sales of assets in the ordinary course of business, and such defects in title that could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect) and is subject to no Liens, other than Permitted Liens.

Section 5.16.                             Labor Relations.  Neither the Borrower nor any of its Restricted Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect.  There is (i) no strike, labor dispute, slowdown or stoppage pending against the Borrower or any of its Restricted Subsidiaries or, to the knowledge of the Borrower and its Restricted Subsidiaries, threatened against the Borrower or any of its Restricted Subsidiaries and (ii) to the knowledge of the Borrower and its Restricted Subsidiaries, no union representation proceeding is pending with respect to the employees of the Borrower or any of its Restricted Subsidiaries and no union organizing activities are taking place, except (with respect to any matter specified in clause (i) or (ii) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.

Section 5.17.                             Capitalization.  Except as set forth on Schedule 5.17, all outstanding Equity Interests of the Borrower and its Restricted Subsidiaries have been duly authorized and validly issued, and, to the extent applicable, are fully paid and nonassessable, and as of the Closing Date there are no outstanding commitments or other obligations of any Restricted Subsidiary to issue, and no rights of any Person to acquire, any Equity Interests in any Restricted Subsidiary.

Section 5.18.                             Governmental Authority and Licensing.  The Borrower and its Restricted Subsidiaries have received all licenses, permits, and approvals of each Governmental Authority necessary to conduct their businesses, in each case where the failure to obtain or maintain the same could reasonably be expected to have a Material Adverse Effect.  No investigation or proceeding that could reasonably be expected to result in revocation or denial of any license, permit or approval is pending or, to the knowledge of the Borrower, threatened, except where such revocation or denial could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Section 5.19.                             Approvals.  No authorization, consent, license or exemption from, or filing or registration with, any Governmental Authority, nor any approval or consent of any other Person, is or will be necessary to the valid execution, delivery or performance by the Borrower or any other Loan Party of any Loan Document, except (a) for such approvals which have been obtained prior to the date of this Agreement and remain in full force and effect, (b) filings necessary to perfect Liens created by the Loan Documents and (c) consents, approvals, registrations, filings, permits or actions the failure to obtain or perform which could not be reasonably expected to have a Material Adverse Effect.

Section 5.20.                             Solvency.  As of the Closing Date, the Borrower and its Subsidiaries, on a consolidated basis after giving effect to the Transactions, are solvent, able to pay their debts as they become due, and have sufficient capital to carry on their business as currently conducted and all businesses in which they are about to engage.

Section 5.21.                             Foreign Assets Control Regulations and Anti-Money Laundering.

(a)                                  OFAC.  Neither Borrower nor any of its Restricted Subsidiaries is (i) a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Party and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) a person who engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner violative of Section 2, or (iii) a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.

(b)                                 Patriot Act.  The Borrower and its Restricted Subsidiaries are in compliance, in all material respects, with the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”).  No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

~~Section 5.22.                             Senior Indebtedness.  The Obligations constitute “Senior Indebtedness” of the Borrower under and as defined in the Intercreditor Agreement.  The obligations of each Guarantor under the Guaranty constitute “Guarantor Senior Indebtedness” of such Guarantor under and as defined in the Intercreditor Agreement.~~

SECTION 6.                                COVENANTS.

The Borrower covenants and agrees that, so long as any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than any contingent indemnity obligations):

Section 6.1.                                   Information Covenants.  The Borrower will furnish to the Administrative Agent (for delivery to the Lenders):

(a)                Quarterly Reports.  Within 45 days after the end of each fiscal quarter of the Borrower not corresponding with the fiscal year end, commencing with the first full fiscal quarter of the Borrower ending after the Closing Date, the Borrower’s consolidated balance sheet as at the end of such fiscal quarter and the related consolidated statements of income and retained earnings and of cash flows for such fiscal quarter and for the elapsed portion of the fiscal year-to-date period then ended, each in reasonable detail, prepared by the Borrower in accordance with GAAP, and starting with the first full fiscal quarter after the first anniversary of the Closing Date setting forth comparative figures for the corresponding fiscal quarter in the prior fiscal year, all of which shall be certified by the chief financial officer or other financial or accounting officer of the Borrower that they fairly present in all material respects in accordance with GAAP the financial condition of the Borrower and its Restricted Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes.

(b)               Annual Statements.  Within 100 days after the close of each fiscal year of the Borrower (commencing with the fiscal year ending December 31, 2010), a copy of the Borrower’s consolidated balance sheet as of the last day of the fiscal year then ended and the Borrower’s consolidated statements of income, retained earnings, and cash flows for the fiscal year then ended, and accompanying notes thereto, each in reasonable detail and starting with the first full fiscal year after the first anniversary of the Closing Date showing in comparative form the figures for the previous fiscal year, accompanied by an unqualified opinion of a firm of independent public accountants of recognized national standing, selected by the Borrower, to the effect that the consolidated financial statements have been prepared in accordance with GAAP and present fairly in accordance with GAAP the consolidated financial condition of the Borrower and its Restricted Subsidiaries as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards.  Notwithstanding the foregoing, for the fiscal year ending December 31, 2010, the financial statements delivered under this paragraph (b) need only cover the period from and after the Closing Date through and including December 31, 2010.

(c)                Annual Budget.  Within 45 days after the commencement of each fiscal year of the Borrower, a detailed consolidated budget for the Borrower and its Restricted Subsidiaries for such fiscal year (including a projected consolidated balance sheet and consolidated statements of projected operations, comprehensive income and cash flows as of the end of and for such fiscal year and setting forth the material assumptions used for purposes of preparing such budget).

(d)               Management Discussion and Analysis. Within 45 days after the close of each of the first three fiscal quarters, a management discussion and analysis of the Borrower’s and its Restricted Subsidiaries’ financial performance for that fiscal quarter and a comparison of financial performance for that financial quarter to the corresponding fiscal quarter of the previous fiscal year (in form reasonably acceptable to the Administrative Agent, which shall not be unacceptable solely because it does not contain all of the information required to be included in unaudited interim financial statements by Item 303 of Regulation S-K of the Securities Act of 1933, as amended).  Within 100 days after the close of each fiscal year, a management discussion and analysis of each of the Borrower’s and its Restricted Subsidiaries’ financial performance for that fiscal year and a comparison of financial performance for that fiscal year to the prior year.

(e)                Compliance Certificate.  At the time of the delivery of the financial statements provided for in Sections 6.1(a) and (b), a certificate of the chief financial officer or other financial or accounting officer of the Borrower substantially in the form of Exhibit F (x) stating no Default or Event of Default has occurred and is then continuing or, if a Default or Event of Default exists, a detailed description of the Default or Event of Default and all actions the Borrower is taking with respect to such Default or Event of Default, and (y) showing the Borrower’s compliance with the covenants set forth in Section 6.22.

(f)                  Notice of Default or Litigation.  Promptly after any senior executive officer of the Borrower obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto, (ii) the commencement of, or threat in writing of, or any significant development in, any litigation, labor controversy, arbitration or governmental proceeding pending against the Borrower or any of its Restricted Subsidiaries which would reasonably be expected to result in a Material Adverse Effect.

(g)               Other Reports and Filings.  To the extent not required by any other paragraph in this Section 6.1, promptly, copies of all financial information, proxy materials and other material information which the Borrower or any of its Restricted Subsidiaries has delivered to holders of, or to any agent or trustee with respect to, Indebtedness of the Borrower or any of its Subsidiaries in their capacity as such a holder, agent or trustee to the extent that the aggregate principal amount of such Indebtedness exceeds (or upon the utilization of any unused commitments may exceed) $15,000,000.

(h)               Pro Forma Adjustment Certificate.  On or before the date on which a Pro Forma Adjustment is made, a certificate of an officer of the Borrower in form reasonably acceptable to the Administrative Agent setting forth the amount of such Pro Forma Adjustment and, in reasonable detail, the calculations and basis therefor, which certificate shall, in the case of any Pro Forma Adjustment made as a result of any Permitted Acquisition equal to or greater than $30,000,000, be accompanied by financial statements for such acquired business for each fiscal quarter ending during the relevant period, to the extent available.

(i)                   Environmental Matters.  Promptly after any senior executive officer of the Borrower obtains knowledge thereof, notice of one or more of the following environmental matters which individually, or in the aggregate, may reasonably be expected to have a Material Adverse Effect:  (i) any notice of an Environmental Claim against the Borrower or any of its Subsidiaries or any real property owned or operated by the Borrower or any of its Subsidiaries; (ii) any condition or occurrence on or arising from any real property owned or operated by the Borrower or any of its Subsidiaries that (a) results in noncompliance by the Borrower or any of its Subsidiaries with any applicable Environmental Law or (b) could reasonably be expected to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any such real property; (iii) any condition or occurrence on any real property owned or operated by the Borrower or any of its Subsidiaries that could reasonably be expected to cause such real property to be subject to any restrictions on the ownership, occupancy, use or transferability by the Borrower or any of its Subsidiaries of such real property under any Environmental Law; and (iv) any removal or remedial actions to be taken in response to the actual or alleged presence of any Hazardous Material on any real property owned or operated by the Borrower or any of its Subsidiaries as required by any Environmental Law or any Governmental Authority.  All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Borrower’s or such Subsidiary’s response thereto.  In addition, the Borrower agrees to provide the Lenders with copies of all material non-privileged written communications by the Borrower or any of its Subsidiaries with any Person or Governmental Authority relating to any of the matters set forth in clauses (i)-(iv)

above, and such detailed reports relating to any of the matters set forth in clauses (i)-(iv) above as may reasonably be requested by the Administrative Agent or the Required Lenders.

(j)                   Other Information.  From time to time, such other information or documents (financial or otherwise) as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request; provided that, the Administrative Agent and any Lender (through the Administrative Agent) may request such information in their respective capacities as Administrative Agent and Lender only and may not use such information for any purpose other than a purpose reasonably related to its capacity as Administrative Agent or Lender, as applicable.

Information and documents required to be delivered pursuant to this Section 6.1 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address provided to the Administrative Agent or on an Intralinks or similar site to which the Lenders have been granted access; or (ii) on which such documents are transmitted by electronic mail to the Administrative Agent.

Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 6.1 may be satisfied with respect to financial information of the Borrower and its Subsidiaries by furnishing (A) the applicable financial statements of any direct or indirect parent of the Borrower or (B) the Borrower’s (or any direct or indirect parent thereof), as applicable, Form 10-K or 10-Q, as applicable, filed with the Securities and Exchange Commission.

Section 6.2.                                   Inspections.  The Borrower will, and will cause each Restricted Subsidiary to, permit officers, designated representatives and agents of the Administrative Agent (or any Lender solely if accompanying the Administrative Agent), to visit and inspect any Property of the Borrower or such Restricted Subsidiary, and to examine the books of account of the Borrower or such Restricted Subsidiary and discuss the affairs, finances and accounts of the Borrower or such Restricted Subsidiary with its and their officers and independent accountants, all at such reasonable times as the Administrative Agent may request; provided that, (i) prior written notice of any such visit, inspection or examination shall be provided to the Borrower and such visit, inspection or examination shall be performed at reasonable times to be agreed to by the Borrower, which agreement will not be unreasonably withheld, (ii) excluding any such visits and inspections during the continuation of an Event of Default, the Administrative Agent shall not exercise its rights under this Section 6.2 more often than one time during any such fiscal year, the Borrower is not obligated to compensate the Administrative Agent for more than one inspection and examination by the Administrative Agent during any calendar year and any such compensation shall be subject to the limitations of Section 10.13, and (iii) the Administrative Agent may conduct inspections pursuant to this Section 6.2 in its respective capacity as Administrative Agent only and may not conduct inspections or utilize information from such inspections for any purpose other than a purpose reasonably related to its capacity as Administrative Agent.  The Administrative Agent shall give the Borrower a reasonable opportunity to participate in any discussions with the Borrower’s independent public accountants.

Section 6.3.                                   Maintenance of Property, Insurance, Environmental Matters, etc.

(a)                                  The Borrower will, and will cause each of its Subsidiaries to, (i) keep its property, plant and equipment in good repair, working order and condition, except (A) normal wear and tear and casualty and condemnation and (B) to the extent that failure to do so would not reasonably be expected to result in a Material Adverse Effect, and (ii) maintain in full force and effect with financially sound and reputable insurance companies insurance against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business of the Borrower and shall furnish to the Administrative Agent upon its reasonable request (but not more than twice per fiscal year in the absence of an Event of Default) reasonably detailed information as to the insurance so carried.

(b)                                 Without limiting the generality of Section 6.3(a), the Borrower and its Subsidiaries: (i) shall comply with, and maintain all real property in compliance with, any applicable Environmental Laws; (ii) shall obtain and maintain in full force and effect all governmental approvals required for its operations at or on its properties by any applicable Environmental Laws; (iii) shall cure as soon as reasonably practicable any violation of applicable Environmental Laws with respect to any of its properties which individually or in the aggregate may reasonably be expected to have a Material Adverse Effect; (iv) shall not, and shall not permit any other Person to, own or operate on any of its properties any landfill or dump or hazardous waste treatment, storage or disposal facility as defined pursuant to the RCRA, or any comparable state law; and (v) shall not use, generate, treat, store, release or dispose of Hazardous Materials at or on any of the real property except in the ordinary course of its business and in compliance with all Environmental Laws; except, with respect to clauses (i), (ii), (iv) and (v), to the extent, either individually or in the aggregate, all of the same could not be reasonably expected to have a Material Adverse Effect.  With respect to any Release of Hazardous Materials, the Borrower and its Restricted Subsidiaries shall conduct any necessary or required investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other response action necessary to remove, cleanup or abate any material quantity of Hazardous Materials released at or on any of its properties as required by any applicable Environmental Law.

Section 6.4.                                   Books and Records.  Each of Holdco and the Borrower will, and will cause each Restricted Subsidiary to, maintain proper books of record and account in which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of Holdco, the Borrower or its Restricted Subsidiary, as the case may be.

Section 6.5.                                   Preservation of Existence.  The Borrower will, and will cause each of its Restricted Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect (a) its existence under the laws of its jurisdiction of organization and (b) its franchises, authority to do business, licenses, patents, trademarks, copyrights and other proprietary rights, except, in the case of clause (b) where the failure to do so would not reasonably be expected to have a Material Adverse Effect; provided, however, that nothing in this Section 6.5 shall prevent the Borrower or any Restricted Subsidiary from consummating any transaction permitted by Section 6.16.

Section 6.6.                                   Compliance with Laws.  The Borrower shall, and shall cause each Restricted Subsidiary to, comply in all respects with the requirements of all laws, rules, regulations, ordinances and orders applicable to its property or business operations of any Governmental Authority, where any such non-compliance, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or result in a Lien upon any of its Property (other than a Permitted Lien).

Section 6.7.                                   ERISA.  The Borrower shall, and shall cause each Subsidiary to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed would reasonably be expected to have a Material Adverse Effect.  The Borrower shall, and shall cause each Subsidiary to, promptly notify the Administrative Agent of:  (a) the occurrence of any Reportable Event with respect to a Plan, (b) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor and (c) its intention to terminate or withdraw from any Plan, in each case, except as could not reasonably be expected to have a Material Adverse Effect.

Section 6.8.                                   Payment of Taxes.  The Borrower will, and will cause each of its Restricted Subsidiaries to, pay and discharge, all material taxes, assessments, fees and other material governmental charges imposed upon it or any of its Property, before becoming delinquent and before any material penalties accrue thereon, unless and to the extent that (a) the same are being contested in good faith and by proper proceedings and as to which appropriate reserves are provided therefor, unless and until any material Lien resulting therefrom attaches to any of its Property or (b) the failure to pay the same could not be reasonably expected to have a Material Adverse Effect.

Section 6.9.                                   Designation of Subsidiaries.  The Borrower may at any time after the Closing Date designate any Restricted Subsidiary of the Borrower as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation on a Pro Forma Basis, no Event of Default shall have occurred and be continuing and (ii) immediately after giving effect to such designation, the Borrower shall be in compliance, on a Pro Forma Basis, with the covenants set forth in Section 6.22 recomputed as of the last day of the most recent period for which financial statements have been (or were required to be) delivered hereunder.  The designation of any Subsidiary as an Unrestricted Subsidiary after the Closing Date shall constitute an investment by the Borrower therein at the date of designation in an amount equal to the fair market value of the Borrower’s or its Restricted Subsidiary’s (as applicable) investment therein.  Such designation will be permitted only if an investment in such amount would be permitted at such time pursuant to Section 6.17.  Unrestricted Subsidiaries will not be subject to any of the mandatory prepayments, representations and warranties, covenants or Events of Default set forth in the Loan Documents.

Section 6.10.                             Interest Rate Protection.  In the case of the Borrower, within 180 days after the ~~Closing~~Second Amendment Effective Date, enter into, and thereafter maintain, Hedge Agreements to the extent necessary to provide that at least 50% of the aggregate principal amount of ~~(i)~~ the Loans funded on the ~~Closing Date and (ii) the~~ Second ~~Lien Loans~~Amendment Effective Date are subject to either a fixed interest rate or interest rate protection for a period of not less than two years, which Hedge Agreements shall have terms and conditions reasonably satisfactory to the Administrative Agent.

Section 6.11.                             Contracts with Affiliates.  The Borrower shall not, nor shall it permit any Restricted Subsidiary to, enter into any contract, agreement or business arrangement with any of its Affiliates (other than its Restricted Subsidiaries) except on terms that are not materially less favorable to the Borrower or such Restricted Subsidiary as would have been obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate; provided that the foregoing restrictions shall not apply to:

(a)                the payment of customary fees to the Existing Shareholders for management, consulting and financial services rendered to the Borrower and the Restricted Subsidiaries and customary investment banking fees paid to the Existing Shareholders for services rendered to the Borrower and the Restricted Subsidiaries in connection with divestitures, acquisitions, financings and other transactions, in each case,  in an amount not to exceed $1,000,000 per fiscal year and payment of the expenses and indemnification claims of the Existing Shareholders in connection with their performance of such services,

(b)               transactions permitted by Section 6.18,

(c)                the Transactions and the transactions contemplated by the Master Investment Agreement and the Ancillary Agreements (as defined in the Master Investment Agreement),

(d)               the issuance of capital stock or other Equity Interests of the Borrower or other payment to the management of the Borrower (or any direct or indirect parent thereof) or any of its Restricted Subsidiaries in connection with the Transactions, pursuant to arrangements described in the following paragraph (e), or otherwise to the extent permitted under this Section 6,

(e)                employment and severance arrangements and health, disability and similar insurance or benefit plans between the Borrower (or any direct or indirect parent thereof) and the Restricted Subsidiaries and their respective directors, officers, employees (including management and employee benefit plans or agreements, subscription agreements or similar agreements pertaining to the repurchase of capital stock pursuant to put/call rights or similar rights with current or former employees, officers or directors and stock option or incentive plans and other compensation arrangements) in the ordinary course of business or as otherwise approved by the board of directors (or similar governing body) of the Borrower,

(f)                  the payment of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, managers, consultants, officers and employees of the Borrower and the Restricted Subsidiaries (or any direct or indirect parent of the Borrower) in the ordinary course of business (in the case of any direct or indirect parent of the Borrower, to the extent attributable to the operations of the Borrower or its Restricted Subsidiaries),

(g)               transactions with joint ventures for the purchase and sale of goods, equipment or services entered into in the ordinary course of business,

(h)               transactions pursuant to permitted agreements in existence on the Closing Date and set forth on Schedule 6.11 or any amendment thereto to the extent such an amendment is not adverse, taken as a whole, to the Lenders in any material respect,

(i)                   payments by the Borrower and its Restricted Subsidiaries to each other pursuant to tax sharing agreements or arrangements among any direct or indirect parent of Borrower and such parent’s Restricted Subsidiaries on customary terms,

(j)                   loans and other transactions among the Borrower and its Subsidiaries (and any direct and indirect parent company of the Borrower) to the extent permitted under this Section 6; provided that any Indebtedness of any Loan Party owed to a Subsidiary that is not a Loan Party shall be subordinated in right of payment to the Obligations, and

(k)                payments or loans (or cancellation of loans) to directors, officers, employees, members of management or consultants of the Borrower, any of its direct or indirect parent companies or any of its Restricted Subsidiaries which are approved by a majority of the board of directors of the Borrower in good faith.

Section 6.12.                             No Changes in Fiscal Year.  The Borrower shall not, nor shall it permit any Restricted Subsidiary to, change its fiscal year for financial reporting purposes from its present basis without the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld); provided, that in the event that the Administrative Agent shall so consent to such change, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary in order to reflect such change in financial reporting.

Section 6.13.                             Change in the Nature of Business; Limitations on the Activities of Holdco.  (a)  The Borrower and its Restricted Subsidiaries, taken as a whole, will not fundamentally and substantively alter the character of their business, taken as a whole, from the Business conducted by the Borrower on the Closing Date and other business activities incidental or related to any of the foregoing unless such change occurs as a result of any Regulatory Event at any Lender.

(b)  Holdco will not conduct, transact or otherwise engage in any business or operations other than (i) the ownership of the capital stock of each direct Subsidiary of Holdco, as applicable,

on the Closing Date, (ii) maintaining its corporate existence, (iii) participating in tax, accounting and other administrative activities as a member of the consolidated group of companies, including the Loan Parties, (iv) the execution and delivery of the Loan Documents~~, the Second Lien Loan Documents (or the documentation governing any Refinancing Indebtedness in connection therewith)~~ and other documents relating to the Transactions to which it is a party and the performance of its obligations thereunder, (v) the performance of its obligations under the Master Investment Agreement and the Ancillary Agreements (as defined in the Master Investment Agreement), (vi) any Qualified Public Offering or any other issuance of its Equity Interests not prohibited by Section 6, (vii) providing indemnification to officers and directors, (viii) holding any cash or property received in connection with Distributions permitted under Section 6.18 and (ix) activities incidental to the businesses or operations described in clauses (i) through (viii) above; or create, incur, assume or suffer to exist (i) any Indebtedness except pursuant to the Transactions, or the transactions contemplated under the Master Investment Agreement or the Ancillary Agreements (as defined in the Master Investment Agreement) or (ii) Liens except pursuant to the Transactions, or the transactions contemplated under the Master Investment Agreement or the Ancillary Agreements (as defined in the Master Investment Agreement) and non-consensual Liens.

Section 6.14.                             Indebtedness.  The Borrower will not, and will not permit any of its Restricted Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except;

~~(a)                                  (i) Indebtedness of the Borrower in respect of the Second Lien Loan Agreement in an aggregate principal amount not to exceed (x) $550,000,000 minus (y) the amount of any Commitment Increases hereunder and (ii) Contingent Obligations of any Restricted Subsidiary in respect of such Indebtedness; provided that such Contingent Obligations are secured only to the extent of the secured obligations under the Second Lien Loan Agreement.~~

(a)                ~~(b)~~ the Obligations, Hedging Liability (other than for speculative purposes), and Funds Transfer Liability, Deposit Account Liability and Data Processing Obligations of the Borrower and its Restricted Subsidiaries;

(b)               ~~(c)~~ Indebtedness owed pursuant to Hedge Agreements entered into in the ordinary course of business and not for speculative purposes with Persons other than Lenders (or their Affiliates);

(c)                ~~(d)~~ intercompany Indebtedness among the Borrower and its Restricted Subsidiaries to the extent permitted by Section 6.17;

(d)               ~~(e)~~ Indebtedness (including Capitalized Lease Obligations and other Indebtedness arising under Capital Leases) the proceeds of which are used to finance the acquisition, lease, construction, repair, replacement, expansion or improvement of fixed or capital assets or otherwise incurred in respect of capital expenditures, whether through the direct purchase of assets or the purchase of capital stock of any Person owning such assets; provided that the aggregate principal amount of Indebtedness outstanding under this paragraph (~~e~~d), together with any Refinancing Indebtedness incurred under paragraph (~~t~~s) below in respect thereof, shall not exceed $50,000,000 at any time;

(e)                ~~(f)~~ Indebtedness of the Borrower and its Restricted Subsidiaries not otherwise permitted by this Section in an amount not to exceed $200,000,000 in the aggregate at any one time outstanding;

(f)                  ~~(g)~~ Contingent Obligations incurred by (i) any Restricted Subsidiary in respect of Indebtedness of the Borrower or any other Subsidiary that is permitted to be incurred under this Agreement and (ii) the Borrower in respect of Indebtedness of any Subsidiary that is permitted to be incurred under this Agreement; provided that any such Contingent Obligations incurred by the Borrower or any Loan Party with respect to Indebtedness incurred by any Subsidiary that is not a Loan Party, must not be prohibited by Section 6.17;

(g)               ~~(h)~~ Contingent Obligations incurred in the ordinary course of business in respect of obligations to suppliers, customers, franchisees, lessors, licensees or distribution partners;

(h)               ~~(i)~~ (i) unsecured Indebtedness in respect of obligations of the Borrower or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money or any Hedge Agreements and (ii) unsecured Indebtedness in respect of intercompany obligations of the Borrower or any Restricted Subsidiary in respect of accounts payable incurred in connection with goods sold or services rendered in the ordinary course of business and not in connection with the borrowing of money;

(i)                   ~~(j)~~ Indebtedness arising from agreements of the Borrower or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, entered into in connection with the disposition of any business, assets or capital stock permitted hereunder, other than Contingent Obligations incurred by any Person acquiring all or any portion of such business, assets or capital stock for the purpose of financing such acquisition;

(j)                   ~~(k)~~ Indebtedness arising from agreements of the Borrower or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, entered into in connection with Permitted Acquisitions or other investments permitted under Section 6.17;

(k)                ~~(l)~~ Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds, performance and completion guarantees and similar obligations incurred in the ordinary course of business and not in connection with the borrowing of money or Hedge Agreements;

(l)                   ~~(m)~~ Indebtedness of the Borrower or any Restricted Subsidiary consisting of (i) obligations to pay insurance premiums or (ii) take or pay obligations contained in supply agreements, in each case arising in the ordinary course of business and not in connection with the borrowing of money or Hedge Agreements;

(m)             ~~(n)~~ Indebtedness representing deferred compensation or similar arrangements to employees, consultants or independent contractors of the Borrower (or its direct or indirect parent) and its Restricted Subsidiaries incurred in the ordinary course of business or otherwise incurred in connection with the Transactions or any Permitted Acquisition or other investment permitted under Section 6.17;

(n)               ~~(o)~~ Indebtedness consisting of promissory notes issued to current or former officers, managers, consultants, directors and employees (or their respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees) to finance the purchase or redemption of capital stock of the Borrower or any of its direct or indirect parent companies permitted by Section 6.18;

(o)               ~~(p)~~ Indebtedness in respect of Cash Management Services, netting services, automatic clearing house arrangements, employees’ credit or purchase cards, overdraft protections and similar arrangements in each case incurred in the ordinary course of business;

(p)               ~~(q)~~ Indebtedness incurred by the Borrower or any Restricted Subsidiary to finance the acquisition of the FTPS Headquarters not to exceed $10,200,000 and any Contingent Obligations by the Borrower in respect of such Indebtedness;

(q)               ~~(r)~~ Indebtedness of the Borrower and its Restricted Subsidiaries in existence on the Closing Date and set forth in all material respects on Schedule 6.14;

(r)                  ~~(s)~~ Indebtedness incurred by the Borrower or any Restricted Subsidiary constituting reimbursement obligations with respect to bankers’ acceptances and letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation laws, unemployment insurance laws or similar legislation, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation laws, unemployment insurance laws or similar legislation; provided, however, that upon the drawing of such bankers’ acceptances and letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(s)                ~~(t)~~  the incurrence by the Borrower or any Restricted Subsidiary of Indebtedness which serves to refund or refinance any Indebtedness permitted under paragraphs (~~a~~d), (~~e~~p), (q)~~, (r)~~ and (~~u~~t) of this Section 6.14 or any Indebtedness issued to so refund, replace or refinance such Indebtedness, including, in each case, additional Indebtedness incurred to pay premiums (including tender premiums), defeasance costs and fees and expenses in connection therewith (collectively, the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(A)                              has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness being refunded or refinanced;

(B)                                to the extent such Refinancing Indebtedness refinances Indebtedness (1) subordinated or pari passu to the Obligations, such Refinancing Indebtedness is subordinated or pari passu to the Obligations at least to the same extent as the Indebtedness being refinanced or refunded or (2) secured by the Collateral on a pari passu or junior basis, such Refinancing Indebtedness is secured only to the extent as the Indebtedness being refinanced or refunded; and

(C)                                shall not include Indebtedness of a non-Loan Party that refinances Indebtedness of a Loan Party~~; and~~.

~~(D)      shall be permitted by and subject to the terms of the Intercreditor Agreement, in the case of any refunding, replacement or refinancing of Indebtedness permitted pursuant to Section 6.14(a);~~

(t)                  ~~(u)~~ Indebtedness of (x) the Borrower or any Subsidiary incurred to finance a Permitted Acquisition or (y) Persons that are acquired by the Borrower or any Subsidiary or merged into the Borrower or a Subsidiary in a Permitted Acquisition in accordance with the terms of this Agreement or that is assumed by the Borrower or any Subsidiary in connection with such Permitted Acquisition; provided that such Indebtedness under this clause (y) is not incurred in contemplation of such Permitted Acquisition:

(A)                              no Default exists or shall result therefrom;

(B)                                any Indebtedness incurred in reliance on clause (x) of this Section 6.14(~~u~~t) shall not be secured by a Lien and shall not mature or require any payment of principal, in each case, prior to the date which is 91 days after the maturity date of the Term B-2 Loans as set forth in Section 2.7(~~a~~b);

(C)                                in the case of any Indebtedness incurred in reliance on clause (y) of this Section 6.14(~~u~~t) the aggregate principal amount of such Indebtedness that is secured by any Lien, together with all Refinancing Indebtedness in respect thereof, shall not exceed $100,000,000; and

(D)                               subject to subclause (C) above, immediately prior to, and after giving effect to such Permitted Acquisition, the Borrower and its Restricted Subsidiaries shall be in compliance, on a Pro Forma Basis, with the covenants set forth in Section 6.22 recomputed as of the last day of the most recently completed period;

(u)               ~~(v)~~ Indebtedness of the Borrower or any of its Restricted Subsidiaries supported by a letter of credit in a principal amount not to exceed the face amount of such letter of credit; and

(v)               ~~(w)~~ all customary premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in each of Section 6.14(a) through 6.14(~~v~~u) above.

Section 6.15.                             Liens.  The Borrower will not, and will not permit any of its Restricted Subsidiaries to, create, incur or suffer to exist any Lien on any of its Property; provided that the foregoing shall not prevent the following (the Liens described below, the “Permitted Liens”):

(a)               inchoate Liens for the payment of taxes which are not yet due and payable or the payment of which is not required by Section 6.8;

(b)               Liens (i) arising by statute in connection with worker’s compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, statutory obligations or other similar charges, (ii) in connection with bids, tenders, contracts or leases to which the Borrower or any Restricted Subsidiary is a party or (iii) to secure public or statutory obligations of such Person or deposits of cash or Cash Equivalents to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or for the payment of rent, in each case, incurred in the ordinary course of business;

(c)                mechanics’, workmen’s, materialmen’s, landlords’, carriers’ or other similar Liens arising in the ordinary course of business with respect to obligations which are not overdue by a period of more than 30 days or if more than 30 days over due (i) which could not reasonably be expected to have a Material Adverse Effect or (ii) which are being contested in good faith by appropriate proceedings;

(d)               Liens created by or pursuant to this Agreement and the Collateral Documents;

(e)                Liens on property of the Borrower or any Restricted Subsidiary created solely for the purpose of securing indebtedness permitted by Section 6.14(~~e~~d) hereof, provided that no such Lien shall extend to or cover other Property of the Borrower or such Restricted Subsidiary other than the respective Property so acquired or similar Property acquired from the same lender or its Affiliates, and the principal amount of indebtedness secured by any such Lien shall at no time exceed the purchase price of all such Property;

(f)                  Liens assumed in connection with Permitted Acquisitions;

(g)               easements, rights-of-way, restrictions, and other similar encumbrances as to the use of real property of the Borrower or any Restricted Subsidiary incurred in the ordinary course of business which do not impair their use in the operation of the business of such Person;

(h)               Liens in favor of (i) Fifth Third Bank created pursuant to the Clearing Agreement, (ii) one or more financial institutions pursuant to similar sponsorship, clearinghouse and/or settlement arrangements, provided that no Liens permitted under this clause (ii) will extend to cover Property of the Borrower or any Restricted Subsidiary other than that held by the other party to such agreement and the amount of such Lien shall not exceed the amount owed by the Borrower or any Restricted Subsidiary under such agreement;

(i)                   ground leases or subleases, licenses or sublicenses in respect of real property on which facilities owned or leased by the Borrower or any of its Restricted Subsidiaries are located;

(j)                   Liens arising from judgments or decrees for the payment of money in circumstances not constituting an Event of Default under Section 7.1;

(k)               any interest or title of a lessor, sublessor, licensor or sublicensor or Lien securing a lessor’s, sublessor’s, licensor’s or sublicensor’s interest under any lease not prohibited by this Agreement;

(l)                   licenses and sublicenses of intellectual property granted in the ordinary course of business;

(m)             any zoning or similar law or right reserved to, or vested in, any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary course of conduct of the business of the Borrower and its Restricted Subsidiaries, taken as a whole;

(n)               Liens (i) of a collection bank arising under Section 4-210 of the UCC on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business and (iii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right to set off), which are within the general parameters customary in the banking industry;

(o)               Liens (i) on cash advances in favor of the seller of any property to be acquired in an investment permitted pursuant to Section 6.17 to be applied against the purchase price for such investment or (ii) consisting of an agreement to sell, transfer, lease or otherwise dispose of any property in a transaction permitted under Section 6.16;

(p)               Liens on securities that are the subject of repurchase agreements constituting Cash Equivalents;

(q)               Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of indebtedness, (ii) relating to pooled deposit, automatic clearing house or sweep accounts of the Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any Restricted Subsidiary in the ordinary course of business;

(r)                  Liens solely on any cash earnest money deposits or escrow arrangements made by the Borrower or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(s)                Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(t)                  Liens incurred to secure any Indebtedness permitted to be incurred under Section 6.14; provided that the aggregate principal amount of all Indebtedness secured by such Liens, together with all Refinancing Indebtedness in respect thereof, shall not exceed $200,000,000;

(u)               Liens in favor of the issuer of customs, stay, performance, bid, appeal or surety bonds or completion guarantees and other obligations of a like nature or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(v)               Liens existing on the Closing Date and described on Schedule 6.15;

(w)             Liens on property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Restricted Subsidiary or concurrently therewith; provided, further, that such Liens may not extend to any other property owned by the Borrower or any of its Restricted Subsidiaries; provided, further, that such Liens secure Indebtedness permitted to be incurred under clause (y) of Section 6.14(~~u~~t);

(x)                 Liens on property at the time the Borrower or a Subsidiary acquired the property or concurrently therewith, including any acquisition by means of a merger or consolidation with or into the Borrower or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, that the Liens may not extend to any other property owned by the

Borrower or any of its Restricted Subsidiaries; provided, further, that such Liens secure Indebtedness permitted to be incurred under clause (y) of Section 6.14(~~u~~t);

(y)               Liens on specific items of inventory or other goods and the proceeds thereof of any Person securing such Person’s obligations under any agreement to facilitate the purchase, shipment or storage of such inventory or other goods, and pledges or deposits in the ordinary course of business securing inventory purchases from vendors;

(z)                 Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness permitted by Section 6.14 and secured by any Lien referred to in the foregoing paragraphs (e), (v), (w) and (x); provided, however, that (i) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (ii) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under paragraphs (e), (v), (w)  and (x) at the time the original Lien became a Permitted Lien hereunder, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement~~;~~

~~(aa)                   Liens created by or existing pursuant to the Second Lien Loan Documents or any loan documentation governing any Refinancing Indebtedness thereof~~; and

(aa)          ~~(bb)~~ Liens securing Indebtedness permitted by Section 6.14(~~q~~p) so long as such Indebtedness is only secured by the FTPS Headquarters and improvements thereon (including fixtures), any leases thereof and any rent, income, profits or proceeds derived therefrom.

Section 6.16.                             Consolidation, Merger, Sale of Assets, etc.  The Borrower will not, and will not permit any of its Restricted Subsidiaries to, wind up, liquidate or dissolve its affairs or merge or consolidate, or convey, sell, lease or otherwise dispose of all or any part of its Property, including any disposition as part of any sale-leaseback transactions except that this Section shall not prevent:

(a)                the sale and lease of inventory in the ordinary course of business;

(b)               the sale, transfer or other disposition of any Property that, in the reasonable judgment of the Borrower or its Restricted Subsidiaries, has become uneconomic, obsolete or worn out or is no longer useful in its business;

(c)                the sale, transfer, lease, or other disposition of Property of the Borrower and its Restricted Subsidiaries to one another; provided that the fair market value of any Property in respect of any such sale, transfer, lease, or other disposition made by any Loan Party to any Restricted Subsidiary which is not a Loan Party plus the fair market value of any Loan Party that is merged with and into any Restricted Subsidiary that is not a Loan Party pursuant to a merger permitted by Section 6.16(d) hereof shall not exceed $50,000,000 in the aggregate during the term of this Agreement;

(d)               the merger of any Restricted Subsidiary with and into the Borrower or any other Restricted Subsidiary; provided that, in the case of any merger involving the Borrower, the Borrower is the legal entity surviving the merger; and provided further that the fair market value of any Loan Party that is merged with and into any Restricted Subsidiary which is not a Loan Party plus the fair market value of any Property in respect of any sale, transfer, lease, or other disposition by a Loan Party to a Restricted Subsidiary which is not a Loan Party permitted by Section 6.16(c) hereof shall not exceed $50,000,000 in the aggregate during the term of this Agreement;

(e)                the disposition or sale of Cash Equivalents;

(f)                  any Restricted Subsidiary may dissolve if the Borrower determines in good faith that such dissolution is in the best interests of the Borrower, such dissolution is not disadvantageous to the Lenders and the Borrower or any Restricted Subsidiary receives any assets of such dissolved Subsidiary, subject in the case of a dissolution of a Loan Party that results in a distribution of assets to a non-Loan Party to the limitations set forth in the provisos in each of paragraphs (c) and (d) above;

(g)               the sale, transfer, lease, or other disposition of Property of the Borrower or any Restricted Subsidiary (including any disposition of Property as part of a sale and leaseback transaction) aggregating for the Borrower and its Restricted Subsidiaries not more than $25,000,000 during any fiscal year of the Borrower;

(h)               the lease, sublease, license (or cross-license) or sublicense (or cross-sublicense) of real or personal property in the ordinary course of business;

(i)                   the sale, transfer or other disposal of property (including like-kind exchanges) to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement property;

(j)                   the sale, transfer or other disposal of investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements or similar binding arrangements;

(k)                any transaction permitted by Section 6.17;

(l)                   [Reserved];

(m)             the unwinding of any Hedge Agreement;

(n)               the disposition of any asset between or among the Borrower and/or its Restricted Subsidiaries as a substantially concurrent interim disposition in connection with a disposition otherwise permitted pursuant to paragraphs (a) through (m) above; and

(o)              the sale of the EFT Business; provided that at least 75% of the consideration received therefore must be in the form of cash or Cash Equivalents; and provided further that 100% of the net cash proceeds therefrom are applied toward the repayment of the Obligations in the manner set forth in Section 2.8(c)(ii) and Section 2.8(c)(vi).

To the extent any Collateral is disposed of as expressly permitted by this Section 6.16 to any Person other than a Loan Party, such Collateral shall automatically be sold free and clear of the Liens created by the Loan Documents, and the Administrative Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

Section 6.17.                             Advances, Investments and Loans.  The Borrower will not, and will not permit any of its Restricted Subsidiaries to make loans or advances to, guarantee any obligations of, or make, retain or have outstanding any investments (whether through purchase of Equity Interests or debt obligations) in, any Person or enter into any partnerships or joint ventures, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract (all of the foregoing, collectively, “investments”), except that this Section shall not prevent:

(a)                investments constituting receivables created in the ordinary course of business;

(b)               investments in Cash Equivalents;

(c)                investments (including debt obligations) received in connection with the bankruptcy or reorganization of a Person and in settlement of delinquent obligations of, and other disputes with, a Person arising in the ordinary course of business;

(d)               (i) the Borrower’s equity investments from time to time in its Restricted Subsidiaries, and (ii) investments made from time to time by a Restricted Subsidiary in the Borrower or one or more of its Restricted Subsidiaries; provided that any such investments made by any Loan Party in any Restricted Subsidiary which is not a Loan Party plus any intercompany advances by a Loan Party to any Restricted Subsidiary which is not a Loan Party permitted by Section 6.17(e) hereof shall not exceed $50,000,000 in the aggregate at any one time outstanding;

(e)                intercompany advances (including in the form of a guarantee for the benefit of such Person) made from time to time from (i) the Borrower to any one or more Restricted Subsidiaries, (ii) from one or more Restricted Subsidiaries to the Borrower and (iii) from one or more Restricted Subsidiaries to one or more Restricted Subsidiaries; provided that any such advances made by a Loan Party to a Restricted Subsidiary that is not a Loan Party plus any equity investments by any Loan Party in any Restricted Subsidiary which is not a Loan Party permitted by Section 6.17(d) hereof shall not exceed $50,000,000 in the aggregate at any one time outstanding;

(f)                  other investments (including investments in joint ventures or similar entities that do not constitute Restricted Subsidiaries), in each case, as valued at the fair market value of such investment at the time each such investment is made, in an aggregate amount for all such investments under this paragraph (f) that, at the time such investment is made, would not exceed the sum of (i) $50,000,000 plus (ii) the amount of any returns of capital, dividends or other distributions received in connection with such investment (not to exceed the original amount of the investment);

(g)               loans and advances to officers, directors, employees and consultants of the Borrower (or its direct or indirect parent company) or any of its Restricted Subsidiaries for reasonable and customary business related travel expenses, entertainment expenses, moving expenses and similar expenses, in each case incurred in the ordinary course of business and advances of payroll payments to employees, consultants or independent contractors or other advances of salaries or compensation to employees, consultants or independent contractors, in each case in the ordinary course of business; provided that, the aggregate amount of such loan in advance outstanding at any time shall not exceed $5,000,000;

(h)               investments in Hedge Agreements permitted by Section 6.14(~~b~~a) and (~~c~~b);

(i)                   investments received upon the foreclosure with respect to any secured investment or other transfer of title with respect to any secured investment;

(j)                   investments in the ordinary course of business consisting of Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers consistent with past practices;

(k)                guarantees by the Borrower or any Restricted Subsidiary of leases (other than Capital Leases) or of other obligations that do not constitute indebtedness for borrowed money, in each case entered into in the ordinary course of business;

(l)                   Permitted Acquisitions;

(m)             investments in Restricted Subsidiaries for the purpose of consummating transactions permitted under Section 6.16(n) or any Permitted Acquisition;

(n)               investments permitted under Sections 6.14, 6.15, 6.16 and 6.18;

(o)               other investments, loans and advances in addition to those otherwise permitted by this Section in an amount not to exceed $50,000,000 plus the Growth Amount in the aggregate at any one time outstanding;

(p)               investments consisting of consideration received in connection with any disposition or other transfer made in compliance with Section 6.16;

(q)               other investments, loans and advances existing as of the Closing Date and set forth on Schedule 6.17 (as the same may be renewed, refinanced or extended from time to time);

(r)                  investments the sole consideration for which is Equity Interests of Holdco (or any direct or indirect parent of Holdco) or, following the consummation of a Qualified Public Offering of the Borrower, the Borrower; and

(s)                investments in or loans to Domestic Subsidiaries for the purpose of consummating the NPC Acquisition.

Section 6.18.                             Restricted Payments.  The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, (i) declare or pay any dividends on or make any other distributions in respect of any class or series of its Equity Interests or (ii) directly or indirectly purchase, redeem, or otherwise acquire or retire any of its Equity Interests or any warrants, options, or similar instruments to acquire the same (all the foregoing, “Distributions”); provided, however:

(a)                any Subsidiary of the Borrower may make Distributions to its parent corporation (and, in the case of any non-Wholly-owned Subsidiary, pro rata to its parent companies based on their relative ownership interests);

(b)               so long as no Event of Default has occurred, is continuing or would result therefrom, the Borrower may redeem, acquire, retire or repurchase (and the Borrower may declare and pay Distributions, the proceeds of which are used to so redeem, acquire, retire or repurchase and to pay withholding or similar tax payments that are expected to be payable in connection therewith) its Equity Interests (or any options or warrants or stock appreciation rights issued with respect to any of such Equity Interests) (or make Distributions to allow any of the Borrower’s direct or indirect parent companies to so redeem, retire, acquire or repurchase their equity) held by current or former officers, managers, consultants, directors and employees (or their respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees) of Borrower (or any direct or indirect parent thereof) and its Restricted Subsidiaries, with the proceeds of Distributions from, seriatim, the Borrower, upon the death, disability, retirement or termination of employment of any such Person or otherwise in accordance with any stock option or stock appreciation rights plan, any management, director and/or employee stock ownership or incentive plan, stock subscription plan, employment termination agreement or any other employment agreements or equity holders’ agreement; provided that, the aggregate amount of Distributions made pursuant to this Section shall not exceed $5,000,000;

(c)                the Borrower may repurchase Equity Interests (or pay Distributions to permit any direct or indirect parent to repurchase Equity Interests) upon exercise of options or warrants if such Equity Interest represents all or a portion of the exercise price of such options or warrants;

(d)               the Borrower may pay Distributions, the proceeds of which shall be used to allow any direct or indirect parent of Borrower to pay its operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties), which are reasonable and customary and incurred in the ordinary course of business, in an aggregate amount not to exceed $1,000,000 in any fiscal year of the Borrower plus any reasonable and customary indemnification claims made by directors or officers of the Borrower (or any parent thereof) attributable to the ownership or operations of the Borrower and its Restricted Subsidiaries;

(e)                the Borrower may make Distributions in an aggregate amount equal to all Quarterly Distributions as of the time such Distribution is made;

(f)                  so long as (i) no Event of Default has occurred, is continuing or would result therefrom and (ii) the Borrower shall be in compliance, on a Pro Forma Basis, with the covenants set forth in Section 6.22, the Borrower may make Distributions in an aggregate amount not to exceed (x) $50,000,000 minus any amounts paid pursuant to Section 6.20(a)(x) plus (y) the Growth Amount at the time such Distribution is made;

(g)               the Borrower may make Distributions to (i) redeem, repurchase, retire or otherwise acquire any (A) Equity Interests (“Treasury Capital Stock”) of the Borrower or any Subsidiary or (B) Equity Interests of any direct or indirect parent company of the Borrower, in the case of each of subclause (A) and (B), in exchange for, or out of the proceeds of the substantially concurrent sale (other than to the Borrower or a Subsidiary) of, Equity Interests of the Borrower, or any direct or indirect parent company of the Borrower to the extent contributed to the capital of the Borrower or any Subsidiary (“Refunding Capital Stock”) and (ii) declare and pay dividends on the Treasury Capital Stock out of the proceeds of the substantially concurrent sale (other than to the Borrower or a Subsidiary) of the Refunding Capital Stock;

(h)               Distributions the proceeds of which will be used to make cash payments in lieu of issuing fractional Equity Interests in connection with the exercise of warrants, options or other securities convertible or exchangeable for Equity Interests of the Borrower (or its direct or indirect parent) in an amount not to exceed $100,000 in any fiscal year;

(i)                   to the extent constituting a Distribution, transactions permitted by Section 6.11 and 6.16; and

(j)                   following any Qualified Public Offering, Distributions by the Borrower (or to any direct or indirect parent to fund a Distribution) of up to 6% of the net cash proceeds received by (or contributed to the capital of) the Borrower in or from any such Qualified Public Offering.

Section 6.19.                             Limitation on Restrictions.  The Borrower will not, and it will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual restriction on the ability of any such Restricted Subsidiary to (a) pay dividends or make any other distributions on its capital stock or other Equity Interests owned by the Borrower or any other Restricted Subsidiary, (b) pay or repay any Indebtedness owed to the Borrower or any other Restricted Subsidiary, (c) make loans or advances to the Borrower or any other Restricted Subsidiary, (d) transfer any of its Property to the Borrower or any other Restricted Subsidiary, (e) encumber or pledge any of its assets to or for the benefit of the Administrative Agent or (f) guaranty the Obligations, Hedging Liability and Funds Transfer Liability, Deposit Account Liability and Data Processing Obligations, except for, in each case:

(i)                                     restrictions and conditions imposed by any Loan Document ~~or Second Lien Loan Document~~ or which (x) exist on the date hereof and (y) to the extent contractual obligations permitted by subclause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted renewal, extension or refinancing of such Indebtedness so long as such renewal, extension or refinancing does not expand the scope of such contractual obligation;

(ii)                                  customary restrictions and conditions contained in agreements relating to any sale of assets pending such sale, provided such restrictions and conditions apply only to the Person or property that is to be sold;

(iii)                               restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the Person obligated under such Indebtedness and its Subsidiaries or the property or assets intended to secure such Indebtedness;

(iv)                              contractual obligations binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such contractual obligations were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary;

(v)                                 customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 6.17 and applicable solely to such joint venture entered into in the ordinary course of business;

(vi)                              restrictions on cash, other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business and customary provisions in leases, subleases, licenses, sublicenses and other contracts restricting the assignment thereof, in each case entered into in the ordinary course of business;

(vii)                           secured Indebtedness otherwise permitted to be incurred under Sections 6.14 and 6.15 that limit the right of the obligor to dispose of the assets securing such Indebtedness; and

(viii)                        any encumbrances or restrictions of the types referred to in paragraphs (a) through (f) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (vii) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Borrower, no more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 6.20.                             Optional Payments of Certain Indebtedness; Modifications of Certain Indebtedness and Organizational Documents.  The Borrower will not, and it will not permit any of its Restricted Subsidiaries to:

(a)                                  directly or indirectly make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease the principal amount of any subordinated Indebtedness, Indebtedness secured by junior Liens or unsecured Indebtedness, ~~including Indebtedness under the Second Lien Loan Agreement,~~ other than (i) in connection with the incurrence of Refinancing Indebtedness, (ii) in connection with a conversion or exchange of such Indebtedness to, or for, as applicable, Equity Interests of Holdco (or any direct or indirect parent of Holdco) or the Borrower (other than Disqualified Equity Interests), and (iii) so long as (A) no Default has occurred, is continuing or would result therefrom and (B) the Borrower shall be in compliance, on a Pro Forma Basis, with the covenants set forth in Section 6.22, additional payments, prepayments, repurchases, redemptions and defeasances in respect of such Indebtedness in an aggregate amount up to (x) $50,000,000 minus any amounts paid pursuant to Section 6.18(f)(x) plus (y) the Growth Amount;

~~(b)                                 amend, modify, or otherwise change any of the terms of the Second Lien Loan Agreement except as permitted by the Intercreditor Agreement; or~~

(b)                                 ~~(c)~~ amend, modify, or otherwise change in any manner any of the terms of (i) the documentation governing any subordinated Indebtedness, Indebtedness secured by junior Liens ~~(other than the Second Lien Loan Documents or any documents governing any Permitted Refinancing thereof)~~ or unsecured Indebtedness or (ii) the charter documents of the Borrower or such Restricted Subsidiary, except, in the case of each of clauses (i) and (ii) if the effect of any such amendment, modification or change is not materially adverse to the interests of the Lenders.

Section 6.21.                             OFAC.  The Borrower will not, and will not permit any of its Restricted Subsidiaries to, (i) become a person whose property or interests in property are blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Party and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism (66 Fed. Reg. 49079(2001)), (ii) engage in any dealings or transactions prohibited by Section 2 of such executive order, or be otherwise associated with any such person in any manner violative of Section 2, and (iii) become a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.

Section 6.22.                             Financial Covenants.

(a)                                  Leverage Ratio.  The Borrower shall not, as of the last day of each fiscal quarter of the Borrower ending during each of the periods specified below, permit the Leverage Ratio to be greater than:

FROM AND INCLUDING	TO AND INCLUDING	THE LEVERAGE RATIO SHALL NOT BE GREATER THAN:

JANUARY 1, 2011	JUNE 30, 2011	5.50 to 1.00
JULY 1, 2011	JUNE 30, 2012	5.25 to 1.00
JULY 1, 2012	JUNE 30, 2013	4.75 to 1.00
JULY 1, 2013	JUNE 30, 2014	3.75 to 1.00
JULY 1, 2014	ALL TIMES THEREAFTER	3.00 to 1.00

(b)                                 Interest Coverage Ratio.  The Borrower shall not, as of the last day of each fiscal quarter of the Borrower ending during each of the periods specified below, permit the ratio of Consolidated EBITDA for the four fiscal quarters of the Borrower then ended (provided if Consolidated EBITDA for such period is less than $1, then for purposes of this covenant Consolidated EBITDA shall be deemed to be $1) to Interest Expense for the same four fiscal quarters then ended to be less than:

FROM AND INCLUDING	TO AND INCLUDING	THE INTEREST COVERAGE RATIO SHALL NOT BE LESS THAN:

JANUARY 1, 2011	JUNE 30, 2012	2.50 to 1.00
JULY 1, 2012	JUNE 30, 2013	2.75 to 1.00
JULY 1, 2013	JUNE 30, 2014	3.00 to 1.00
JULY 1, 2014	ALL TIMES THEREAFTER	3.25 to 1.00

(c)                                  Pro Forma Compliance.  Compliance with the financial covenants set forth in paragraphs (a) and (b) above shall always be calculated on a Pro Forma Basis.

Section 6.23.                             Maintenance of Ratings.  The Borrower shall use its commercially reasonable efforts to maintain a (i) long-term credit rating of the Borrower and (y) a credit rating for the Facilities, in each case, from both S&P and Moody’s.

Section 6.24.                             Limitation on Non-Material Subsidiaries.  The Borrower shall not permit (i), at any time, the aggregate book value of the assets of all Restricted Subsidiaries that are Domestic Subsidiaries but that are not Material Subsidiaries to exceed 5% of the book value of the consolidated assets of the Borrower and its Restricted Subsidiaries that are Domestic Subsidiaries or (ii), as of the last day of each fiscal quarter of the Borrower, the aggregate net income computed in accordance with GAAP of all Restricted Subsidiaries that are Domestic Subsidiaries but that are not Material Subsidiaries during the four fiscal quarters of the Borrower then ending, not to exceed 5% of the consolidated net income computed in accordance with GAAP of the Borrower and its Restricted Subsidiaries that are Domestic Subsidiaries during such period.

Section 6.25.                             Post-Closing Obligations.  As promptly as practicable, and in any event within the time period after the Closing Date specified in Schedule 6.25 or such later date as the Administrative Agent agrees to in writing, the Borrower shall deliver the documents or take the actions specified on Schedule 6.25.

SECTION 7.                                EVENTS OF DEFAULT AND REMEDIES.

Section 7.1.                                   Events of Default.  Any one or more of the following shall constitute an “Event of Default” hereunder:

(a)                default (i) in the payment when due (whether at the stated maturity thereof or at any other time provided for in this Agreement) of all or any part of the principal of any Loan or Reimbursement Obligation or (ii) in the payment when due of interest on any Loan or any other Obligation payable hereunder or under any other Loan Document and such default shall continue unremedied for a period of five Business Days;

(b)               default in the observance or performance of any covenant set forth in Sections 6.1(f), 6.5 (with respect to the Borrower), 6.11, 6.12, 6.13, 6.14, 6.15, 6.16, 6.17, 6.18, 6.19, 6.20, 6.21, 6.22 or 6.24 hereof.

(c)                default in the observance or performance of any other provision hereof or of any other Loan Document which is not remedied within 30 days after written notice of such default is given to the Borrower by the Administrative Agent;

(d)               any representation or warranty made or deemed made herein or in any other Loan Document or in any certificate delivered to the Administrative Agent or the Lenders pursuant hereto or thereto proves untrue in any material respect (or in all respects, if qualified by a materiality threshold) as of the date of the issuance or making thereof;

(e)                any of the Loan Documents shall for any reason not be or shall cease to be in full force and effect or is declared to be null and void (other than pursuant to the terms thereof or as a result of the gross negligence, bad faith or willful misconduct of the Administrative Agent), or any of the Collateral Documents shall for any reason fail to create a valid and perfected Lien in favor of the Administrative Agent in any Collateral purported to be covered thereby except as expressly permitted by the terms hereof or thereof (other than as a result of the gross negligence, bad faith or willful misconduct of the Administrative Agent), or any Loan Party terminates, repudiates in writing or rescinds any Loan Document executed by it or any of its obligations thereunder;

(f)                  default shall occur under any Material Indebtedness, or under any indenture, agreement or other instrument under which the same may be issued, the effect of which default is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Indebtedness to become due prior to its stated maturity, or the principal or interest under any such Indebtedness shall not be paid when due (whether by demand, lapse of time, acceleration or otherwise) after giving effect to applicable grace or cure periods, if any;

(g)               any final judgment or judgments, writ or writs or warrant or warrants of attachment, or any similar process or processes, shall be entered or filed against the Borrower or any of its Restricted Subsidiaries, or against any of its Property, in an aggregate amount in excess of $25,000,000 (except to the extent paid or covered by insurance (other than the applicable deductible) and the insurer has not denied coverage therefor in writing), and which remains undischarged, unvacated, unbonded or unstayed for a period of 60 days from the entry thereof;

(h)               a Reportable Event shall have occurred which could reasonably be expected to result in a Material Adverse Effect; the Borrower or any of its Restricted Subsidiaries, or any member of its Controlled Group, shall fail to pay when due an amount or amounts aggregating in excess of $25,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $25,000,000 (collectively, a “Material Plan”) shall be filed under Title IV of ERISA by the Borrower or any of its Restricted Subsidiaries, or any other member of its Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against the Borrower or any of its Restricted Subsidiaries, or any member of its Controlled Group, to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;

(i)                   any Change of Control shall occur;

(j)                   Holdco, the Borrower or any of its Restricted Subsidiaries shall (i)  have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, (ii) admit in writing its inability to pay its debts generally as they become due, (iii) make a general assignment for the benefit of creditors, (iv) apply for, seek, consent to or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, or (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors;

(k)                a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for Holdco, the Borrower or any of its Restricted Subsidiaries, or any substantial part of any of its Property, or a proceeding described in Section 7.1(j)(v) shall be instituted against Holdco, the Borrower or any Restricted Subsidiary, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 days;  or

(l)                   The ~~Intercreditor Agreement shall cease, for any reason, to be in full force and effect, or shall cease to be legal, valid and binding upon any of the parties thereto other than the Administrative Agent or any Lender or the~~ Liens securing the obligations under ~~the Second Lien Loan Agreement or any other~~any subordinated or junior secured Material Indebtedness, shall cease, for any reason, to be validly subordinated to the Liens securing the Obligations, or any Loan Party shall assert in writing any of the foregoing.

Section 7.2.                                   Non Bankruptcy Defaults.  When any Event of Default other than those described in subsection (j) or (k) of Section 7.1 hereof has occurred and is continuing, the Administrative Agent shall, by written notice to the Borrower: (a) if so directed by the Required Lenders, terminate the remaining Revolving Credit Commitments and all other obligations of the Lenders hereunder on the date stated in such notice (which may be the date thereof); (b) if so directed by the Required Lenders, declare the principal of and the accrued interest on all outstanding Loans to be forthwith due and payable and thereupon all outstanding Loans, including both principal and interest thereon, shall be and become immediately due and payable together with all other amounts payable under the Loan Documents without further demand, presentment, protest or notice of any kind; and (c) if so directed by the Required Lenders, demand that the Borrower immediately pay to the Administrative Agent, as cash collateral, the full amount then available for drawing under each or any Letter of Credit, whether or not any drawings or other demands for payment have been made under any Letter of Credit.  The Administrative Agent, after giving notice to the Borrower pursuant to Section 7.1(c) or this Section 7.2, shall also promptly send a copy of such notice to the other Lenders, but the failure to do so shall not impair or annul the effect of such notice.

Section 7.3.                                   Bankruptcy Defaults.  When any Event of Default described in subsections (j) or (k) of Section 7.1 hereof has occurred and is continuing, then all outstanding Loans shall immediately become due and payable together with all other amounts payable under the Loan Documents without presentment, demand, protest or notice of any kind, the Revolving Credit Commitments and any and all other obligations of the Lenders to extend further credit pursuant to any of the terms hereof shall immediately terminate and the Borrower shall immediately pay to the Administrative Agent, as cash collateral, the full amount then available for drawing under all outstanding Letters of Credit, whether or not any draws or other demands for payment have been made under any of the Letters of Credit.

Section 7.4.                                   Collateral for Undrawn Letters of Credit.  (a)                                             If the prepayment of the amount available for drawing under any or all outstanding Letters of Credit is required under Section 2.8(c)(iv) or under Section 7.2 or 7.3 above, the Borrower shall forthwith pay the amount required to be so prepaid, to be held by the Administrative Agent as provided in subsection (b) below.

(b)                                 All amounts prepaid pursuant to paragraph (a) above shall be held by the Administrative Agent in one or more separate collateral accounts (each such account, and the credit balances, properties, and any investments from time to time held therein, and any substitutions for such account, any certificate of deposit or other instrument evidencing any of the foregoing and all proceeds of and earnings on any of the foregoing being collectively called the “Collateral Account”) as security for, and for application by the Administrative Agent (to the extent available) to, the reimbursement of any payment under any Letter of Credit then or thereafter made by the L/C Issuer, and to the payment of the unpaid balance of any other Obligations in respect of any Letter of Credit.  The Collateral Account shall be held in the name of and subject to the exclusive dominion and control of the Administrative Agent for the benefit of the Administrative Agent, the Lenders, and the L/C Issuer.  If and when requested by the Borrower, the Administrative Agent shall invest funds held in the Collateral Account from time to time in direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America with a remaining maturity of one year or less, provided that the Administrative Agent is irrevocably authorized to sell investments held in the Collateral Account when and as required to make payments out of the Collateral Account for application to amounts due and owing from the Borrower to the L/C Issuer, the Administrative Agent or the Lenders in respect of any Letter of Credit; provided, however, that if (i) the Borrower shall have made payment of all such obligations referred to in paragraph (a) above and (ii) no Letters of Credit remain outstanding hereunder, then the Administrative Agent shall release to the Borrower any remaining amounts held in the Collateral Account.

Section 7.5.                                   Notice of Default.  The Administrative Agent shall give notice to the Borrower under Section 7.1(c) hereof promptly upon being requested to do so by the Required Lenders and shall at such time also notify all the Lenders thereof.

Section 7.6.                                   Equity Cure.  Notwithstanding anything to the contrary contained in this Section 7, in the event that the Borrower fails to comply with the requirements of Section 6.22 as of the end of any relevant fiscal quarter, the Borrower shall have the right (the “Cure Right”) (at any time during such fiscal quarter or thereafter until the date that is 15 days after the date the Compliance Certificate is required to be delivered pursuant to Section 6.1(e)) to issue Equity Interests for cash or otherwise receive cash contributions to its common equity (the “Cure Amount”), and thereupon the Borrower’s compliance with Section 6.22 shall be recalculated giving effect to the following pro forma adjustment: Consolidated EBITDA shall be increased (notwithstanding the absence of an addback in the definition of “Consolidated EBITDA”), solely for the purposes of determining compliance with Section 6.22 hereof, including determining compliance with Section 6.22 hereof as of the end of such fiscal quarter and applicable subsequent periods that include such fiscal quarter, by an amount equal to the Cure Amount.  If, after giving effect to the foregoing recalculations (but not, for the avoidance of doubt, taking into account any immediate repayment of Indebtedness in connection therewith), the requirements of Section 6.22 shall be satisfied, then the requirements of Section 6.22 shall be deemed satisfied as of the end of the relevant fiscal quarter with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of Section 6.22 that had occurred shall be deemed cured for the purposes of this Agreement.

Notwithstanding anything herein to the contrary, (v) in each four consecutive fiscal quarter period of the Borrower there shall be at least two fiscal quarters in which the Cure Right is not exercised, (w) during the term of this Agreement, the Cure Right shall not be exercised more than five times, (x) the Cure Amount shall be no greater than the amount required for purposes of complying with Section 6.22, (y) upon the Administrative Agent’s receipt of a notice from the Borrower that it intends to exercise the Cure Right (a “Notice of Intent to Cure”), until the 15th day following the date of delivery of the Compliance Certificate under Section 6.1(e) to which such Notice of Intent to Cure relates, none of the Administrative Agent nor any Lender shall exercise the right to accelerate the Loans or terminate the Revolving Credit Commitments and neither the Administrative Agent nor any other Lender or secured party shall exercise any right to foreclose on or take possession of the Collateral solely on the basis of an Event of Default having occurred and being continuing under Section 6.22 and (z) the Cure Amount received pursuant to any exercise of the Cure Right shall be disregarded for purposes of determining any financial ratio-based conditions, pricing or any available basket (in reliance upon the Available Amount, Growth Amount or otherwise) under Section 6 of this Agreement.

SECTION 8.                                CHANGE IN CIRCUMSTANCES AND CONTINGENCIES.

Section 8.1.                                   Funding Indemnity.  If any Lender shall incur any loss, cost or expense (including, without limitation, any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund or maintain any Eurodollar Loan, but excluding any loss of margin) as a result of:

(a)                any payment, prepayment or conversion of a Eurodollar Loan on a date other than the last day of its Interest Period,

(b)               any failure (because of a failure to meet the conditions of Section 3 or otherwise) by the Borrower to borrow or continue a Eurodollar Loan, or to convert a Loan that is a Base Rate Loan into a Eurodollar Loan, on the date specified in a notice given pursuant to Section 2.5(a) hereof,

(c)                any failure by the Borrower to make any payment of principal on any Eurodollar Loan when due (whether by acceleration or otherwise), or

(d)               any acceleration of the maturity of a Eurodollar Loan as a result of the occurrence of any Event of Default hereunder,

then, within ten days after the demand of such Lender, the Borrower shall pay to such Lender such amount as will reimburse such Lender for such loss, cost or expense.  If any Lender makes such a claim for compensation, it shall provide to the Borrower, with a copy to the Administrative Agent, a certificate setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) and the amounts shown on such certificate shall be conclusive absent manifest error.

Section 8.2.                                   Illegality.  Notwithstanding any other provisions of this Agreement or any other Loan Document, if at any time any change in applicable law, rule or regulation or in the interpretation thereof makes it unlawful for any Lender to make or continue to maintain any Eurodollar Loans or to perform its obligations as contemplated hereby with respect to such Eurodollar Loans, such Lender shall promptly give notice thereof to the Borrower and the Administrative Agent and such Lender’s obligations to make or maintain Eurodollar Loans under this Agreement shall be suspended until it is no longer unlawful for such Lender to make or maintain Eurodollar Loans.  Such Lender may require that such affected Eurodollar Loans be converted to Base Rate Loans from such Lender automatically on the effective date of the notice provided above, and such Base Rate Loans shall not be made ratably by the Lenders but only from such affected Lender.  Such Lender shall withdraw such notice promptly following any date on which it becomes lawful for such Lender to make and maintain Eurodollar Loans or give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan.

Section 8.3.                                   Reserved.

Section 8.4.                                   Yield Protection.    (a) If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or its Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority:

(i)                                     shall subject any Lender (or its Lending Office) to any tax, duty or other charge (other than net income tax (including branch profits tax), franchise taxes and other similar taxes), with respect to its Eurodollar Loans, its Revolving Notes, its Letter(s) of Credit, or its participation in any thereof, any Reimbursement Obligations owed to it or its obligation to make Eurodollar Loans, issue a Letter of Credit, or to participate therein (other than taxes subject to Section 10.1(a) hereof); or

(ii)                                  shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Eurodollar Loans any such requirement included in an applicable Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Lending Office) or shall impose on any Lender (or its Lending Office) or on the interbank market any other condition affecting its Eurodollar Loans, its Revolving Notes, its Letter(s) of Credit, or its participation in any thereof, any Reimbursement Obligation owed to it, or its obligation to make Eurodollar Loans, or to issue a Letter of Credit, or to participate therein;

and the result of any of the foregoing is to increase the cost to such Lender (or its Lending Office) of making or maintaining any Eurodollar Loan, issuing or maintaining a Letter of Credit, or participating therein, or to reduce the amount of any sum received or receivable by such Lender (or its Lending Office) under this Agreement or under any other Loan Document with respect thereto, by an amount deemed by such Lender to be material, then, within 30 days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction.

(b)                                 If, after the date hereof, any Lender or the Administrative Agent shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or its Lending Office) or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority has had the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 30 days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

(c)                                  A certificate of a Lender claiming compensation under this Section 8.4 and setting forth the additional amount or amounts to be paid to it hereunder shall be delivered to Borrower at the time of such demand and shall be conclusive absent manifest error.  In determining such amount, such Lender may use any reasonable averaging and attribution methods.

Section 8.5.                                   Substitution of Lenders.  Upon the receipt by the Borrower of (a) a claim from any Lender for compensation under Section 8.4 or Section 10.1 hereof, (b) notice by any Lender to the Borrower of any illegality pursuant to Section 8.2 hereof, (c) in the event any Lender is a Defaulting Lender or (d) in the event any Lender fails to consent to any amendment, waiver, supplement or other modification pursuant to Section 10.11 requiring the consent of all Lenders or each Lender directly affected thereby, and as to which the Required Lenders have otherwise consented (any such Lender referred to in paragraph (a), (b), (c) or (d) above being hereinafter referred to as an “Affected Lender”), the Borrower may, in addition to any other rights the Borrower may have hereunder or under applicable law, (i) require, at its expense, any such Affected Lender to assign, at par plus accrued interest and fees, without recourse, all of its interest, rights, and obligations hereunder (including all of its Revolving Credit Commitments and the Revolving Loans and participation interests in Letters of Credit and other amounts at any time owing to it hereunder and the other Loan Documents) to an Eligible Assignee specified by the Borrower, provided that (A) such assignment shall not conflict with or violate any law, rule or regulation or order of any Governmental Authority, (B) if the assignment is to a Person other than a Lender, the Borrower shall have received the written consent of the Administrative Agent and, in the case of any Revolving Credit Commitment, the L/C Issuer, which consents shall not be unreasonably withheld or delayed, to such assignment, (C) the Borrower shall have paid to the Affected Lender all monies (together with amounts due such Affected Lender under Section 8.1 hereof as if the Loans owing to it were prepaid rather than assigned) other than principal owing to it hereunder, (D) the Borrower shall repay (or the replacement bank or institution shall purchase, at par) all Loans and other amounts (other than any disputed amounts), pursuant to Section 10.10 owing to such replaced Lender prior to the date of replacement, (E) the assignment is entered into in accordance with the other requirements of Section 10.10 hereof, (F) solely with respect to assignments in connection with clause (a) (with respect to claims under Section 10.1) or (c) above, no Event of Default shall have occurred and be continuing at the time of such assignment and (G) any such assignment shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the Affected Lender, or (ii) terminate the Revolving Credit Commitment of such Affected Lender and repay all Obligations of the Borrower owing to such Lender as of such termination date.

Section 8.6.                                   Lending Offices.  Each Lender may, at its option, elect to make its Loans hereunder at the branch, office or affiliate specified on the appropriate signature page hereof (each a “Lending Office”) for each type of Loan available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a written notice to the Borrower and the Administrative Agent.  To the extent reasonably possible, a Lender shall designate an alternative branch or funding office with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Section 8.4 hereof or to avoid the unavailability of Eurodollar Loans under Section 8.2 hereof, so long as such designation is not disadvantageous to the Lender.

SECTION 9.           THE ADMINISTRATIVE AGENT.

Section 9.1.            Appointment and Authorization of Administrative Agent.  Each Lender hereby appoints Goldman Sachs Lending Partners LLC, as the Administrative Agent and Collateral Agent under the Loan Documents and hereby authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers, rights and remedies under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto.  The Administrative Agent shall have only those duties and responsibilities that are expressly specified in the Loan Documents.  Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees.  Notwithstanding the use of the word “Administrative Agent” as a defined term, the Lenders expressly agree that the Administrative Agent is not acting as a fiduciary of any Lender in respect of the Loan Documents, the Borrower or otherwise, and nothing herein or in any of the other Loan Documents shall result in any duties or obligations on the Administrative Agent or any of the Lenders except as expressly set forth herein and therein.  The provisions of this Section 9 (other than to the extent provided in Sections 9.1, 9.3, 9.7, 9.11 and 9.12) are solely for the benefit of the Administrative Agent and the Lenders and no Loan Party shall have any rights as a third party beneficiary of any of the provisions thereof.  In performing its functions and duties hereunder, the Administrative Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Holdco, Borrower or any of its Subsidiaries, other than as provided in Section 10.10(c) with respect to the maintenance of the Register.

Section 9.2.            Administrative Agent and its Affiliates.  The Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise or refrain from exercising such rights and power as though it were not the Administrative Agent, and the Administrative Agent and its affiliates may accept deposits from, lend money to, own securities of and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower or any Affiliate of the Borrower as if it were not the Administrative Agent under the Loan Documents, and may accept fees and other consideration from the Borrower for services in connection herewith and otherwise without having to account for the same to the Lenders.  The term “Lender” as used herein and in all other Loan Documents, unless the context otherwise clearly requires, includes the Administrative Agent in its individual capacity as a Lender.  References in Section 2 hereof to the amount owing to the Administrative Agent for which an interest rate is being determined, refer to the Administrative Agent in its individual capacity as a Lender.

Section 9.3.            Action by Administrative Agent.  If the Administrative Agent receives from the Borrower a written notice of an Event of Default pursuant to Section 6.1 hereof, the Administrative Agent shall promptly give each of the Lenders written notice thereof.  Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action hereunder with respect to any Default or Event of Default, except as expressly provided in the Loan Documents.  Upon the occurrence of an Event of Default, the Administrative Agent shall take such action to enforce its Lien on the Collateral and to preserve and protect the Collateral as may be directed by the Required Lenders.  Unless and until the Required Lenders give such direction, the Administrative Agent may (but shall not be obligated to) take or refrain from taking such actions as it deems appropriate and in the best interest of all the Lenders.  In no event, however, shall the Administrative Agent be required to take any action in violation of Applicable Law or of any provision of any Loan Document, and the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Loan Document unless it first receives any further assurances of its indemnification from the Lenders that it may require, including prepayment of any related expenses and any other protection it requires against any and all costs, expense, and liability which may be incurred by it by reason of taking or continuing to take any such action.  The Administrative Agent shall be entitled to assume that no Default or Event of Default exists unless notified in writing to the contrary by a Lender or the Borrower.  In all cases in which the Loan Documents do not require the Administrative Agent to take specific action, the Administrative Agent shall be fully justified in using its discretion in failing to take or in taking any action thereunder.  Any instructions of the Required Lenders, or of any other group of Lenders called for under the specific provisions of the Loan Documents, shall be binding upon all the Lenders and the holders of the Obligations.

Section 9.4.            Consultation with Experts.  The Administrative Agent may consult with legal counsel, independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

Section 9.5.            Liability of Administrative Agent; Credit Decision; Delegation of Duties.  (a)  Neither the Administrative Agent nor any of its officers, partners, directors, employees or agents shall be liable to the Lenders for any action taken or omitted by the Administrative Agent under or in connection with any of the Loan Documents except to the extent caused by the Administrative Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction.  The Administrative Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until the Administrative Agent shall have received instructions in respect thereof from the Required Lenders (or such other Lenders as may be required to give such instructions under Section 10.11) and, upon receipt of such instructions from Required Lenders (or such other Lenders, as the case may be), the Administrative Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions.  Without prejudice to the generality of the foregoing, (i) the Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper party or parties, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Holdco, the Borrower and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against the Administrative Agent as a result of it acting or (where so instructed) refraining from acting hereunder or any of the other Loan Documents in accordance with the instructions of Required Lenders (or such other Lenders as may be required to give such instructions under Section 10.11).  In particular and without limiting any of the foregoing, the Administrative Agent shall have no responsibility for confirming the accuracy of any Compliance Certificate or other document or instrument received by it under the Loan Documents.  Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify: (i) any statement, warranty, representation or recital made in connection with this Agreement, any other Loan Document or any Credit Extension, or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by the Administrative Agent to the Lenders or by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Loan Party or any other Person liable for the payment of any Obligations; (ii) the performance or observance of any of the terms, conditions, provisions, covenants or agreements of the Borrower or any Subsidiary contained herein or in any other Loan Document or any Credit Extension or the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing; (iii) the satisfaction of any condition specified in Section 3 hereof, except receipt of items required to be delivered to the Administrative Agent; or (iv) the execution, validity, effectiveness, genuineness, enforceability, perfection, value, worth or collectibility hereof or of any other Loan Document or of any other documents or writing furnished in connection with any Loan Document or of any Collateral; and the Administrative Agent makes no representation of any kind or character with respect to any such matter mentioned in this sentence.  The

Administrative Agent may execute any of its duties under any of the Loan Documents by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, the Borrower, or any other Person for the default or misconduct of any such agents or attorneys-in-fact selected with reasonable care.  The Administrative Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with the Administrative Agent signed by such payee in form satisfactory to the Administrative Agent.  Each Lender acknowledges, represents and warrants that it has independently and without reliance on the Administrative Agent or any other Lender, and based upon such information, investigations and inquiries as it deems appropriate, made its own credit analysis and decision to extend credit to the Borrower in the manner set forth in the Loan Documents.  It shall be the responsibility of each Lender to keep itself informed as to the creditworthiness of the Borrower and its Subsidiaries, and the Administrative Agent shall have no liability to any Lender with respect thereto.  The Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

(b)           Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent (and not otherwise reasonably objected to by the Borrower within 10 days after notice of such appointment).  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates.  The exculpatory, indemnification and other provisions of this Section 9.5 and of Section 9.6 shall apply to any Affiliates of the Administrative Agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.  All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Section 9.5 and of Section 9.6 shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein.  Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by the Administrative Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of Loan Parties and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to the Administrative Agent and not to any Loan Party, Lender or any other Person and no Loan Party, Lender or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent.

Section 9.6.            Indemnity.  The Lenders shall ratably, in accordance with their respective Percentages, indemnify the Administrative Agent, to the extent that the Administrative Agent has not been reimbursed by any Loan Party, for and against any and all liabilities, obligations, losses, damages, taxes, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as Administrative Agent in any way relating to or arising out of this Agreement or the other Loan Documents; provided, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, taxes, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction.  If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify the Administrative Agent against any liability, obligation, loss, damage, tax, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s ratable share thereof, in accordance with such Lender’s respective Percentage; and provided further, this sentence shall not be deemed to require any Lender to indemnify the Administrative Agent against any liability, obligation, loss, damage, tax, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.  The obligations of the Lenders under this Section shall survive termination of this Agreement.  The Administrative Agent shall be entitled to offset amounts received for the account of a Lender under this Agreement against unpaid amounts due from such Lender to the Administrative Agent hereunder (whether as fundings of participations, indemnities or otherwise), but shall not be entitled to offset against amounts owed to the Administrative Agent by any Lender arising outside of this Agreement and the other Loan Documents.

Section 9.7.            Resignation of Administrative Agent and Successor Administrative Agent.  The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and the Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to the Borrower and the Administrative Agent and signed by the Required Lenders (such retiring or replaced Administrative Agent, the “Departing Administrative Agent”).  The Administrative Agent shall have the right to appoint a financial institution to act as Administrative Agent and/or Collateral Agent hereunder, with the written consent of the Borrower and the Required Lenders (not to be unreasonably withheld), and the Administrative Agent’s resignation shall become effective on the earliest of (i) 30 days after delivery of the notice of resignation, (ii) the acceptance of such successor Administrative Agent by the Borrower and the Required Lenders or (iii) such other date, if any, agreed to by the Borrower and the Required Lenders.  Upon any such notice of resignation or any such removal, if a successor Administrative Agent has not already been appointed by the retiring Administrative Agent, the Required Lenders shall have the right, upon the written consent of the Borrower (not to be unreasonably withheld), to appoint a successor Administrative Agent.  If neither the Required Lenders nor the Administrative Agent have appointed a successor Administrative Agent, the Required Lenders shall be deemed to have succeeded to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that, until a successor Administrative Agent is so appointed by Required Lenders or the Administrative Agent, any collateral security held by the Administrative Agent in its role as Collateral Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents shall continue to be held by the retiring Collateral Agent as nominee until such time as a successor Collateral Agent is appointed.  Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the Departing Administrative Agent and the Departing Administrative Agent shall promptly (i) transfer to such successor Administrative Agent all sums, securities and other items of Collateral held under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent under the Loan Documents, and (ii) execute and deliver to such successor Administrative Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent of the security interests created under the Collateral Documents, whereupon such Departing Administrative Agent shall be discharged from its duties and obligations hereunder.  Except as provided above, any resignation or removal of Goldman Sachs Lending Partners LLC or its successor as Administrative Agent pursuant to this Section shall also constitute the resignation or removal of GS Lending Partners or its successor as Collateral Agent.  After any Departing Administrative Agent’s resignation or replacement hereunder as Administrative Agent, the provisions of this Section 9 and all protective provisions of the other Loan Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent, but no successor Administrative Agent shall in any event be liable or responsible for any actions of its predecessor.  Any successor Administrative Agent appointed pursuant to this Section shall, upon its acceptance of such appointment, become the successor Collateral Agent of all purposes hereunder.

Section 9.8.            L/C Issuer.  The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith.  The L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Section 9 with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the Applications pertaining to such Letters of Credit as fully as if the term “Administrative Agent”, as used in this Section 9, included the L/C Issuer with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to such L/C Issuer.

Section 9.9.            Hedging Liability and Funds Transfer Liability and Deposit Account Liability Obligation Arrangements.  By virtue of a Lender’s execution of this Agreement or an assignment agreement pursuant to Section 10.10 hereof, as the case may be, any Affiliate of such Lender with whom the Borrower or any Subsidiary has entered into an agreement creating Hedging Liability or Funds Transfer Liability, Deposit Account Liability and Data Processing Obligations shall be deemed a Lender party hereto for purposes of any reference in a Loan Document to the parties for whom the Administrative Agent is acting, it being understood and agreed that the rights and benefits of such Affiliate under the Loan Documents consist exclusively of such Affiliate’s right to share in payments and collections out of the Collateral as more fully set forth in Section 2.9 and Section 4 hereof.  In connection with any such distribution of payments and collections, the Administrative Agent shall be entitled to assume no amounts are due to any Lender or its Affiliate with respect to Hedging Liability or Funds Transfer Liability, Deposit Account Liability and Data Processing Obligations unless such Lender has notified the Administrative Agent in writing of the amount of any such liability owed to it or its Affiliate prior to such distribution.

Section 9.10.          Designation of Additional Administrative Agents.  The Administrative Agent shall have the continuing right, for purposes hereof, at any time and from time to time to designate one or more of the Lenders (and/or its or their Affiliates) as “syndication agents,” “documentation agents,” “arrangers” or other designations for purposes hereto, but such designation shall have no substantive effect, and such Lenders and their Affiliates shall have no additional powers, duties or responsibilities as a result thereof.

Section 9.11.          Authorization to Enter into, and Enforcement of, the Collateral Documents.  The Administrative Agent or Collateral Agent, as applicable, is hereby irrevocably authorized by each Secured Party to be the agent for and representative of the Secured Parties and to execute and deliver the Collateral Documents and Guaranty on behalf of and for the benefit of the Secured Parties and to take such action and exercise such powers under the Collateral Documents as the Administrative Agent or Collateral Agent, as applicable considers appropriate; provided that neither the Administrative Agent nor the Collateral Agent shall owe any fiduciary duty, duty of loyalty, duty of care, duty of disclosure or any other obligation whatsoever to any other holder of Obligations with respect to any Hedge Agreement.  The Administrative Agent shall not (except as expressly provided in Section 10.11) amend the Collateral Documents unless such amendment is agreed to in writing by the Required Lenders.  Each Lender acknowledges and agrees that it will be bound by the terms and conditions of the Collateral Documents upon the execution and delivery thereof by the Administrative Agent.  Except as otherwise specifically provided for herein, no Lender (or its Affiliates) other than the Administrative Agent shall have the right to institute any suit, action or proceeding in equity or at law for the foreclosure or other realization upon any Collateral or for the execution of any trust or power in respect of the Collateral or for the appointment of a receiver or for the enforcement of any other remedy under the Collateral Documents; it being understood and intended that no one or more of the Lenders (or their Affiliates) shall have any right in any manner whatsoever to affect, disturb or prejudice the Lien of the Administrative Agent (or any security trustee therefor) under the Collateral Documents by its or their action or to enforce any right thereunder, and that all proceedings at law or in equity shall be instituted, had, and maintained by the Administrative Agent (or its security trustee) in the manner provided for in the relevant Collateral Documents for the benefit of the Lenders and their Affiliates.

Section 9.12.          Authorization to Release Liens and Limit Amount of Certain Claims.  The Administrative Agent or Collateral Agent, as applicable, is hereby irrevocably authorized by each of the Lenders (and shall, upon the written request of the Borrower) to (and to execute any documents or instruments necessary to):

(i)            release any Lien covering any Property of the Borrower or its Subsidiaries that is the subject of a disposition that is permitted by this Agreement or that has been consented to in accordance with Section 10.11;

(A)          upon the date when all Revolving Credit Commitments have terminated, no Letters of Credit are outstanding and the Loans and other non-contingent obligations have been paid in full, release the Borrower and each of the Guarantors from its Obligations under the Loan Documents (other than those that specifically survive termination of this Agreement) and any Liens covering any of their Property with respect thereto; and

(B)           release any Guarantor from its obligations under any Loan Document to which it is a party if such Person ceases to be a Restricted Subsidiary as a result of a transaction or designation permitted by this Agreement and the Liens on such Obligations shall be automatically released; and

(ii)           at the request of the Borrower, to subordinate any Lien on any Property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such Property that is permitted by paragraph (e), (w) or (x) or, with respect to the replacement of Liens, permitted by paragraph (e), (w) or (x) of the definition of Permitted Liens.

SECTION 10.         MISCELLANEOUS.

Section 10.1.          Withholding Taxes.

(a)           Payments Free of Withholding.  Except as otherwise required by law and subject to Section 10.1(b) hereof, each payment by or on behalf of any Loan Party under this Agreement or the other Loan Documents shall be made without withholding or deduction for or on account of any present or future United States withholding taxes or any taxes of any other jurisdiction (other than overall net income taxes (including branch profits tax), franchise taxes and other similar taxes on the recipient imposed by the jurisdiction (or any political subdivision thereof) in which its principal executive office or Lending Office is located or taxes imposed on a recipient as a result of a present or former connection between such recipient and the United States (other than in connection with entering into this Agreement, the receipt of payments hereunder or the enforcement of rights hereunder)).  If any such withholding is so required, such withholding or deduction shall be made, the amount withheld shall be paid to the appropriate Governmental Authority before penalties attach thereto or interest accrues thereon, and the relevant Loan Party shall pay such additional amount as may be necessary to ensure that the net amount actually received by each Lender and the Administrative Agent free and clear of such taxes (including such taxes on such additional amount)

is equal to the amount which that Lender or the Administrative Agent (as the case may be) would have received had such withholding not been made.  If the Administrative Agent or any Lender pays any amount in respect of any such taxes, amounts subject to Section 10.4, or any related penalties or interest, the Borrower shall reimburse the Administrative Agent or such Lender for that payment on demand in the currency in which such payment was made whether or not such amounts were correctly or legally imposed.  Notwithstanding the foregoing, a Loan Party shall not be required to pay any additional amounts or reimburse any Lender or the Administrative Agent with respect to any taxes, penalties or backup withholding tax (i) that, except as provided in Section 10.1(c), are attributable to a Lender’s failure to comply with the requirements of Section 10.1(b), (ii) that are United States federal withholding taxes imposed on amounts payable to a Lender or Administrative Agent at the time such Lender or Administrative Agent becomes a party to this Agreement, except to the extent such Lender’s assignor (if any) was entitled, at the time of assignment, to receive additional amounts or reimbursement under this Section 10.1(a) or (iii) imposed due to a failure by any Lender, Administrative Agent or any foreign financial institution through which payments under this Agreement are made to comply with any applicable certification, documentation, information or other reporting requirement concerning the nationality, residence, identity, direct or indirect ownership of or investment in, or connection with the United States of America of any Lender or Administrative Agent or any foreign financial institution through which payments under this Agreement are made if such compliance is required by Sections 1471-1474 of the Code or any federal regulation promulgated or Revenue Ruling, Revenue Procedure, or Notice issued by the U.S. Internal Revenue Service (the “IRS”) thereunder as a precondition to relief or exemption from such tax, penalty or backup withholding.  If a Loan Party pays any such taxes, penalties or interest, it shall deliver official tax receipts evidencing that payment or certified copies thereof (or, if such receipts are not available, other evidence of payment reasonably acceptable to the relevant Lender or Administrative Agent) to the Lender or Administrative Agent on whose account such withholding was made (with a copy to the Administrative Agent if not the recipient of the original) on or before the thirtieth day after payment.

(b)           U.S. Withholding Tax Exemptions.  Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrower and the Administrative Agent (x) on or before the Closing Date or, if later, the date such financial institution becomes a Lender hereunder, (y) on or prior to the date 60 days after written notice from Borrower that such form or certificate shall expire or become obsolete other than in connection with an event described in (z), and (z) after the occurrence of any event within such Lender’s control requiring a change in the most recent form of certification previously delivered by it, two duly completed and signed originals of (i)  Form W-8BEN (relating to such Lender and entitling it to a complete exemption from, or a reduced rate of, withholding under the Code on all amounts to be received by such Lender, including fees, pursuant to the Loan Documents and the Obligations), Form W-8ECI (relating to all amounts to be received by such Lender, including fees, pursuant to the Loan Documents and the Obligations) or Form W-8IMY (relating to entities acting as intermediaries) of the IRS, or any successor forms, (ii) solely if such Lender is claiming exemption from United States withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a Form W-8BEN, or any successor form prescribed by the IRS, and a certificate representing that such Lender is not a bank for purposes of Section 881(c) of the Code, is not a ten-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code) or (iii) any other applicable document prescribed by the IRS certifying as to the entitlement of such Lender to such exemption from United States withholding tax or reduced rate with respect to all payments to be made to such Lender under the Loan Documents.  Each Lender that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall (A) on or prior to the Closing Date or, if later, the date such financial institution becomes a Lender hereunder, (B) on or prior to the date 60 days after written notice from Borrower that such form or certification shall expire or become obsolete other than in connection with an event described in (C), (C) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this paragraph (b) and (D) from time to time if requested by the Borrower or the Administrative Agent, provide the Administrative Agent and the Borrower with two completed originals of Form W-9 (certifying that such Lender is entitled to an exemption from U.S. backup withholding tax) or any successor form.  Thereafter and from time to time, each Lender, within 60 days of Borrower’s written request, shall submit to the Borrower and the Administrative Agent such additional duly completed and signed copies of one or the other of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) and such other certificates as may be (i) requested by the Borrower in a written notice, directly or through the Administrative Agent, to such Lender and (ii) required under then-current United States law or regulations to avoid or reduce United States withholding taxes on payments in respect of all amounts to be received by such Lender, including fees, pursuant to the Loan Documents or the Obligations.

(c)           Inability of Lender to Submit Forms.  If as a result of any change in Applicable Law, regulation or treaty, or in any official application or interpretation thereof applicable to the payments made by or on behalf of any Loan Party or by the Administrative Agent under any Loan Document or any change in an income tax treaty applicable to any Lender, any Lender is unable to submit to the Borrower or the Administrative Agent any form or certificate that such Lender is obligated to submit pursuant to subsection (b) of this Section 10.1 or such Lender is required to withdraw or cancel any such form or certificate previously submitted or any such form or certificate otherwise becomes ineffective or inaccurate, such Lender shall promptly notify the Borrower and Administrative Agent of such fact and the Lender shall to that extent not be obligated to provide any such form or certificate and will be entitled to withdraw or cancel any affected form or certificate, as applicable.

(d)           Tax Refunds.  If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 10.1 or Section 10.4, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 10.1 or Section 10.4 giving rise to such refund), net of all reasonable out of pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority) with respect to such refund; provided, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower plus any penalties, interest or other charges imposed by the relevant Governmental Authority to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority.  This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

(e)           Mitigation.  Any Lender claiming any additional amounts payable pursuant to this Section 10.1 shall use its reasonable efforts (consistent with its internal policies and Applicable Laws) to change the jurisdiction of its lending office if such a change would reduce any such additional amounts (or any similar amount that may thereafter accrue) and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

Section 10.2.          No Waiver; Cumulative Remedies; Collective Action.  No delay or failure on the part of the Administrative Agent or any Lender or on the part of the holder or holders of any of the Obligations in the exercise of any power or right under any Loan Document shall operate as a waiver thereof or as an acquiescence in any default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right.  The rights and remedies hereunder of the Administrative Agent, the Lenders and of the holder or holders of any of the Obligations are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 7.2, Section 7.3 and Section 7.4 for the benefit of all the Lenders and the L/C Issuer, and each Lender and the L/C Issuer hereby agree with each other Lender and the L/C Issuer, as applicable, that no Lender shall (and the L/C Issuer shall not) take any action to protect or enforce its rights under this Agreement or any other Loan Document (including exercising any rights of set-off) without first obtaining the prior written consent of the Administrative Agent or the Required Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any debtor relief law.

Section 10.3.          Non-Business Days.  Except as otherwise provided herein, if any payment hereunder or date for performance becomes due and payable or performable (in each case, including as a result of the expiration of any relevant notice period) on a day which is not a Business Day, the due date of such payment or the date for such performance shall be extended to the next succeeding Business Day on which date such payment shall be due and payable or such other requirement shall be performed.  In the case of any payment of principal falling due on a day which is not a Business Day, interest on such principal amount shall continue to accrue during such extension at the rate per annum then in effect, which accrued amount shall be due and payable on the next scheduled date for the payment of interest.

Section 10.4.          Documentary Taxes.  The Borrower agrees to pay within ten days after demand therefor any documentary, stamp, excise, property or similar taxes payable in respect of this Agreement or any other Loan Document, including interest and penalties, in the event any such taxes are assessed, irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.

Section 10.5.          Survival of Representations.  All representations and warranties made herein or in any other Loan Document or in certificates given pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the other Loan Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any Lender or the L/C Issuer has any Revolving Credit Commitment hereunder or any Obligations remain unpaid hereunder.

Section 10.6.          Survival of Indemnities.  All indemnities and other provisions relative to reimbursement to the Lenders of amounts sufficient to protect the yield of the Lenders with respect to the Loans and Letters of Credit, including, but not limited to, Sections 8.1, 8.4, 10.4 and 10.13 hereof, shall survive the termination of this Agreement and the other Loan Documents and the payment of the Obligations.

Section 10.7.          Sharing of Set-Off.  Each Lender agrees with each other Lender a party hereto that if such Lender shall receive and retain any payment, whether by set-off or application of deposit balances or otherwise (except pursuant to a valid assignment or participation pursuant to Section 10.10), on any of the Loans or Reimbursement Obligations in excess of its ratable share of payments on all such Obligations then outstanding to the Lenders, then such Lender shall purchase for cash at face value, but without recourse, ratably from each of the other Lenders such amount of the Loans or Reimbursement Obligations, or participations therein, held by each such other Lenders (or interest therein) as shall be necessary to cause such Lender to share such excess payment ratably with all the other Lenders; provided, however, that if any such purchase is made by any Lender, and if such excess payment or part thereof is thereafter recovered from such purchasing Lender, the related purchases from the other Lenders shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest.  For purposes of this Section, amounts owed to or recovered by the L/C Issuer in connection with Reimbursement Obligations in which Lenders have been required to fund their participation shall be treated as amounts owed to or recovered by the L/C Issuer as a Lender hereunder.

Section 10.8.          Notices.  Except as otherwise specified herein, all notices hereunder and under the other Loan Documents shall be in writing (including, without limitation, notice by facsimile or email transmission) and shall be given to the relevant party at its physical address, facsimile number or email address set forth below, or such other physical address, facsimile number or email address as such party may hereafter specify by notice to the Administrative Agent and the Borrower given by courier, by United States certified or registered mail, by facsimile, email transmission or by other telecommunication device capable of creating a written record of such notice and its receipt.  Notices under the Loan Documents to any Lender shall be addressed to its physical address or facsimile number or email address set forth on its Administrative Questionnaire; and notices under the Loan Documents to the Borrower or the Administrative Agent shall be addressed to their respective physical addresses, facsimile numbers or email addresses set forth below:

to the Borrower:	to the Administrative Agent:

Fifth Third Processing Solutions, LLC	Goldman Sachs Lending Partners LLC
38 Fountain Square Plaza, 11th Floor	c/o Goldman, Sachs & Co.
MD 1090BH	30 Hudson Street, 36th Floor
Cincinnati, OH 45263	Jersey City, NJ 07302
Attention: Mark Heimbouch	Attention: SBD Operations
Telephone: (513) 534-2037
Facsimile: (513) 534-0318	Facsimile (646) 769-7700
Email: Mark.Heimbouch@53.com	Email: gsd.link@gs.com and
ficc-sbdagency-nydallas@ny.email.gs.com

With a copy of any notice of any
Default or Event of Default (which shall
 not constitute notice to the Borrower) to:

Weil, Gotshal & Manges LLP
200 Crescent Court, Suite 300
Dallas, Texas 75201
Attention:  Kelly M. Dybala
Telephone:  (214) 746-7898
Facsimile:  (214) 746-7777
Email:  kelly.dybala@weil.com

Each such notice, request or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section 10.8 or in the relevant Administrative Questionnaire and a confirmation of such telecopy has been received by the sender, (ii) if given by mail, five days after such communication is deposited in the mail, certified or registered with return receipt requested, addressed as aforesaid, (iii) if by email, when delivered (all such notices and communications sent by email shall be deemed delivered upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement)), or (iv) if given by any other means, when delivered at the addresses specified in this Section 10.8 or in the relevant Administrative Questionnaire; provided that any notice given pursuant to Section 2 hereof shall be effective only upon receipt.

Section 10.9.                  Counterparts.  This Agreement may be executed in any number of counterparts, and by the different parties hereto on separate counterpart signature pages, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

Section 10.10.                Successors and Assigns; Assignments and Participations.

(a)           Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations under any Loan Document without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           Assignments by Lenders.  Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement with respect to all or a portion of its Revolving Credit Commitment(s) and the Loans at the time owing to it; provided that:

(i)            except in the case of an assignment of the entire remaining amount of the assigning Lender’s Revolving Credit Commitment(s) and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Revolving Credit Commitment(s) (which for this purpose includes Loans outstanding thereunder) or, if the applicable Revolving Credit Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of such Trade Date) shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Facility, or less than $1,000,000, in the case of any assignment in respect of the Term B-1 Facility or Term B-2 Facility (calculated, in each case, in the aggregate with respect to multiple, simultaneous assignments by two or more Approved Funds which are Affiliates or share the same (or affiliated) manager or advisor and/or two or more lenders that are Affiliates) unless each of the Administrative Agent and the Borrower otherwise consent (each such consent not to be unreasonably withheld or delayed);

(ii)           each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Facility or the Revolving Credit Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis;

(iii)          any assignment of a Revolving Credit Commitment must be approved by the Administrative Agent, the L/C Issuer and the Borrower (each such approval not to be unreasonably withheld) unless the Person that is the proposed assignee is itself a Lender with a Revolving Credit Commitment (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee);

(iv)          the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (unless otherwise waived or reduced by the Administrative Agent in its sole discretion), and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and

(v)           the Eligible Assignee provides the Borrower and the Administrative Agent the forms required by Section 10.1(b) prior to the assignment and shall not be entitled to any additional amounts or indemnification of taxes under Section 10.1 in excess of the amounts that would be paid to its assignor.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 8.4 and 10.13 and subject to any obligations hereunder with respect to facts and circumstances occurring prior to the effective date of such assignment.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be void ab initio.  All parties hereto consent that assignments to the Borrower permitted by the terms hereof shall not be construed as violating pro rata, optional redemption or any other provisions hereof, it being understood that, not withstanding anything to the contrary elsewhere in this Agreement, immediately upon receipt by the Borrower of any Loans and/or Revolving Credit Commitments the same shall be deemed cancelled and no longer outstanding for any purpose under this Agreement, including without limitation, Section 10.11, and in no event shall the Borrower have any rights of a Lender under this Agreement or any other Loan Document.

(c)           Register.  (i)  The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, the Revolving Credit Commitment(s) of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time, and each repayment in respect of the principal amount (and any interest thereon) (the “Register”).  The entries in the Register shall be conclusive absent manifest error or except to the extent an assignment has been recorded therein which assignment does not comply with Section 10.10(b), and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary; provided that in the event any assignment contemplated by paragraph (b) above is not effected in accordance with the requirements of that Section, nothing in the Register to the contrary shall override the nullity of such assignment as provided pursuant to paragraph (b) above.  The Register shall be available for inspection by the Borrower and any Lender (as to its own interest, but not the interest of any other Lender), at any reasonable time and from time to time upon reasonable prior notice.

(ii)           The Administrative Agent shall (A) accept the Assignment and Assumption and (B) promptly record the information contained therein in the Register once all the requirements of paragraph (a) above have been met.  No assignment shall be effective unless it has been recorded in the Register.

(d)           Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under the this Agreement (including all or a portion of its Revolving Credit Commitment(s) and/or the Loans owing to it); provided that, (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification, supplement or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification, supplement or waiver described in subclause (A) (to the extent that such Participant is directly affected) or (B) of Section 10.11  Subject to paragraph (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 8.1, 8.4(b) and 10.1(a) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.14 as though it were a Lender, provided such Participant agrees to be subject to Section 10.7 as though it were a Lender.

Each Lender that sells a participation pursuant to this Section 10.10(d) shall maintain a register for the recordation of the names and addresses of the Participants, the commitments of, and principal amounts (and stated interest) of the Loans owing to, each Participant pursuant to the terms hereof from time to time, and each repayment in respect of the principal amount (and any interest thereon) (each, a “Participant Register”).  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of a participation for all purposes of this Agreement, notwithstanding notice to the contrary.

(e)           Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Section 8.4(a) than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant.  A Participant shall not be entitled to receive any greater payment under Section 10.1(a) than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant.  A Participant that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall not be entitled to the benefits of Section 10.1(a) unless the Borrower is notified of the participation sold to such Participant and such Participant complies with Section 10.1(b) and (c) as though it were a Lender.

(f)            Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)           Electronic Execution of Assignments.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the Ohio Uniform Electronic Transactions Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(h)           So long as no Default or Event of Default has occurred or is continuing, any Lender may, at any time, assign all or a portion of its rights and obligations in respect of the Term B Loans to (a) Advent, (b) any Non-Debt Fund Affiliate and/or (c) Holdco and/or any Subsidiary of Holdco (each of the Persons identified in paragraphs (a), (b) and (c), an “Affiliated Lender”) on a non pro rata basis through (x) Dutch Auctions open to all Lenders on a pro rata basis and/or (y) solely in the case of Advent or any Non-Debt Fund Affiliate, open market purchases, subject to the following limitations:

(i) such Affiliated Lender shall make a representation that, as of the date of any such purchase and assignment, it is not in possession of material non-public information (“MNPI”) with respect to the Borrower, its Subsidiaries or their respective securities that (A) has not been disclosed to the assigning Lender prior to such date and (B) could reasonably be expected to have a material effect upon, or otherwise be material to, a Lender’s decision to assign Loans to such Affiliated Lender, as the case may be (in each case, other than because such assigning Lender does not wish to receive MNPI with respect to the Borrower, its Subsidiaries or their respective securities);

(ii) all Term B Loans held by any Affiliated Lender shall be deemed to be not outstanding for all purposes of calculating whether the Required Lenders have taken any action;

(iii) the aggregate principal amount of Term B Loans purchased by assignment pursuant to this Section 10.10(h) and held at any one time by Affiliated Lenders may not exceed 25% of the outstanding principal amount of all Term B Loans plus the outstanding principal amount of all term loans made pursuant to a Term Commitment Increase;

(iv) Affiliated Lenders will not receive information provided solely to Lenders by the Administrative Agent or any Lender and will not be permitted to attend or participate in meetings attended solely by the Lenders and the Administrative Agent, other than the receipt of notices of Borrowings, notices of prepayments and other administrative notices in respect of its Loans or Revolving Credit Commitments required to be delivered to Lenders pursuant to Section 2;

(v) No Affiliated Lender shall take any action in any bankruptcy, insolvency or reorganization proceeding to object to, impede or delay the exercise of any right or the taking of any action by the Administrative Agent or Collateral Agent or the taking of any action by a third party that is supported by the Administrative Agent or Collateral Agent (including, without limitation, voting on any plan of reorganization, liquidation or similar scheme) so long as such Affiliated Lender is treated in connection therewith on the same or better terms as the other Lenders upon the resolution of such proceeding;

(vi)  in the case of any Dutch Auction conducted by Holdco, the Borrower or any of its Restricted Subsidiaries, (A) the Borrower shall be in Pro Forma Compliance with the financial covenants under Section 6.22, (B) the Revolving Facility shall not be utilized to fund the assignment, and after giving effect thereto, the aggregate amount outstanding under the Revolving Facility may not exceed the aggregate amount of unrestricted cash and Cash Equivalents of the

Borrower and the Guarantors and (C) the loans purchased by Holdco or its Subsidiaries shall be immediately cancelled (provided that neither Holdco nor its Subsidiaries may increase the amount of Consolidated EBITDA by any non-cash gains associated with such cancellation of debt).

It is understood and agreed that the limitations set forth in clauses (ii), (iii), (iv) and (v) above shall be applicable to and in respect of any Affiliated Lender that is a party to this agreement whether such Lender is a party hereto on the Closing Date, becomes a Lender as a result of assignment pursuant to this Section 10.10(h) or otherwise and shall only be applicable with respect to the Term B Loans that are held by such Affiliated Lender while such Term B Loans are held by such Affiliated Lender.

Notwithstanding anything to the contrary contained in the foregoing, (a) Advent and any Non-Debt Fund Affiliate may (but shall not be required to) contribute any Term B Loans so purchased under this Section 10.10(h) to Holdco or any of its Subsidiaries for purposes of cancellation of such debt and (b) each Affiliated Lender shall have the right to vote on any amendment, modification, waiver or consent that would require the vote of all Lenders or the vote of all Lenders directly and adversely affected thereby pursuant to subclauses (A) or (B) of Section 10.11(a).

In addition, Term B Loans and/or Revolving Credit Commitments may be purchased by and assigned to any Debt Fund Affiliate on a non-pro rata basis through (a) Dutch Auctions open to all Lenders on a pro rata basis in accordance with customary procedures and/or (b) open market purchases.  The limitations under clauses (i) through (iv) above shall not apply to any such purchase by a Debt Fund Affiliate, and each Lender shall be permitted to assign all or a portion of such Lender’s Term B Loans and/or Revolving Commitments to any Debt Fund Affiliate without regard to such foregoing provisions.

Section 10.11.                Amendments.  (a)  Any provision of this Agreement or the other Loan Documents may be amended, modified, supplemented or waived if, but only if, such amendment, modification, supplement or waiver is in writing and is signed by (i) the Borrower, (ii) the Required Lenders, (iii) if the rights or duties of the Administrative Agent are adversely affected thereby, the Administrative Agent, and (iv) if the rights or duties of the L/C Issuer are affected thereby, the L/C Issuer; provided that:

(A)          no amendment, modification, supplement or waiver pursuant to this Section 10.11 shall (i) increase any Revolving Credit Commitment or extend the expiry date of any such Revolving Credit Commitment of any Lender without the consent of such Lender (it being understood that any such amendment, modification, supplement or waiver that provides for the payment of interest in kind in addition to, and not as substitution for or as conversion of, the interest otherwise payable hereunder shall only require the consent of the Required Lenders and that a waiver of any condition precedent or the waiver of any Default or Event of Default or mandatory prepayment shall not constitute an extension or increase of any Revolving Credit Commitment), (ii) reduce the amount of, postpone the date for any scheduled payment of any principal of or interest or fee on, or extend the final maturity of any Loan or of any Reimbursement Obligation or of any fee payable hereunder (other than with respect to a waiver of default interest) without the consent of the Lender to which such payment is owing or which has committed to make such Loan or Letter of Credit (or participate therein) hereunder or (iii) change the application of payments set forth in Section 2.9 hereof without the consent of any Lender adversely affected thereby;

(B)           no amendment, modification, supplement or waiver pursuant to this Section 10.11 shall, unless signed by each Lender, change the definition of Required Lenders in a manner that reduces the voting percentages set forth therein, change the provisions of this Section 10.11, release all or substantially all of the Collateral (except as expressly provided in the Loan Documents) or all or substantially all of the value of the guarantees provided by the Guarantors (except as expressly provided in the Loan Documents), affect the number of Lenders required to take any action hereunder or under any other Loan Document, or change or waive any provision of any Loan Document that provides for the pro rata nature of disbursements or payments to Lenders or sharing of Collateral among the Lenders (except in connection with any transaction permitted by the last paragraph of this Section 10.11(a) or Section 10.10(h)); and

(C)           no amendment, modification, supplement or waiver pursuant to this Section 10.11 shall amend or otherwise modify Section 2.8 or any other provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the consent of Lenders representing a majority in interest of each affected Class (it being understood that the Required Lenders may waive, in whole or in part, any prepayment of Loans hereunder so long as the application, as between Classes, of any portion of such prepayment that is still required to be made is not altered).

Notwithstanding anything to the contrary herein, (a) no Defaulting Lender shall have any right to approve or disapprove any amendment, modification, supplement, waiver or consent hereunder or otherwise give any direction to the Administrative Agent; (b) the Administrative Agent may, with the consent of Borrower only, amend, modify or supplement this Agreement or any other Loan Document to cure any ambiguity, omission, defect or inconsistency, so long as such amendment, modification or supplement does not adversely affect the rights of any Lender or the Lenders shall have received, at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment and (c) any agreement of the Required Lenders to forbear (and/or direction to the Administrative Agent to forbear) from exercising any of their rights and remedies upon a Default or Event of Default shall be effective without the consent of the Administrative Agent or any other Lender.

In addition, notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders (as determined hereunder prior to any such amendment or amendment and restatement), the Administrative Agent and the Borrower (i) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Loans and the accrued interest and fees in respect thereof and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders, the Required Term Lenders, the Required Revolving Lenders and other definitions related to such new credit facilities; provided that, no Lender shall be obligated to commit to or hold any part of such credit facilities.

(b)           If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, modification, supplement, waiver, discharge or termination which pursuant to the terms of this Section 10.11 requires the consent of all of the Lenders affected and with respect to which the Required Lenders shall have granted their consent, then provided no Event of Default then exists, the Borrower shall have the right (unless such Non-Consenting Lender grants such consent) to (i) replace such Non-Consenting Lender by requiring such Non-Consenting Lender to assign its relevant outstanding Loans plus any accrued and unpaid interest and fees, its Revolving Credit Commitments and all of its rights and obligations hereunder to one or more assignees, provided that: (a) all Obligations of the Borrower owing to such Non-Consenting Lender being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment, (b) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon, and (c) the replacement Lender shall grant such consent or (ii) terminate the Revolving Credit Commitment of such Non-Consenting Lender and repay all Obligations of the Borrower owing to such Lender as of such termination date.  In connection with any such assignment, the Borrower, Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 10.10 hereof.

(c)           Each waiver, amendment, modification, supplement or consent made or given pursuant to this Section 10.11 shall be effective only in the specific instance and for the specific purpose for which given, and such waiver, amendment, modification or supplement shall apply equally to each of the Lenders and shall be binding on the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans and Revolving Credit Commitments.

Section 10.12.                Heading.  Section headings and the Table of Contents used in this Agreement are for reference only and shall not affect the construction of this Agreement.

Section 10.13.                Costs and Expenses; Indemnification.  (a)  The Borrower agrees to pay all reasonable and documented out-of-pocket costs and expenses (within thirty days of a written demand therefor, together with reasonable backup documentation supporting such reimbursement request) of (i) the Administrative Agent and Joint Lead Arrangers in connection with the syndication of the Facilities and the preparation, execution, delivery and administration of the Loan Documents and any amendment, modification, supplement, waiver or consent related to the Loan Documents, together with any fees and charges suffered or incurred by the Administrative Agent in connection with collateral filing fees and lien searches and (ii) the Administrative Agent and the Lenders (within thirty days of a written demand therefor together with reasonable backup documentation supporting such reimbursement request) in connection with the enforcement of the Loan Documents.

(b)           The Borrower further agrees to indemnify the Administrative Agent in its capacity as such, each Lender, and their respective directors, officers, employees, advisors, agents and Affiliates against all Damages (including, without limitation, reasonable attorney’s fees and other expenses of litigation or preparation therefor, whether or not the indemnified Person is a party thereto, or any settlement arrangement arising from or relating to any such litigation) which any of them may pay or incur arising out of or relating to any Loan Document or any of the transactions contemplated thereby or the direct or indirect application or proposed application of the proceeds of any Loan or Letter of Credit, other than those which (i) arise from the gross negligence, willful misconduct or bad faith of, or material breach of the Loan Documents by, the party claiming indemnification (or any of its respective directors, officers, employees, advisors, agents and Affiliates), in each case, to the extent determined by a court of competent jurisdiction in a final and non-appealable judgment or (ii) arise out of any dispute solely among indemnitees (other than in connection with any agent acting in its capacity as a Joint Lead Arranger or Administrative Agent or any other agent or co-agent (if any) designated by the Joint Lead Arrangers, in each case in their respective capacities as such, or in connection with any syndication activities, but in each case solely to the extent such indemnification would not be denied pursuant to clause (b)(i)) that a court of competent jurisdiction has determined in a final and non-appealable decision did not arise out of any act or omission of the Borrower or any of its Affiliates.  Notwithstanding the foregoing, each indemnified person shall be obligated to refund and return any and all amounts paid by the Borrower to such indemnified person for fees, expenses or damages to the extent such indemnified person is not entitled to payment of such amounts in accordance with the terms hereof.

(c)           Notwithstanding any of the foregoing clauses (a) or (b) to the contrary, in no event shall the Borrower be obligated to pay for the legal expenses or fees of more than one firm of outside counsel (and shall not be obligated to pay for any in-house counsel) and, if reasonably necessary, one local counsel and one regulatory counsel in any relevant material jurisdiction, to the Administrative Agent, or the Administrative Agent and the Lenders, taken as a whole, as the case may be, except, solely in the case of a conflict of interest under clauses (a)(ii) or (b) above, one additional counsel to the affected persons similarly situated, taken as a whole.  The obligations of the Borrower under this Section shall survive the termination of this Agreement.

Section 10.14.                Set-off  In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, but subject to Section 10.2, upon the occurrence and during the continuation of any Event of Default, each Lender and each subsequent holder of any Obligation is hereby authorized by the Borrower at any time or from time to time, without prior notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts, and in whatever currency denominated) and any other indebtedness at any time held or owing by that Lender or that subsequent holder to or for the credit or the account of the Borrower, whether or not matured, against and on account of any amount due and payable by the Borrower hereunder.  Each Lender or any such subsequent holder of any Obligations agrees to promptly notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

Section 10.15.                Entire Agreement.  The Loan Documents constitute the entire understanding of the parties thereto with respect to the subject matter thereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby.

Section 10.16.                Governing Law.  This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed by and interpreted in accordance with, the law of the State of New York, including section 5 -1401 of the general obligations law of the State of New York, but excluding the laws applicable to conflicts or choice of law.

Section 10.17.                Severability of Provisions.  Any provision of any Loan Document which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.  All rights, remedies and powers provided in this Agreement and the other Loan Documents may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of law, and all the provisions of this Agreement and other Loan Documents are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement or the other Loan Documents invalid or unenforceable.

Section 10.18.                Excess Interest.  Notwithstanding any provision to the contrary contained herein or in any other Loan Document, no such provision shall require the payment or permit the collection of any amount of interest in excess of the maximum amount of interest permitted by Applicable Law to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the Loans or other obligations outstanding under this Agreement or any other Loan Document (“Excess Interest”).  If any Excess Interest is provided for, or is adjudicated to be provided for, herein or in any other Loan Document, then in such event (a) the provisions of this Section shall govern and control, (b) neither the Borrower nor any guarantor or endorser shall be obligated to pay any Excess Interest, (c) any Excess Interest that the Administrative Agent or any Lender may have received hereunder shall, at the option of the

Administrative Agent, be (i) applied as a credit against the then outstanding principal amount of Obligations hereunder and accrued and unpaid interest thereon (not to exceed the maximum amount permitted by Applicable Law), (ii) refunded to the Borrower, or (iii) any combination of the foregoing, (d) the interest rate payable hereunder or under any other Loan Document shall be automatically subject to reduction to the maximum lawful contract rate allowed under applicable usury laws (the “Maximum Rate”), and this Agreement and the other Loan Documents shall be deemed to have been, and shall be, reformed and modified to reflect such reduction in the relevant interest rate, and (e) neither the Borrower nor any guarantor or endorser shall have any action against the Administrative Agent or any Lender for any Damages whatsoever arising out of the payment or collection of any Excess Interest.  Notwithstanding the foregoing, if for any period of time interest on any of Borrower’s Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on the Borrower’s Obligations shall remain at the Maximum Rate until the Lenders have received the amount of interest which such Lenders would have received during such period on the Borrower’s Obligations had the rate of interest not been limited to the Maximum Rate during such period.

Section 10.19.                Construction.  The parties acknowledge and agree that the Loan Documents shall not be construed more favorably in favor of any party hereto based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation of the Loan Documents.  The provisions of this Agreement relating to Subsidiaries shall apply only during such times as the Borrower has one or more Subsidiaries.  In the event of any conflict or inconsistency between or among this Agreement and the other Loan Documents, the terms and conditions of this Agreement shall govern and control.

Section 10.20.                Lender’s Obligations Several.  The obligations of the Lenders hereunder are several and not joint.  Nothing contained in this Agreement and no action taken by the Lenders pursuant hereto shall be deemed to constitute the Lenders a partnership, association, joint venture or other entity.

Section 10.21.                USA Patriot Act.  Each Lender hereby notifies the Borrower that pursuant to the requirements of the Patriot Act it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.

Section 10.22.                Submission to Jurisdiction; Waiver of Jury Trial.  Each of the parties hereto hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City in the borough of Manhattan for purposes of all legal proceedings arising out of or relating to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby.  Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.  THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

Section 10.23.                Treatment of Certain Information; Confidentiality.  Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives on a “need to know basis” (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential) solely in connection with the transactions contemplated or permitted hereby; provided that the Administrative Agent, the Lenders or the L/C Issuer, as the case may be, shall be responsible for its Affiliates’ compliance with this paragraph, (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process; provided that unless specifically prohibited by Applicable Law or court order, each Lender and the Administrative Agent shall promptly notify the Borrower in advance of any such disclosure, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 10.23, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any Hedge Agreement relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 10.23 or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower (except to the extent that such Information was available to the Administrative Agent, any Lender or any of their Affiliates as a result of Administrative Agent’s, any Lender’s or their Affiliates’ ownership interests in the Business or the Borrower).  For purposes of this Section 10.23, “Information” means all information received by the Administrative Agent, any Lender or the L/C Issuer, as the case may be, from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.  Notwithstanding the foregoing, the Administrative Agent and the Lenders agree not to disclose any Information to a (i) Prohibited Lender or (ii) any of their respective Affiliates or any of their and their Affiliates’ officers, directors or employees that (x) are engaged as principles primarily in private equity or venture capital on a proprietary bases (other than, in each case, such Affiliates engaged by the Borrower with respect to the Transactions and the private equity group affiliated with the GSLP Funds or any other debt fund affiliates or any advisors thereto) or (y) to the knowledge of the Administrative Agent, the Lenders or the L/C Issuer, as the case may be, are engaged in businesses competing with the Borrower (including any Affiliate which has been previously identified in writing to the Joint Lead Arrangers as such); provided, that nothing contained in this Section 10.23 shall prohibit the disclosure of such Information to any officers, directors or employees of any Affiliate of the Administrative Agent, the Lenders or the L/C Issuer, as the case may be, who reasonably need to know such Information for purposes of evaluating, negotiating, enforcing or consummating any of the transactions contemplated hereby, so long as, such Information is used solely for such purposes.

~~Section 10.24.                Conflicts with Intercreditor Agreement.~~

~~To the extent any obligation of any Loan Party hereunder or under any other Loan Document conflicts or is inconsistent with the terms of the Intercreditor Agreement, the Intercreditor Agreement shall control, and such Loan Party shall not be required to fulfill such obligations.  Each Lender hereby acknowledges that it has reviewed the Intercreditor Agreement, authorizes the Collateral Agent to execute and deliver such agreement and acknowledges that such Lender will be bound by the terms thereof.~~

THE SIGNATURES OF EACH PARTY HERETO EVIDENCE EACH PARTIES’ AGREEMENT TO BE BOUND BY THE TERMS OF THIS FIRST LIEN LOAN AGREEMENT.

FIFTH THIRD PROCESSING SOLUTIONS, LLC

By:
Name:
Title:

[Signature Page to First Lien Loan Agreement]

GOLDMAN SACHS LENDING PARTNERS LLC,
as Administrative Agent, Collateral Agent and as a Lender

By:
Name:
Title:

[Signature Page to First Lien Loan Agreement]

CREDIT SUISSE SECURITIES (USA) LLC, as Co-Syndication Agent

By:
Name:
Title:

[Signature Page to First Lien Loan Agreement]

MORGAN STANLEY SENIOR FUNDING INC.,
as Co-Syndication Agent, Co-Documentation Agent and as a Lender

By:
Name:
Title:

[Signature Page to First Lien Loan Agreement]

BANK OF AMERICA, N.A.,
as Co-Syndication Agent and as a Lender

By:
Name:
Title:

[Signature Page to First Lien Loan Agreement]

FIFTH THIRD BANK, as L/C Issuer, Swing Line Lender, Co-Documentation Agent and as a Lender

By:
Name:
Title:

[Signature Page to First Lien Loan Agreement]

SUNTRUST BANK, as Co-Documentation Agent and as a Lender

By:
Name:
Title:

[Signature Page to First Lien Loan Agreement]

JPMORGAN CHASE BANK, N.A., as a Lender

By:
Name:
Title:

[Signature Page to First Lien Loan Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to First Lien Loan Agreement]

GSLP I Offshore Holdings Fund A, L.P., as a Lender

By:
Name:
Title:

[Signature Page to First Lien Loan Agreement]

GSLP I Offshore Holdings Fund B, L.P., as a Lender

By:
Name:
Title:

[Signature Page to First Lien Loan Agreement]

GSLP I Offshore Holdings Fund C, L.P., as a Lender

By:
Name:
Title:

[Signature Page to First Lien Loan Agreement]

GSLP I Offshore Holdings Fund D, L.P., as a Lender

By:
Name:
Title:

[Signature Page to First Lien Loan Agreement]

GSLP I Onshore Holdings Fund, L.L.C., as a Lender

By:
Name:
Title:

[Signature Page to First Lien Loan Agreement]

MORGAN STANLEY BANK, N.A., as a Lender

By:
Name:
Title:

[Signature Page to First Lien Loan Agreement]